                                                                     EXHIBIT 2.1

     THE FOLLOWING DOCUMENT DOES NOT CONSTITUTE AN OFFER TO BUY, OR THE SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES. THE SECURITIES TO BE OFFERED IN CONNECTION WITH THE COMBINATION TRANSACTION WILL BE OFFERED ONLY PURSUANT TO A PROSPECTUS/PROXY STATEMENT INCLUDED IN A REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

     ALL DORCHESTER HUGOTON UNITHOLDERS ARE ADVISED TO READ, WHEN AVAILABLE, THE PROSPECTUS/PROXY STATEMENT TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND THE RELATED SOLICITATION/RECOMMENDATIONS THAT WILL BE PROVIDED
TO EACH UNITHOLDER REQUESTING SUCH UNITHOLDER'S VOTE, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. A COPY OF THE PROSPECTUS/PROXY STATEMENT AND RELATED SOLICITATION/RECOMMENDATIONS, WHEN FINALIZED, WILL BE MAILED TO DORCHESTER HUGOTON UNITHOLDERS AND WILL BE AVAILABLE FROM DORCHESTER HUGOTON ON REQUEST. THE PROSPECTUS/PROXY STATEMENT AND RELATED SOLICITATION/RECOMMENDATIONS WILL ALSO BE AVAILABLE ON THE INTERNET AT THE SECURITIES AND EXCHANGE COMMISSION'S WORLD WIDE WEB SITE AT HTTP://WWW.SEC.GOV.

     Dorchester Hugoton and its General Partners, and their respective directors and/or officers, as applicable, may be deemed under the Rules of the Securities and Exchange Commission to be "participants in the solicitation" of proxies from the security holders of Dorchester Hugoton in favor of the transaction. SECURITY HOLDERS OF DORCHESTER HUGOTON MAY OBTAIN INFORMATION REGARDING THE INTERESTS OF THE "PARTICIPANTS IN THE SOLICITATION" BY READING THE PROSPECTUS.

                              COMBINATION AGREEMENT


                                      AMONG


                            REPUBLIC ROYALTY COMPANY,

                        SPINNAKER ROYALTY COMPANY, L.P.,

                            DORCHESTER HUGOTON, LTD.

                                       AND


                              CERTAIN OTHER PARTIES

                                       AND


                            DORCHESTER MINERALS, L.P.





                                DECEMBER 13, 2001

                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I - CLOSING; AMENDMENT AND RESTATEMENT OF
         PARTNERSHIP AGREEMENT....................................................................................1
         1.1      Closing.........................................................................................1
         1.2      Amendment and Restatement of the Partnership Agreement..........................................2

ARTICLE II - THE MERGERS..........................................................................................2
         2.1      The Mergers.....................................................................................2
         2.2      Effective Time of the Mergers...................................................................2
         2.3      Effects of the Merger...........................................................................2
         2.4      Surviving Partnership...........................................................................2
         2.5      Merger Consideration and Conversion of Securities...............................................3
         2.6      Dissenting Partners.............................................................................4
         2.7      Exchange Agent;  Payment........................................................................4
         2.8      Tax Consequences................................................................................5

ARTICLE III - ASSET CONVEYANCE AND LIQUIDATION....................................................................5
         3.1      Assets to be Transferred........................................................................5
         3.2      Excluded Assets from Conveyance to the Partnership..............................................6
         3.3      Instruments of Conveyance.......................................................................6
         3.4      Consideration for Assets........................................................................7
         3.5      Liabilities Assumed.............................................................................8
         3.6      Liabilities Not Assumed by the Partnership......................................................8
         3.7      Liquidation and Distribution....................................................................8
         3.8      Tax Consequences...............................................................................11

ARTICLE IV - DISSENTING PARTNERS.................................................................................12
         4.1      Demand for Dissenter's Rights of Appraisal.....................................................12
         4.2      Payment of Cash to Dissenting Limited Partners.................................................13

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF RRC................................................................14
         5.1      Organization...................................................................................14
         5.2      Qualification..................................................................................14
         5.3      Governing Documents............................................................................14
         5.4      Capitalization of RRC..........................................................................14
         5.5      Authority Relative to This Agreement...........................................................14
         5.6      Noncontravention...............................................................................15
         5.7      Governmental Approvals.........................................................................15
         5.8      No Subsidiaries................................................................................16
         5.9      Financial Statements...........................................................................16
         5.10     Absence of Undisclosed Liabilities.............................................................17

         5.11     Absence of Certain Changes.....................................................................17
         5.12     Tax Matters....................................................................................17
         5.13     Compliance With Laws...........................................................................18
         5.14     Legal Proceedings..............................................................................18
         5.15     Permits........................................................................................18
         5.16     Employee Benefit Plans.........................................................................19
         5.17     Labor Relations................................................................................21
         5.18     Environmental Matters..........................................................................21
         5.19     Reserve Information; Title Claims..............................................................22
         5.20     Brokerage Fees.................................................................................22
         5.21     Material Agreements............................................................................22
         5.22     Registration Statement and Proxy Statement/Prospectus Information..............................23

ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF SRC...............................................................23
         6.1      Organization...................................................................................23
         6.2      Qualification..................................................................................23
         6.3      Governing Documents............................................................................23
         6.4      Capitalization of SRC..........................................................................24
         6.5      Authority Relative to This Agreement...........................................................24
         6.6      Noncontravention...............................................................................24
         6.7      Governmental Approvals.........................................................................24
         6.8      No Subsidiaries................................................................................25
         6.9      Financial Statements...........................................................................25
         6.10     Absence of Undisclosed Liabilities.............................................................25
         6.11     Absence of Certain Changes.....................................................................25
         6.12     Tax Matters....................................................................................26
         6.13     Compliance With Laws...........................................................................26
         6.14     Legal Proceedings..............................................................................26
         6.15     Permits........................................................................................27
         6.16     Employee Benefit Plans.........................................................................27
         6.17     Labor Relations................................................................................29
         6.18     Environmental Matters..........................................................................30
         6.19     Reserve Information; Title Claims..............................................................30
         6.20     Brokerage Fees.................................................................................30
         6.21     Material Agreements............................................................................30
         6.22     Registration Statement and Proxy Statement/Prospectus Information..............................30

ARTICLE VII - REPRESENTATIONS AND WARRANTIES OF DHL..............................................................31
         7.1      Organization...................................................................................31
         7.2      Qualification..................................................................................31
         7.3      Governing Documents............................................................................31
         7.4      Capitalization of DHL..........................................................................31
         7.5      Authority Relative to This Agreement...........................................................31
         7.6      Noncontravention...............................................................................32

         7.7      Governmental Approvals.........................................................................32
         7.8      No Subsidiaries................................................................................33
         7.9      Financial Statements...........................................................................33
         7.10     Absence of Undisclosed Liabilities.............................................................33
         7.11     Absence of Certain Changes.....................................................................33
         7.12     Tax Matters....................................................................................34
         7.13     Compliance With Laws...........................................................................34
         7.14     Legal Proceedings..............................................................................34
         7.15     Permits........................................................................................34
         7.16     Employee Benefit Plans.........................................................................35
         7.17     Labor Relations................................................................................37
         7.18     Environmental Matters..........................................................................37
         7.19     Reserve Information; Title Claims..............................................................38
         7.20     Brokerage Fees.................................................................................38
         7.21     Material Agreements............................................................................38
         7.22     Registration Statement and Proxy Statement/Prospectus Information..............................38
         7.23     SEC Filings....................................................................................39

ARTICLE VIII - REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP.................................................39
         8.1      Organization...................................................................................39
         8.2      Capitalization of the Partnership..............................................................40
         8.3      Authority Relative to This Agreement...........................................................40
         8.4      Noncontravention...............................................................................40
         8.5      Governmental Approvals.........................................................................40
         8.6      Registration Statement and Proxy Statement/Prospectus Information..............................41

ARTICLE IX - REPRESENTATIONS AND WARRANTIES OF OPERATING SUB
         GENERAL PARTNER AND ORGANIZATIONAL LIMITED PARTNER......................................................41
         9.1      Organization...................................................................................41
         9.2      Authority Relative to This Agreement...........................................................41
         9.3      Noncontravention...............................................................................42
         9.4      Governmental Approvals.........................................................................42

ARTICLE X - CONDUCT OF THE SUBJECT PARTNERSHIPS PENDING CLOSING;
         CERTAIN ACTIONS RELATING TO CLOSING.....................................................................43
         10.1     Conduct and Preservation of Business...........................................................43
         10.2     Restrictions on Certain Actions................................................................43
         10.3     RRC and SRC Reorganizations....................................................................45
         10.4     Conveyance of Working Interests prior to Mergers...............................................45
         10.5     Pre-Closing Payments and Cash Treatment........................................................46
         10.6     Post-Closing Collections and Invoices..........................................................47
         10.7     Certain DHL Matters............................................................................47

ARTICLE XI - ADDITIONAL AGREEMENTS...............................................................................48
         11.1     Access to Information; Confidentiality.........................................................48
         11.2     Notification of Certain Matters................................................................48
         11.3     Acquisition Proposals..........................................................................48
         11.4     HSR Act; Consents..............................................................................50
         11.5     Special Meeting; Proxy/Consent Solicitation Statement..........................................50
         11.6     Reasonable Best Efforts........................................................................52
         11.7     Employees and Employee Benefit Plans of DHL....................................................53
         11.8     Employees and Employee Benefit Plans of SRC and RRC............................................53
         11.9     Listing of LP Units............................................................................53
         11.10    Affiliate Agreements...........................................................................53
         11.11    Comfort Letters................................................................................54
         11.12    Public Announcements...........................................................................54
         11.13    Indemnification Arrangements...................................................................54
         11.14    Amendment of Schedules.........................................................................54
         11.15    Fees and Expenses..............................................................................55
         11.16    Future Royalty/NPI Agreement...................................................................55
         11.17    DHL Credit Agreements..........................................................................55
         11.18    Indemnity Agreement............................................................................55

ARTICLE XII - CONDITIONS.........................................................................................56
         12.1     Conditions to Obligations of the Parties.......................................................56
         12.2     Conditions to Obligation of RRC................................................................57
         12.3     Conditions to Obligation of SRC................................................................58
         12.4     Conditions to Obligation of DHL................................................................59
         12.5     Conditions to Obligation of the Partnership....................................................61

ARTICLE XIII - TAX MATTERS.......................................................................................62

ARTICLE XIV - TERMINATION, AMENDMENT AND WAIVER..................................................................62
         14.1     Termination....................................................................................62
         14.2     Effect of Termination..........................................................................64
         14.3     Amendment......................................................................................65
         14.4     Waiver.........................................................................................65

ARTICLE XV - SURVIVAL MATTERS....................................................................................66
         15.1     Nonsurvival of Representations and Warranties..................................................66

ARTICLE XVI - MISCELLANEOUS......................................................................................66
         16.1     Notices........................................................................................66
         16.2     Entire Agreement...............................................................................68
         16.3     Binding Effect; Assignment; Third Party Benefit................................................68
         16.4     Severability...................................................................................68
         16.5     Governing Law; Consent to Jurisdiction.........................................................68
         16.6     DTPA Waiver....................................................................................69

         16.7     Descriptive Headings...........................................................................69
         16.8     Disclosure.....................................................................................69
         16.9     Gender.........................................................................................69
         16.10    References.....................................................................................69
         16.11    Counterparts...................................................................................69
         16.12    Injunctive Relief..............................................................................70

ARTICLE XVII - DEFINITIONS.......................................................................................70
         17.1     Certain Defined Terms..........................................................................70
         17.2     Certain Additional Defined Terms...............................................................73
         17.3     Limited Partners of DHL........................................................................75

                         INDEX TO SCHEDULES AND EXHIBITS


Schedules

Schedule 3.1(a)                     Real Property included in WI Assets

                                    RRC Schedules

Schedule 5.2                        Qualification
Schedule 5.4                        Capitalization of RRC
Schedule 5.6                        Noncontravention
Schedule 5.7                        Governmental Approvals
Schedule 5.10                       Absence of Undisclosed Liabilities
Schedule 5.11                       Absence of Certain Changes
Schedule 5.12                       Tax Matters
Schedule 5.13                       Compliance With Laws
Schedule 5.14                       Legal Proceedings
Schedule 5.15                       Permits
Schedule 5.16                       Employee Benefit Plans
Schedule 5.17                       Labor Relations
Schedule 5.18                       Environmental Matters
Schedule 5.19                       Title Claims

                                    SRC Schedules

Schedule 6.2                        Qualification
Schedule 6.4                        Capitalization of SRC
Schedule 6.6                        Noncontravention
Schedule 6.7                        Governmental Approvals
Schedule 6.10                       Absence of Undisclosed Liabilities
Schedule 6.11                       Absence of Certain Changes
Schedule 6.12                       Tax Matters
Schedule 6.13                       Compliance With Laws
Schedule 6.14                       Legal Proceedings
Schedule 6.15                       Permits
Schedule 6.16                       Employee Benefit Plans
Schedule 6.17                       Labor Relations
Schedule 6.18                       Environmental Matters

                                    DHL Schedules

Schedule 7.2                        Qualification
Schedule 7.4                        Capitalization of DHL

Schedule 7.6                        Noncontravention
Schedule 7.7                        Governmental Approvals
Schedule 7.8                        No Subsidiaries
Schedule 7.10                       Absence of Undisclosed Liabilities
Schedule 7.11                       Absence of Certain Changes
Schedule 7.12                       Tax Matters
Schedule 7.13                       Compliance With Laws
Schedule 7.14                       Legal Proceedings
Schedule 7.15                       Permits
Schedule 7.16                       Employee Benefit Plans
Schedule 7.17                       Labor Relations
Schedule 7.18                       Environmental Matters


Exhibits

Exhibit 1.2                         Partnership Agreement
Exhibit 3.1(a)(i)                   WI Assets Conveyance
Exhibit 3.1(b)                      Management Assets Conveyance
Exhibit 3.3(c)(i)                   Assignment and Conveyance for NPI
Exhibit 3.3(c)(ii)                  Assignment, Conveyance and Assumption Agreement for Residual Assets
Exhibit 4.1(c)                      Agreement of Dissenter
Exhibit 11.10                       Affiliate Agreements
Exhibit 11.17                       Royalty/NPI Agreement
Exhibit 11.18                       Indemnity Agreement

                              COMBINATION AGREEMENT


         COMBINATION AGREEMENT ("Agreement") dated as of December 13, 2001, among Republic Royalty Company, a Texas general partnership ("RRC"), Spinnaker Royalty Company, L.P., a Texas limited partnership ("SRC"), Dorchester Hugoton, Ltd., a Texas limited partnership ("DHL" and, together with RRC and SRC, the "Subject Partnerships"), Dorchester Minerals, L.P., a Delaware limited partnership (the "Partnership"), Dorchester Minerals Management LP, a Delaware limited partnership ("General Partner"), Dorchester Minerals Management LLC, a Delaware limited liability company (the "Organizational Limited Partner"), and Dorchester Minerals Operating LP, a Delaware limited partnership ("Operating Sub").

                                   WITNESSETH:

         WHEREAS, the respective general partners of the Subject Partnerships have approved the combination of the businesses of the Subject Partnerships upon the terms and subject to the conditions set forth herein;

         WHEREAS, the Partnership, General Partner and Operating Sub have been formed in connection with the proposed combination; and

         WHEREAS, the combination will be effected by (1) the merger of RRC with and into the Partnership, (2) the merger of SRC with and into the Partnership and (3) (a) the conveyance by DHL of its working interests and related assets to Operating Sub in exchange for retention of a 96.97% net profits interest, (b) after the conveyance described in the preceding clause (a), the sale by DHL of certain management assets to the Operating Sub and the conveyance by DHL of substantially all of its remaining assets to the Partnership, and (c) the subsequent liquidation of DHL;

         WHEREAS, as contemplated by Section 10.3 of the Agreement, prior to or simultaneously with the merger of RRC into the Partnership, RRC will be converted into a Delaware limited partnership;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, there parties hereto hereby agree as follows:


                                    ARTICLE I

           CLOSING; AMENDMENT AND RESTATEMENT OF PARTNERSHIP AGREEMENT

         1.1 Closing. The closing of the transactions (the "Combination") contemplated by Article II and Article III (the "Closing") shall take place (i) at the offices of Thompson & Knight L.L.P., 1700 Pacific Avenue, Suite 3300, Dallas, Texas 75201, at 9:00 a.m., local time, on the day which is five (5) consecutive Business Days after the day on which the last of the conditions to the obligations of the parties set forth in Article XII is fulfilled or waived (subject to Applicable Law) or is capable of being fulfilled at the Closing, or (ii) at such other time or place or on such other date as the parties hereto shall agree. The date on which the Closing is required to take place is herein referred to as the "Closing Date." The parties may by mutual agreement, in the closing documents contemplated by this Agreement, cause one or more transactions contemplated to take place at the Closing to be effective at one or more specific future effective times that are on the Closing Date.

         1.2 Amendment and Restatement of the Partnership Agreement. At the Closing, and on the terms and subject to the conditions set forth in this Agreement, the General Partner and the Organizational Limited Partner shall execute an Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), in the form attached hereto as
Exhibit 1.2 or in substantially similar form with such changes as each Subject Partnership shall also approve (provided that any changes from such form shall be subject to the provisions of Section 14.3).

                                   ARTICLE II

                                   THE MERGERS

         2.1 The Mergers. At the Effective Time, and on the terms and subject to the conditions set forth in this Agreement, RRC shall be merged with and into the Partnership and SRC shall be merged with and into the Partnership (the "Mergers"), the Partnership shall continue its existence under the laws of the State of Delaware as the surviving entity in the Mergers (the "Surviving Partnership"), and the separate existence of each of RRC and SRC shall cease.

         2.2 Effective Time of the Mergers. At the Closing, following the actions contemplated by Sections 10.4 and 10.5, RRC and the Partnership shall file certificates of merger with the Secretaries of State of Delaware and Texas; SRC and the Partnership shall file certificates of merger with the Secretaries of State of Delaware and Texas; and SRC, RRC and the Partnership shall make other filings or recordings required by State Law in connection with the Mergers. The Mergers shall become effective at such time as the certificates of merger are simultaneously and duly filed with the Secretary of State of Delaware or at such later time as is specified in the certificates of merger pursuant to the mutual agreement of SRC, RRC, the Partnership and DHL (the "Effective Time").

         2.3 Effects of the Merger. The Mergers shall have the effects specified in the Delaware Revised Uniform Limited Partnership Act and the Texas Revised Limited Partnership Act, each as amended. This Agreement shall constitute a plan of merger with respect to each of the Mergers.

         2.4 Surviving Partnership. The Certificate of Limited Partnership of the Partnership, as in effect immediately prior to the Effective Time, shall be the Certificate of Limited Partnership of the Surviving Partnership, until thereafter amended in accordance with its terms and as provided by State Law. The General Partner shall be the general partner of the Surviving Partnership. The Partnership Agreement shall be the partnership agreement of the Surviving Partnership, until thereafter amended in accordance with its terms and as provided by State Law.

         2.5 Merger Consideration and Conversion of Securities. At the Effective Time, by virtue of the Mergers and without any action on the part of RRC, SRC, the Partnership or any holder of any of the following interests:

                  (a) The limited partnership interests in RRC shall be converted into and become an aggregate number of LP Units of the Surviving Partnership equal to the Initial RRC Number. Each limited partner of RRC at the Effective Time shall receive a proportionate share of such Initial RRC Number of LP Units, in the same respective percentages as the Limited Partner Sharing Percentage of such limited partner bears to the aggregate Limited Partner Sharing Percentages of all the limited partners of RRC. For purposes of the preceding sentence, "Limited Partner Sharing Percentage" shall have the meaning assigned to such term in RRC's agreement of limited partnership in effect immediately prior to the Effective Time, and shall be determined as of immediately prior to the Effective Time.

                  (b) The limited partnership interests in SRC shall be converted into and become an aggregate number of LP Units of the Surviving Partnership equal to the Initial SRC Number. Each limited partner of SRC at the Effective Time shall receive a proportionate share of such Initial SRC Number of LP Units, in the same respective percentages as the amount of the Limited Partner Sharing Percentage of such limited partner bears to the aggregate Limited Partner Sharing Percentages of all the limited partners of SRC. For purposes of the preceding sentence, (i) "Limited Partner Sharing Percentage" shall have the meaning assigned to such term in SRC's agreement of limited partnership in effect immediately prior to the Effective Time, and shall be determined as of immediately prior to the Effective Time and
         (ii) any Dissenting Partnership Interests (as defined in Section 2.6) shall be excluded from the calculation.

                  (c) The general partnership interests in RRC shall be converted into and become a general partnership interest in the Partnership representing in the aggregate a 4% general partnership interest in the capital and profits of the Partnership relating solely to the assets previously owned by RRC. Each general partner of RRC at the Effective Time shall receive an equal share of such general partnership interest.

                  (d) The general partnership interests in SRC shall be converted into and become a general partnership interest in the Partnership representing in the aggregate a 4% general partnership interest in the capital and profits of the Partnership relating solely to the assets previously owned by SRC.

                  (e) All partnership interests of the General Partner and the Organizational Limited Partner in the Partnership which are outstanding at the Effective Time shall continue to be outstanding subsequent to the Effective Time; provided that the parties acknowledge that such partnership interests shall, pursuant to Article V of the Partnership Agreement and simultaneously with or immediately subsequent to the Effective Time, be affected as provided in such Article V.

         The consideration to which the limited partners of RRC and SRC are entitled as provided in Section 2.5(a) and (b) is referred to herein as the "Merger Consideration".

         2.6 Dissenting Partners. Notwithstanding anything in this Agreement to the contrary, each partnership interest in SRC immediately prior to the Effective Time and held by a partner who has not voted in favor of the Merger and who has demanded appraisal of such partnership interests in accordance with
Article IV ("Dissenting Partnership Interests"), shall not be converted into a right to receive the Merger Consideration, but, instead, such holder shall be entitled to appraisal rights for his Dissenting Partnership Interests in accordance with the provisions of Article IV and such partnership interests shall be converted into the right to receive the amount determined in accordance with Article IV; provided, however, that if such holder fails to perfect or effectively withdraws or loses his right to appraisal of his Dissenting Partnership Interests under Article IV at any time prior to the consummation of the Combination, such Dissenting Partnership Interests shall be treated as if they had been converted as of the Effective Time into a right to receive the applicable Merger Consideration.

         2.7 Exchange Agent; Payment.

                  (a) Prior to the Closing Date, the Partnership shall designate a bank or trust company reasonably acceptable to RRC, SRC and DHL (the "Exchange Agent") for the purpose of payment of the Merger Consideration.

                  (b) As soon as practicable after the Effective Time, the Partnership will make available to the Exchange Agent, for the benefit of the partners of RRC and SRC, for exchange in accordance with Section 2.5, certificates representing the number of whole LP Units issuable pursuant to Section 2.5 in exchange for the partnership interests of RRC and SRC. Promptly after the Effective Time, the Partnership will send, or will cause the Exchange Agent to send, to each partner of RRC or SRC at the Effective Time (i) a certificate representing that number of whole LP Units that such partner has a right to receive pursuant to the provisions of this Article II and (ii) a Transfer Application, in such form as the Partnership, RRC and SRC may reasonably agree, for use in admission of such partners as limited partners in the Partnership.

                  (c) Each holder of limited partnership interests of RRC or SRC that have been converted into the Merger Consideration, upon delivery to the Partnership of a properly completed Transfer Application, will be admitted into the Partnership as a limited partner in accordance with the Partnership Agreement. Prior to such time, each such party shall have the rights of an "Assignee" under the Partnership Agreement.

                  (d) All LP Units issued as Merger Consideration in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such exchanged partnership interests.

                  (e) None of the Partnership, RRC, SRC, their general partners or their transfer agents shall be liable to a limited partner of RRC or SRC for any amount paid in good faith to a public official pursuant to applicable property, escheat or similar laws.

                  (f) No certificates or scrip evidencing fractional LP Units shall be issued upon the Mergers, and such fractional interests shall not entitle the owner thereof to any rights of a limited partner of the Partnership. In lieu of fractional interests, each limited partner of RRC or SRC shall receive a number of LP Units rounded to the nearest whole LP Unit, with half LP Units being rounded up to the nearest whole LP Unit.

                  (g) Promptly following the date which is six months after the Effective Time, the Exchange Agent shall deliver to the Surviving Partnership all cash, certificates and other documents and instruments in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a limited partnership interest in RRC or SRC shall (subject to applicable abandoned property, escheat, and similar laws) look only to the Surviving Partnership for payment of the applicable Merger Consideration, but such holder shall have no greater rights against the Surviving Partnership than may be accorded to general creditors of the Surviving Partnership under Applicable Law.

         2.8 Tax Consequences. Pursuant to Treasury Regulation Section 1.708-1(c)(3), for United States federal income tax purposes, the Mergers shall be treated as the transfer of all of the assets of RRC and SRC to the Partnership under Section 721 of the Code in exchange for the consideration described in Sections 2.5(a), (b), (c) and (d) of this Agreement, followed by the complete liquidation and termination of RRC and SRC and the distribution of such consideration to the partners of RRC and SRC under Section 731 of the Code.

                                   ARTICLE III

                        ASSET CONVEYANCE AND LIQUIDATION

         3.1 Assets to be Transferred. At the Closing, and on the terms and subject to the conditions set forth in this Agreement, DHL shall assign, transfer, deliver and convey (collectively, "transfer"), or cause to be transferred, to the party specified below, and the specified party shall acquire, all assets and properties of DHL, as follows:

                  (a) WI Assets. DHL shall transfer to the Operating Sub the assets and properties of DHL identified as "Subject Properties" (i) in the form of Assignment, Conveyance and Assumption Agreement attached hereto as Exhibit 3.1(a)(i) (the "WI Assets Conveyance") and (ii) the real property of DHL identified on Schedule 3.1(a) (such assets and properties are collectively referred to herein as the "WI Assets").

                  (b) Management Assets. DHL shall transfer and sell to Operating Sub all the assets and properties of DHL identified as "Subject Properties" (the "Management Assets") in the form of Assignment, Conveyance, Bill of Sale and Assumption Agreement attached hereto as Exhibit 3.1(b) (the "Management Assets Conveyance").

                  (c) Residual Assets. DHL shall transfer to the Partnership all assets and properties, other than the Excluded Assets (as defined in Section 3.2), of every kind, character, and description, whether tangible, intangible, real, personal, or mixed, and wherever located, which are owned by DHL or in which DHL has any right, title, or interest, and which are used or held for use by DHL in the conduct of DHL's business (the "Business") as the same shall exist on the Closing Date following the consummation of transfer of the WI Assets, including, without limitation, those identified in the form of Assignment and Conveyance attached hereto as Exhibit 3.3(c)(i) or in the form of Assignment, Conveyance and Assumption Agreement attached hereto as Exhibit 3.3(c)(ii).

         All the assets and properties being transferred to the Partnership pursuant to this Agreement are collectively referred to herein as the "NPI and Residual Assets".

The transactions contemplated by this Article III (other than 3.7) are referred to herein as the "Asset Conveyance".

         3.2 Excluded Assets from Conveyance to the Partnership. Notwithstanding any provision contained in this Agreement to the contrary, the following assets and properties of DHL (the "Excluded Assets") shall be excluded from the NPI and Residual Assets to be transferred to the Partnership hereunder:

                  (a) the Management Assets being conveyed to the Operating Sub pursuant to Section 3.1(b); and

                  (b) an amount of cash equal to the Excess Cash Amount, as determined pursuant to Section 10.5.

The parties also acknowledge that (i) as a result of the consummation of the action contemplated by Section 3.1(a), the WI Assets will be conveyed to the Operating Sub immediately prior to the transactions contemplated by Section 3.1(c), and (ii) certain assets may be sold or otherwise disposed of by DHL prior to the transactions contemplated by Section 3.1(c) in accordance with the provisions of this Agreement.

         3.3 Instruments of Conveyance. In order to effectuate the transfers of assets and properties contemplated by Section 3.1, at the Closing, DHL shall execute and deliver, or cause to be executed and delivered:

                  (a) to the Operating Sub, dated the Closing Date, the WI Assets Conveyance and such warranty deeds (in recordable and locally customary form and describing the real property included in the WI Assets) and other bills of sale, certificates of title and other documents or instruments of assignment, transfer, or conveyance as the Operating Sub shall reasonably deem necessary or appropriate to vest in or confirm to such party good and marketable title to the WI Assets, which shall be transferred subject to all Encumbrances burdening the WI Assets as of Closing;

                  (b) to the Operating Sub, dated the Closing Date, the Management Assets Conveyance and such other bills of sale, certificates of title and other documents or instruments of assignment, transfer, or conveyance as the Operating Sub shall reasonably deem necessary or appropriate to vest in or confirm to such party good and marketable title to the Management Assets, which shall be transferred subject to all Encumbrances burdening the Management Assets as of Closing; and

                  (c) to the Partnership, dated the Closing Date, an Assignment and Conveyance in the form attached hereto as Exhibit 3.3(c)(i); an Assignment, Conveyance and Assumption Agreement in the form attached hereto as Exhibit 3.3(c)(ii), and such other bills of sale, certificates of title and other documents or instruments of assignment, transfer, or conveyance as the Partnership shall reasonably deem necessary or appropriate to vest in or confirm to such party good and marketable title to the NPI and Residual Assets, which shall be transferred subject to all Encumbrances burdening the NPI and Residual Assets as of Closing.

         3.4 Consideration for Assets.

                  (a) The consideration for the transfer by DHL to the Operating Sub of the WI Assets shall be the reservation of the Overriding Royalty Interest created in the WI Assets Conveyance and the assumption of liabilities by the Operating Sub as set forth in the WI Assets Conveyance.

                  (b) In consideration of the transfer by DHL to the Operating Sub of the Management Assets, the Operating Sub shall pay to DHL at the Closing an aggregate purchase price equal to the fair market value of the Management Assets as of a date within 10 days prior to closing, less the amount of obligations assumed by the Operating Sub pursuant to clause (2) of Part IV of the Management Assets Conveyance. Such fair market value shall be determined by independent appraisal by an appraiser or appraisers selected and paid for by DHL; provided such appraiser or appraisers must be approved by RRC and SRC, such approval not to be unreasonably withheld. The Operating Sub shall deliver to DHL at the Closing a promissory note (the "Note") of the Operating Sub, dated the Closing Date, payable to the order of DHL in a principal amount equal to such purchase price for the Management Assets. The unpaid principal of the Note shall bear interest at the rate of 6 percent per annum, and the principal of the Note and interest accruing thereon shall be payable in quarterly installments according to a five-year amortization schedule. The Note shall contain no prepayment penalty. The Note shall represent an unsecured, general obligation of the Operating Sub.

                  (c) In consideration of the transfer by DHL to the Partnership of the NPI and Residual Assets, the Partnership shall, upon the liquidation of DHL and instructions from the Liquidating Trustee, issue to the general and limited partners (other than dissenting partners) of DHL at the Dissolution Record Date (as defined below) a number of LP Units equal to the Initial DHL Number, as more fully set forth in
         Section 3.7.

         3.5 Liabilities Assumed.

                  (a) As further consideration for the transfer of the WI Assets to the Operating Sub, the Operating Sub agrees, upon the terms and subject to the conditions set forth herein, to assume, at the Closing, and thereafter to pay, perform, and discharge, all of the liabilities and obligations of DHL identified as "Assumed Liabilities" in the WI Assets Conveyance.

                  (b) As further consideration for the transfer of the Management Assets to the Operating Sub, the Operating Sub agrees, upon the terms and subject to the conditions set forth herein, to assume, at the Closing, and thereafter to pay, perform, and discharge, all of the liabilities and obligations of DHL identified as "Assumed Liabilities" in the Management Assets Conveyance.

                  (c) As further consideration for the transfer of the NPI and Residual Assets to the Partnership, the Partnership agrees, upon the terms and subject to the conditions set forth herein, to assume, at the Closing, and thereafter to pay, perform, and discharge, all of the liabilities and obligations of DHL, direct or indirect, known or unknown, absolute or contingent, but excluding the Excluded Liabilities (as defined in Section 3.6).

         3.6 Liabilities Not Assumed by the Partnership. The Partnership shall not assume or take title to the NPI and Residual Assets subject to, or in any way be liable or responsible for the following liabilities, contracts, commitments and other obligations of DHL (the "Excluded Liabilities"): the liabilities or obligations assumed by the Operating Sub pursuant to Section 3.5(a) or 3.5(b). For purposes of this Section, references to DHL shall include its predecessors in title.

         3.7 Liquidation and Distribution.

                  (a) The parties acknowledge that upon consummation of the Asset Conveyance, an event of dissolution of DHL shall have occurred pursuant to Section 10.01 of the Amended and Restated Certificate and Agreement of Limited Partnership of DHL, as amended (the "DHL Partnership Agreement), and that, accordingly, upon such dissolution DHL shall be wound up and liquidated in accordance with the Partnership Agreement.

                  (b) Prior to the Closing Date, DHL shall designate a bank or trust company reasonably acceptable to the Partnership, RRC and SRC (the "Liquidating Agent") for the purpose of effecting the liquidating distribution by DHL to its limited partners pursuant to the DHL Partnership Agreement and this Section 3.7. The Liquidating Agent may be the Depository and Transfer Agent of DHL, and the Partnership, RRC and SRC hereby consent to such designation if made by DHL. The Liquidating Agent may also be the Exchange Agent if the same bank or trust company is designated to act in both capacities.

                  (c) Pursuant to an agreement of even date herewith (the "Liquidation Agreement") by and between the Partnership and the general partners of DHL (the "DHL General Partners"), (i) such DHL General Partners will, in their capacity as Liquidating Trustee, wind up DHL on the Closing Date immediately following the consummation of the Combination, (ii) the Partnership will act as agent for the Liquidating Trustee in connection with the mechanics of liquidation set forth below, (iii) the DHL General Partners will provide the Partnership on the Closing Date with the instructions contemplated by Section 3.4(c) and to cause DHL to transfer on the first Business Day following the Closing Date (A) to the Liquidating Agent those other assets of DHL remaining after the Asset Conveyance that are distributable to the limited partners of DHL in liquidation (which shall be cash equal to 99% of the Excess Cash Amount) and (B) to the DHL General Partners those other assets of DHL remaining after the Asset Conveyance that are distributable to the general partners of DHL in liquidation (which shall be cash equal to 1% of the Excess Cash Amount), and (iv) the DHL General Partners will file a certificate of cancellation of the Partnership promptly after such winding up.

                  (d) Unless otherwise provided in the Depositary Agreement as then in effect, DHL will cause the Depositary to mail, at least 30 days prior to Closing, notice to the record owners of Depositary Receipts, which notice will state that the Depositary Agreement shall terminate upon the dissolution of DHL resulting from Closing. DHL shall require that the Depositary at Closing deliver to the Partnership (or, at the request of the Partnership, to the Liquidating Agent), all books, records, certificates, Depositary Receipts and other documents respecting the subject matter of the Depositary Agreement, and DHL shall cause its Depositary and Transfer Agent and its Nominee to take such actions, in conjunction with the Liquidating Agent, as shall be necessary to provide for the distribution in liquidation of the LP Units and the cash amounts distributable to the non-dissenting limited partners of DHL to be made to the holders of the Depositary Receipts of DHL with respect to which the Depositary is acting as the holder of the limited partnership units issued by DHL represented by such Depositary Receipts and with respect to which limited partnership interests the Nominee acts as limited partner of record.

                  (e) At the effective time of DHL's dissolution, DHL shall cause the transfer records of DHL maintained by its Depositary and Transfer Agent to be closed and no transfers of Depository Receipts representing units of limited partnership of DHL shall thereafter be made nor shall DHL allow any other transfer of Depository Receipts or units of limited partnership interest in DHL to be recorded or recognized on the books and records of DHL or any person to become a substituted limited partnership pursuant to the DHL Partnership Agreement.

                  (f) Subject to consummation of the Asset Conveyance, the Partnership, as agent for the Liquidating Trustee, shall cause the Liquidating Agent to make liquidating distributions to the limited partners of DHL in accordance with the procedures set forth in this Section 3.7. Each limited partner, upon compliance with the procedures set forth in this Section 3.7, shall be entitled to receive as a liquidating distribution, (A) its share, in accordance with the DHL Partnership Agreement, of the Excess Cash Amount that is distributable to non-dissenting limited partners of DHL pursuant to this Agreement and the DHL Partnership Agreement and (B) a certificate representing that number of whole LP Units that such non-dissenting limited partner has a right to receive pursuant to this Agreement and the DHL Partnership Agreement. Upon the receipt of the instructions contemplated by Section 3.4(c), the Partnership will (x) make available to the Liquidating Agent, for the benefit of the non-dissenting limited partners of DHL, for distribution in accordance with the DHL Partnership Agreement, certificates representing the number of whole LP Units equal to the DHL LP Number that are issuable pursuant to this Agreement and deliverable pursuant to the liquidation provisions of the DHL Partnership Agreement to non- dissenting limited partners of DHL and (y) (in order to consummate the transactions contemplated by the GP Contribution Agreement on the Closing Date) issue and deliver to the DHL General Partners certificates representing the number of LP Units issuable pursuant to this Agreement and deliverable pursuant to the liquidation provisions of the DHL Partnership Agreement in respect of their general partner interests in DHL. Promptly after the Closing, the Partnership will send, or will cause the Liquidating Agent to send, to each non-dissenting limited partner of DHL at the close of business on the Closing Date (the "Dissolution Record Date") (i) a form of letter of transmittal and instructions for use in effecting the surrender of the certificates representing Depositary Receipts in connection with the liquidation of DHL and the liquidating distribution to be made to the limited partners of DHL, and (ii) a Transfer Application, in such form as the Partnership, DHL, RRC and SRC may reasonably agree, for use in admission of such partners as limited partners in the Partnership.

                  (g) Each non-dissenting limited partner of DHL, upon delivery to the Liquidating Agent of a properly completed letter of transmittal accompanied by Depositary Receipts representing the limited partnership interests with respect to which such letter of transmittal has been completed will be entitled to receive (i) its share, in accordance with the DHL partnership Agreement, of the Excess Cash Amount that is distributable to such partners and (ii) a certificate representing that number of whole LP Units that such partners has a right to receive, pursuant to the provisions of this Article III and the DHL Partnership Agreement, with respect to the limited partnership interests represented by the Depositary Receipts so delivered. Each non-dissenting limited partner of DHL, upon delivery to the Liquidating Agent (who shall promptly forward such to the Partnership) of a properly completed Transfer Application, will be admitted into the Partnership as a limited partner in accordance with the Partnership Agreement with respect to the LP Units so delivered to him. Prior to such time, each such party shall have the rights of an "Assignee" under the Partnership Agreement; provided, however, that no distributions with respect to LP Units deliverable to partners of DHL or holders of Depositary Receipts shall be paid to any such Person with respect to any LP Units for which a properly executed letter of transmittal, accompanied by Depositary Receipts covered thereby, has not been delivered in accordance with the procedures set forth in this Section 3.7 until such Depositary Receipts and letter of transmittal are so delivered. Subject to the effect of applicable laws, following such delivery, there shall be paid, without interest, to the record holder of the LP Units issued in exchange therefor (i) at the time of such surrender, all distributions payable in respect of such LP Units with a record date after the Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (ii) at the appropriate payment date, the distributions payable with respect to such LP Units with a record date after the Effective Time but with a payment date subsequent to such surrender. The Liquidating Agent shall be authorized to deliver the share of the Excess Cash Amount and the LP Units with respect to any Depositary Receipt which has been lost or destroyed, upon receipt of evidence satisfactory to the Partnership and the Liquidating Agent of ownership of the limited partnership interest represented thereby and of appropriate indemnification. The Liquidating Agent shall be authorized to establish appropriate procedures and conditions, to be reflected in the letter of transmittal, for delivery to a person other than the requested holder of a Depositary Receipt who is the transferee of such Depositary Receipt, of the share of the Excess Cash Amount and the LP Units deliverable with respect thereto.

                  (h) The LP Units and share of the Excess Cash Amount distributed to the non- dissenting partners of DHL in accordance with the terms hereof and the DHL Partnership Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to the DHL partnership interests and/or Depositary Receipts held by such Person.

                  (i) None of the Partnership, DHL, its general partners, the Liquidating Agent or the Depositary and Transfer Agent shall be liable to a limited partner of DHL for any amount paid in good faith to a public official pursuant to applicable property, escheat or similar laws.

                  (j) Promptly following the date which is six months after the Effective Time, the Liquidating Agent shall deliver to the Partnership all cash, certificates and other documents and instruments in its possession relating to the transactions described in this Agreement, and the Liquidating Agent's duties shall terminate. Thereafter, each holder of a limited partnership interest in, or Depositary Receipt of, DHL shall (subject to applicable abandoned property, escheat, and similar laws) look only to the Partnership for payment of the applicable liquidating distribution and any amounts to which such holder is entitled pursuant to Section 3.7(g), but such holder shall have no greater rights against the Partnership than may be accorded to general creditors of the Partnership under Applicable Law.

         3.8 Tax Consequences. For United States federal income tax purposes, the transfer of the NPI and Residual Assets to the Partnership shall be treated as a contribution to the capital of the Partnership by DHL under Section 721 of the Code in exchange for the consideration described in Section 3.4 of this Agreement, followed by the complete liquidation and termination of DHL and the distribution of such consideration to the partners of DHL under Section 731 of the Code.

                                   ARTICLE IV

                               DISSENTING PARTNERS

         4.1 Demand for Dissenter's Rights of Appraisal.

         (a) If SRC or DHL receives approval of this Agreement and the transactions contemplated hereby by holders of less than seventy-five percent (75%) (based on the percentage interests in profits at the time of the applicable Partnership Vote) of the limited partnership interests, including the limited partnership interests held by such Subject Partnership's general partner(s), the limited partners in such Subject Partnership not receiving such approval will be entitled to exercise dissenter's rights of appraisal as set forth in this Article IV.

         (b) In order to exercise the right to dissent, a limited partner of a Subject Partnership must (i) deliver to the general partner of such Subject Partnership, at the address of such general partner set forth in Section 16.1, prior to the applicable Partnership Vote, a written notice of intention to demand a cash payment (a "Dissenter's Notice") that is made by or on behalf of the person who is the limited partner of record of the limited partnership interests for which such dissenters' rights are demanded and (ii) vote AGAINST approval of this Agreement. A proxy or ballot simply voting against approval of this Agreement does not constitute a Dissenter's Notice. A limited partner intending to exercise dissenters' rights must do so by a separate written Dissenter's Notice that reasonably informs the applicable general partner of the identity of the limited partner of record and of such limited partner's intention to demand cash for his limited partnership interests. Because a proxy left blank will be voted for approval of this Agreement, a limited partner electing to exercise dissenters' rights who votes by proxy must not leave the proxy blank but must vote against approval of this Agreement.

         (c) For a Dissenter's Notice of a DHL limited partner to be effective, such Dissenter's Notice must include a duly executed original of an Agreement of Dissenter in the form attached hereto as Exhibit 4.1(c), pursuant to which such limited partner (i) agrees, subject to consummation of Asset Conveyance and for the benefit of DHL, DHL's general partners and the Partnership, that notwithstanding anything to the contrary in the DHL Partnership Agreement, the Depositary Agreement or the Nominee Agreement such limited partner shall not be entitled to receive any assets of the Partnership or any portion of the LP Units or Excess Cash Amount upon winding up of DHL after dissolution but instead shall solely be entitled to receive the amount provided in this Article IV and (ii) irrevocably waives, relinquishes and releases any such right or entitlement to LP Units or Excess Cash Amount.

         (d) Only the limited partner of record of limited partnership interests is entitled to demand dissenters' rights for the limited partnership interests registered in that limited partner's name. The Dissenter's Notice must be executed by or for the limited partner of record, fully and correctly, as the limited partner's name appears on the proxy mailed to the limited partner. If the limited partnership interests are owned of record in a fiduciary capacity, such as by a trustee, guardian, or custodian, the Dissenter's Notice should be executed in that capacity. If the limited partnership interests are owned of record by more than one person, as in a joint tenancy or tenancy in common, the Dissenter's Notice should be executed by or for all owners. An authorized agent, including one of two or more joint owners, may execute the Dissenter's Notice for a limited partner of record; however, the agent must identify the owner or owners of record and expressly disclose the fact that, in executing the Dissenter's Notice, the agent is acting as agent for the owner or owners of record.

         (e) Unless otherwise agreed to in writing by each Subject Partnership in its discretion, no withdrawal of an election to dissent with respect such Subject Partnership will be effective unless the general partner of the applicable Subject Partnership has received, prior to 3 p.m. Dallas, Texas time on the date of the Partnership Vote, a written notice of withdrawal, which notice shall be subject to the requirements set forth in Sections 4.1(b) and (d) above and which (in the case of a DHL limited partner) shall, to the reasonable satisfaction of the Partnership, effectively revoke the agreement referred to in
Section 4.1(c).

         4.2 Payment of Cash to Dissenting Limited Partners. A dissenting limited partner that has met the requirements of Section 4.1 will be entitled to receive a cash payment for such limited partner's limited partnership interests in such Subject Partnership, determined as provided in this Section 4.2. Within ten (10) days after the Closing, the Partnership will notify any dissenting limited partners who have properly perfected their dissenter's rights of appraisal of this fact (the "Dissenting Partners"). For a period of thirty (30) days after the date of the notice, either the Partnership or any Dissenting Partner can propose and thereafter negotiate a price that will be paid for the Dissenting Partner's interest in the applicable Subject Partnership. Any Subject Partnership for which the Partnership and all Dissenting Partners of such Subject Partnership are unable to reach an agreement within such thirty (30) day period is referred to herein as a "Disputed Partnership". For any Disputed Partnership, an independent appraiser selected by the Partnership (the "Appraiser") will determine the value of a Dissenting Partner's interest in such Disputed Partnership based on appraisal of such Disputed Partnership assets which will value such Disputed Partnership's assets as they existed prior to transactions at Closing as if sold in an orderly manner in a reasonable period of time and in a manner consistent with appropriate industry practice. The Appraiser shall have ninety (90) days to determine the value of the Dissenting Partners' limited partnership interests. The determination of the Appraiser shall be final. The Partnership shall pay the Dissenting Partners the amount determined by the Appraiser within fifteen (15) days of such determination, with interest from the Closing Date to the payment date at the "prime rate" as published in the Wall Street Journal from time to time between the Closing Date and the payment date. All fees of the Appraiser shall be borne by the Partnership. Notwithstanding the foregoing, for any Disputed Partnership, if the Partnership so elects, the value of a Dissenting Partner's interest in such Disputed Partnership shall be the value of such interest as determined by any appraisal conducted pursuant to Section 10.5(d), if such appraisal was based on the value of such Disputed Partnership's assets as they existed on a date that is not more than 30 days prior to the Closing Date.

                                    ARTICLE V

                      REPRESENTATIONS AND WARRANTIES OF RRC

         RRC represents and warrants to the other parties hereto that:

         5.1 Organization. As of the date of this Agreement, RRC is a partnership duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite partnership power and partnership authority to own, lease and operate its properties and to carry on its business as now being conducted. On the Closing Date, RRC shall be a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas and shall have all requisite partnership power and partnership authority to own, lease and operate its properties and to carry on its business as then being conducted. No actions or proceedings to dissolve RRC are pending.

         5.2 Qualification. RRC is duly qualified or licensed to do business as a foreign partnership and in good standing in each of the jurisdictions set forth on Schedule 5.2; provided, however that on the Closing Date no action relating to RRC's conversion to a limited partnership shall be reflected in such jurisdictions. The failure of RRC to be so qualified or licensed in other jurisdictions does not and will not affect the enforceability of any of its material contracts (including this Agreement), and RRC is able to obtain such qualification or license in each such other jurisdiction without significant expense or loss.

         5.3 Governing Documents. Prior to the date of this Agreement, RRC has made available to each other Subject Partnership accurate and complete copies of the partnership agreement of RRC as currently in effect. On the Closing Date, RRC shall have made available to each other Subject Partnership accurate and complete copies of the certificate of limited partnership and partnership agreement of RRC as in effect upon consummation of the RRC Reorganization.

         5.4 Capitalization of RRC. Except as set forth in Schedule 5.4, as of the date of this Agreement there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatsoever under which RRC may become obligated to issue, assign, transfer or repurchase any partnership interests of RRC. On the Closing Date and immediately after giving effect to the RRC Reorganization, there shall be no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatsoever under which RRC may become obligated to issue, assign, transfer or repurchase any partnership interests of RRC.

         5.5 Authority Relative to This Agreement. RRC has full partnership power and authority to execute and deliver this Agreement and, subject to the adoption of this Agreement by the partners of RRC in accordance with Applicable Law and RRC's partnership agreement ("RRC Partner Approval"), to consummate the transactions contemplated hereby. The execution, delivery and performance by RRC of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by the general partners of RRC, and no other partnership proceedings (other than RRC Partner Approval) on the part of RRC are necessary to authorize the execution, delivery and performance by RRC of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by RRC and constitutes, and each other agreement, instrument or document executed or to be executed by RRC in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by RRC and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of RRC enforceable against RRC in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances. On or prior to the date of this Agreement, the general partners of RRC have determined to recommend approval of the RRC Merger to those persons who shall be limited partners of RRC upon the RRC Reorganization, and such determination is in effect.

         5.6 Noncontravention. Except as otherwise indicated on Schedule 5.6, the execution, delivery and performance by RRC of this Agreement and the consummation by it of the transactions contemplated hereby, including without limitation the RRC Reorganization, do not and will not (i) conflict with or result in a violation of any provision of the partnership agreement or (at closing) the certificate of limited partnership of RRC, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which RRC is a party or by which RRC or any of its properties or (to the knowledge of RRC) the Unaffiliated ORRI may be bound, (iii) result in the creation or imposition of any Encumbrance upon the properties of RRC or (to the knowledge of RRC) the Unaffiliated ORRI or (iv) assuming compliance with the matters referred to in Section 5.7, violate any Applicable Law binding upon RRC or (to the knowledge of RRC) the Unaffiliated ORRI, except, in the case of clauses (ii), (iii) and (iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations or Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on RRC and the Unaffiliated ORRI considered as a whole.

         5.7 Governmental Approvals. To the knowledge of RRC, no consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be obtained or made by RRC in connection with the execution, delivery or performance by RRC of this Agreement or the consummation by it of the transactions contemplated hereby, other than
(i) the filings with the Secretary of State of Texas required to effectuate the RRC Reorganization, (ii) the filing by RRC of a certificate of merger in accordance with State Law, (iii) compliance with any applicable requirements of the HSR Act, (iv) compliance with any applicable state securities or takeover laws, (v) as set forth on Schedule 5.7, (vi) filings with Governmental Entities to occur in the ordinary course following the consummation of the transactions contemplated hereby, (vii) filings with or approvals of Governmental Entities which may be necessary due to the status of the

Partnership, SRC or DHL or any affiliate thereof and (viii) such consents, approvals, orders or authorizations which, if not obtained, and such declarations, filings or registrations which, if not made, would not, individually or in the aggregate, have a Material Adverse Effect on RRC.

         5.8 No Subsidiaries. RRC has no subsidiaries. In addition, RRC does not own, directly or indirectly, any capital stock or other securities of any corporation or have any direct or indirect equity or ownership interest in any other person.

         5.9 Financial Statements.

         (a) RRC has delivered to each other Subject Partnership accurate and complete copies of (i) RRC's unaudited consolidated balance sheet as of September 30, 2001 (the "RRC Latest Balance Sheet"), and the related unaudited consolidated statements of income, stockholders' equity and cash flows for the nine-month period then ended (the "RRC Unaudited Financial Statements"), and
(ii) RRC's audited consolidated balance sheet as of December 31, 2000, and the related audited consolidated statements of income, stockholders' equity and cash flows for the year then ended, and the notes and schedules thereto, together with the report thereon of KPMG LP, independent certified public accountants (the "RRC Audited Financial Statements") (collectively, the "RRC Financial Statements"). The RRC Financial Statements (A) have been prepared from the books and records of RRC in conformity with generally accepted accounting principles applied on a basis consistent with preceding years throughout the periods involved, except that the RRC Unaudited Financial Statements are not accompanied by notes or other textual disclosures required by generally accepted accounting principles, and (B) accurately and fairly present RRC's consolidated financial position as of the respective dates thereof and its consolidated results of operations and cash flows for the periods then ended, except that the RRC Unaudited Financial Statements are subject to audit adjustments, which in RRC's reasonable judgment should not be material in the aggregate.

         (b) RRC has delivered to each other Subject Partnership accurate and complete copies of (i) the unaudited consolidated balance sheet as of September 30, 2001 of the Unaffiliated ORRI, and the related unaudited consolidated statements of income, stockholders' equity and cash flows for the nine- month period then ended (the "Unaffiliated ORRI Unaudited Financial Statements"), and
(ii) the audited consolidated balance sheet as of December 31, 2000 for the Unaffiliated ORRI, and the related audited consolidated statements of income, stockholders' equity and cash flows for the year then ended, and the notes and schedules thereto, together with the report thereon of KPMG LP, independent certified public accountants (the "Unaffiliated ORRI Audited Financial Statements") (collectively, the "Unaffiliated ORRI Financial Statements"). The Unaffiliated ORRI Financial Statements (A) have been prepared from the books and records of RRC in conformity with generally accepted accounting principles applied on a basis consistent with preceding years throughout the periods involved, except that the Unaffiliated ORRI Unaudited Financial Statements are not accompanied by notes or other textual disclosures required by generally accepted accounting principles, and (B) accurately and fairly present the Unaffiliated ORRI's consolidated financial position as of the respective dates thereof and its consolidated results of operations and cash flows for the periods then ended, except that the Unaffiliated ORRI Unaudited Financial Statements are subject to audit adjustments, which in RRC's reasonable judgment should not be material in the aggregate.

         5.10 Absence of Undisclosed Liabilities. To the best knowledge of RRC, as of the date of this Agreement, RRC does not have any liability or obligation (whether accrued, absolute, contingent, unliquidated or otherwise) and (to the knowledge of RRC) the Unaffiliated ORRI is not subject to any such liability or obligation, except (i) liabilities reflected on the RRC Latest Balance Sheet or the Unaffiliated ORRI Latest Balance Sheet, (ii) liabilities described in the notes accompanying the RRC Audited Financial Statements or the Unaffiliated ORRI Audited Financial Statements, (iii) liabilities which have arisen since the date of the RRC Latest Balance Sheet or the Unaffiliated ORRI Latest Balance Sheet in the ordinary course of business (none of which is a material liability for breach of contract, tort or infringement), (iv) liabilities arising under executory provisions of contracts entered into in the ordinary course of business (none of which is a material liability for breach of contract), (v) liabilities disclosed on Schedule 5.10 and (vi) other liabilities which, in the aggregate, are not material to RRC and the Unaffiliated ORRI considered as a whole.

         5.11 Absence of Certain Changes. As of the date of this Agreement, except as disclosed on Schedule 5.11, since the date of the RRC Unaudited Financial Statements, (i) there has not been any material adverse change in, or any event or condition that might reasonably be expected to result in any material adverse change in, the assets or financial condition of RRC, (ii) to the knowledge of RRC, there has not been any material adverse change in, or any event or condition that might reasonably be expected to result in any material adverse change in, the assets or financial condition of RRC and the Unaffiliated ORRI considered as a whole, (iii) the businesses of RRC (including the business conducted with respect to the Unaffiliated ORRI) have been conducted only in the ordinary course consistent with past practice, (iv) RRC has not incurred any material liability, engaged in any material transaction or entered into any material agreement outside the ordinary course of business consistent with past practice (including in each case with respect to the Unaffiliated ORRI), (v) RRC has not suffered any material loss, damage, destruction or other casualty to any of its assets (whether or not covered by insurance), and (to the knowledge of RRC) no material loss has occurred with respect to the Unaffiliated ORRI, and
(vi) RRC has not taken any of the actions set forth in Section 10.2 except as permitted thereunder or permitted any such action (except as permitted thereunder) to be taken with respect to the Unaffiliated ORRI.

         5.12 Tax Matters. RRC has duly filed or caused to be filed all federal, state and local Tax Returns required to be filed by or with respect to it with the IRS or other applicable taxing authority, except in such cases where the failure to file would not have a Material Adverse Effect on RRC. Except as disclosed on Schedule 5.12, RRC has paid, or adequately reserved against in its financial statements, all Taxes due or claimed by any taxing authority to be due from RRC except Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside, and there are no liens for Taxes (other than for taxes not yet due and payable) upon any of the assets of RRC. To the best knowledge of RRC, there has been no issue raised or adjustment proposed (and to the knowledge of RRC, none is pending) by the IRS or any other taxing authority in connection with any of the Tax Returns, nor has RRC received any written notice from the IRS or any such other taxing authority that any Tax Return is being audited or may be audited or examined. Except as disclosed on Schedule 5.12, RRC has not agreed to the extension of any statute of limitations on the assessment or collection of any Tax or with respect to any Tax Return.

         5.13 Compliance With Laws. Except as disclosed on Schedule 5.13, to the best knowledge of RRC, RRC has complied and (to the knowledge of RRC) the Unaffiliated ORRI is in compliance in all material respects with all Applicable Laws, except for noncompliance with such Applicable Laws which, individually or in the aggregate, does not and will not have a Material Adverse Effect on RRC and the Unaffiliated ORRI considered as a whole. Except as disclosed on Schedule 5.13, RRC has not received any written notice from any Governmental Entity, which has not been dismissed or otherwise disposed of, that RRC or the Unaffiliated ORRI has not so complied. RRC is not charged or, to the best knowledge of RRC, threatened with, or under investigation with respect to, any violation of any Applicable Law relating to any aspect of the business of RRC or the Unaffiliated ORRI, other than violations which, individually or in the aggregate, do not and in the reasonable judgment of RRC will not have a Material Adverse Effect on RRC and the Unaffiliated ORRI considered as a whole.

         5.14 Legal Proceedings. Except as disclosed on Schedule 5.14, there are no Proceedings pending or, to the best knowledge of RRC, threatened against or involving RRC (or any of its general partners or their respective directors or officers in connection with the business or affairs of RRC) or any properties or rights of RRC or the Unaffiliated ORRI. Except as disclosed on Schedule 5.14, any and all potential liability of RRC or (to the knowledge of RRC) the Unaffiliated ORRI under such Proceedings is adequately covered (except for standard deductible amounts) by the existing insurance maintained by RRC or the holders of the Unaffiliated ORRI. Neither RRC nor (to the knowledge of RRC) the Unaffiliated ORRI is subject to any judgment, order, writ, injunction, or decree of any Governmental Entity which has had or is reasonably likely to have a Material Adverse Effect on RRC and the Unaffiliated ORRI considered as a whole. There are no Proceedings pending or, to the best knowledge of RRC, threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

         5.15 Permits. To the best knowledge of RRC, RRC holds all Permits necessary or required for the conduct of its business (including the business conducted with respect to the Unaffiliated ORRI) as currently conducted, except for Permits the absence of which do not and will not have a Material Adverse Effect on RRC. To the best knowledge of RRC, each of such Permits is in full force and effect and each of RRC and the Unaffiliated ORRI is in compliance with each such Permit, except in such respects as would not reasonably be expected to have a Material Adverse Effect on RRC and the Unaffiliated ORRI considered as a whole. Except as disclosed on Schedule 5.15, RRC has not received any written notice from any Governmental Entity and no Proceeding is pending or, to the best knowledge of RRC, threatened with respect to any alleged failure by RRC or (to the knowledge of RRC) the Unaffiliated ORRI to have any Permit the absence of which would have a Material Adverse Effect on RRC and the ORRI considered as a whole. For purposes of satisfying the condition in Sections 12.3(a), 12.4(a) and 12.5(a) relating to accuracy at the Closing Date, the condition shall be satisfied if the representations and warranties in this Section 5.15 are true and correct in all material respects as of the Closing Date, without giving effect to the RRC Reorganization; provided that the RRC Reorganization has not resulted in any forfeiture of assets or rights by RRC or (except as contemplated by the RRC Reorganization as described herein) affecting the Unaffiliated ORRI as of the Closing Date.

         5.16 Employee Benefit Plans.

         (a) Set forth on Schedule 5.16 is a list identifying each "employee benefit plan", as defined in Section 3(3) of ERISA, (i) which is subject to any provision of ERISA, (ii) which is maintained, administered, or contributed to by RRC or any affiliate of RRC, and (iii) which covers any employee or former employee of RRC or any affiliate of RRC or under which RRC or any affiliate of RRC has any liability. RRC has delivered to each of the other Subject Partnerships accurate and complete copies of such plans (and, if applicable, the related trust agreements) and all amendments thereto and written interpretations thereof, together with, if applicable, the three most recent annual reports (Form 5500) filed in connection with any such plan. Such plans are referred to in this Section as the "RRC Employee Plans". For purposes of this Section only, an "affiliate" of any person means any other person which, together with such person, would be treated as a single employer under Section 414 of the Code. The only RRC Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2) of ERISA are identified as such on Schedule 5.16.

         (b) Except as otherwise identified on Schedule 5.16, (i) no RRC Employee Plan constitutes a "multiemployer plan" as defined in Section 3(37) of ERISA (a "Multiemployer Plan"), (ii) no RRC Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code, (iii) no RRC Employee Plan is subject to Title IV of ERISA or to the minimum funding standards of ERISA and the Code, and (iv) during the past five years, neither RRC nor any of its affiliates have made or been required to make contributions to any Multiemployer Plan. There are no accumulated funding deficiencies as defined in Section 412 of the Code (whether or not waived) with respect to any RRC Employee Plan. Neither RRC nor any affiliate of RRC has incurred any material liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. RRC and all of the affiliates of RRC have paid and discharged promptly when due all liabilities and obligations arising under ERISA or the Code of a character which if unpaid or unperformed might result in the imposition of a lien against any of the assets of RRC or any affiliate of RRC. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any RRC Employee Plan has or will make RRC or any affiliate of RRC or any director or officer of RRC or any affiliate of RRC subject to any liability under Title I of ERISA or liable for any Tax pursuant to Section 4975 of the Code that could have a Material Adverse Effect. There are no threatened or pending claims by or on behalf of the RRC Employee Plans, or by any participant therein, alleging a breach or breaches of fiduciary duties or violations of Applicable Laws which could result in liability on the part of RRC, its officers or directors, or such RRC Employee Plans, under ERISA or any other Applicable Law and there is no basis for any such claim.

         (c) No RRC Employee Plan is intended to be qualified under Section 401(a) of the Code. Each RRC Employee Plan has been maintained in all material respects in compliance with its terms and with the requirements prescribed by all Applicable Laws, including but not limited to ERISA and the Code, which are applicable to such Plans.

         (d) Neither RRC nor any affiliate of RRC provides employee post-retirement medical or health coverage or contributes to or maintains any employee welfare benefit plan that provides for health benefit coverage following termination of employment except as is required by Section 4980B of the Code, nor has RRC or any affiliate of RRC made any representations, agreements, covenants or commitments to provide any such coverage.

         (e) To the extent not listed on Schedule 5.16 pursuant to subsection
(a) above, there is separately set forth on Schedule 5.16 a list of each employment or severance agreement or other similar contract, arrangement or policy, and each plan or arrangement (written or oral) providing for insured or self-insured death benefits, workers' compensation benefits, disability benefits, severance benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit- sharing, bonuses, stock options, stock appreciation rights, or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an RRC Employee Plan, (ii) has been entered into, maintained or contributed to, as the case may be, by RRC or any affiliate of RRC, and (iii) covers any employee or former employee of RRC or any affiliate of RRC or under which RRC or any affiliate of RRC has any liability. The agreements, contracts, arrangements, policies and plans described in the preceding sentence are referred to for purposes of this Section as the "RRC Benefit Arrangements". RRC has delivered to each of the other Subject Partnerships accurate and complete copies of the RRC Benefit Arrangements and all amendments thereto and written interpretations thereof, together with any valuation or liability reports or other documentation relating to or prepared in connection with any of the RRC Arrangements. Each RRC Benefit Arrangement has been maintained in all material respects compliance with its terms and with the requirements prescribed by Applicable Laws.

         (f) Neither RRC nor any affiliate of RRC has performed any act or failed to perform any act, and there is no contract, agreement, plan, or arrangement covering any employee or former employee of RRC or any affiliate of RRC, that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 162(a)(1), 162(m) or 280G of the Code, or could give rise to any penalty or excise Tax pursuant to Section 4980B or 4999 of the Code.

         (g) Except as disclosed on Schedule 5.16, there has been no amendment, written interpretation, or announcement (whether or not written) by RRC or any affiliate of RRC of or relating to, or change in employee participation or coverage under, any RRC Employee Plan or RRC Benefit Arrangement which would increase materially the expense of maintaining such RRC Employee Plan or RRC Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2000.

         (h) Each RRC Employee Plan and each RRC Benefit Arrangement can be terminated by RRC or an affiliate of RRC at any time upon notice thereof not exceeding 30 days, and neither such termination nor the consummation of the transactions contemplated by this Agreement will (i) entitle any employee, officer or director of RRC or any affiliate of RRC to severance pay or an election to terminate and receive severance pay, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any RRC Employee Plan or RRC Benefit Arrangement, or (iii) result in any breach or violation of, or a default under, any RRC Employee Plan or RRC Benefit Arrangement.

         5.17 Labor Relations.

         (a) Except as disclosed on Schedule 5.17, (i) there are no collective bargaining agreements or other labor union contracts applicable to any employees to or by which RRC is a party or is bound, no such agreement or contract has been requested by an employee or group of employees of RRC, and no discussions have occurred with respect thereto by management of RRC with any such employees;
(ii) no employees of RRC are represented by any labor organization, collective bargaining representative, or group of employees; (iii) no labor organization, collective bargaining representative, or group of employees claims to represent a majority of the employees of RRC in an appropriate unit of RRC; (iv) RRC is not aware of or involved with any representational campaign or other organizing activities by any union or other organization or group seeking to become the collective bargaining representative of any of its employees; (v) RRC is not obligated to bargain collectively with respect to wages, hours, and other terms and conditions of employment with any recognized or certified labor organization, collective bargaining representative, or group of employees; and
(vi) RRC is not aware of any strikes, work stoppages, work slowdowns or lockouts or any threats thereof by or with respect to any of its employees, and since January 1, 1998, there have been no labor disputes, strikes, work stoppages, work slowdowns, lockouts or similar matters involving any such employees.

         (b) RRC is in compliance in all material respects with all Applicable Laws pertaining to employment and employment practices and wages, hours and other terms and conditions of employment in respect of its employees, and has no accrued liability for any arrears of wages or any Taxes or penalties for failure to comply with any thereof. RRC is not engaged in any unfair labor practices or unlawful employment practices. There is no pending or, to the best knowledge of RRC, threatened Proceeding against or involving RRC by or before, and RRC is not subject to any judgment, order, writ, injunction, or decree of or inquiry from, the National Labor Relations Board, the Equal Employment Opportunity Commission, the Department of Labor, or any other Governmental Entity in connection with any current, former or prospective employee of RRC.

         (c) RRC believes that relations with the employees of RRC are satisfactory.

         5.18 Environmental Matters. Except as disclosed on Schedule 5.18, RRC has not received any written notice of any investigation or inquiry from any Governmental Entity under any Applicable Law pertaining to the environment, Hazardous Substances or Hazardous Wastes ("Applicable Environmental Laws"), including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by, inter alia, the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), and the Resource

Conservation and Recovery Act of 1976, as amended by, inter alia, the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 ("RCRA"). To the best knowledge of RRC, as of the date hereof, RRC has not used any property owned or leased by RRC or subject to the Unaffiliated ORRI for Disposal of any Hazardous Substance and no condition otherwise exists on any such property, such that RRC or the holders of the Unaffiliated ORRI or such property would be subject to any material remedial obligations under any Applicable Environmental Laws which obligations would have a Material Adverse Effect on RRC. The term "Hazardous Substance" as used herein shall have the meaning specified in CERCLA, and the terms "Hazardous Waste" and "Disposal" shall have the meanings specified in RCRA.

         5.19 Reserve Information; Title Claims.

         (a) The underlying factual information provided to Huddleston & Co., Inc. ("Huddleston"), to the extent that it was relied upon by Huddleston in the preparation of its report on the proved reserves of RRC and the Unaffiliated ORRI as of January 1, 2001, was, at the time of delivery, true and correct in all material respects, except for such errors as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on RRC and the Unaffiliated ORRI taken as a whole. RRC has no present knowledge of any material errors in such underlying factual information supplied to Huddleston for purposes of preparing such report and the conclusions in such report are not in any material way unreasonable when compared with RRC's own evaluation of the properties included in such report as of January 1, 2001 taken as a whole.

         (b) RRC has not received any written notice of any adverse claim against RRC's title to the assets and properties reflected in the RRC Financial Statements or of any adverse claim against the title to the Unaffiliated ORRI of the holders thereof, except as set forth on Schedule 5.19 and except for such claims which would not, individually or in the aggregate, have a Material Adverse Effect on RRC.

         5.20 Brokerage Fees. RRC has not retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby.

         5.21 Material Agreements. RRC has heretofore made available to each other Subject Partnership accurate and complete copies of RRC's material agreements, including any material agreements known to RRC that affect the Unaffiliated ORRI or to which it is subject. Each of such agreements is a valid and binding agreement of RRC and (to the best knowledge of RRC) the other party or parties thereto, enforceable against RRC and (to the best knowledge of RRC) such other party or parties in accordance with its terms. RRC is not in breach of or in default under, nor has any event occurred which (with or without the giving of notice or the passage of time or both) would constitute a default by RRC under, any material provision of any of such agreements, and RRC has not received any notice from, or given any notice to, any other party indicating that RRC is in breach of or in default under any of such agreements, except in all such cases for such that would not, individually or in the aggregate, have a Material Adverse Effect on RRC. To the best knowledge of

RRC, no other party to any of such agreements is in breach of or in default under any material provision of such agreements, nor has any assertion been made by RRC of any such breach or default.

         5.22 Registration Statement and Proxy Statement/Prospectus Information. Subject to each other applicable parties' fulfillment of their obligations with respect thereto, the Registration Statement and Proxy Statement/ Prospectus will contain (or will be amended in a timely manner so as to contain) all information about RRC and (to the knowledge of RRC) the Unaffiliated ORRI which is required to be included therein in accordance with the Securities Act or Exchange Act and the rules and regulations thereunder and any other Applicable Law and will conform in all material respects with the requirements of the Securities Act or Exchange Act and any other applicable Law; and the Proxy Statement/Prospectus (or any amendment or supplement thereto) will not, at the respective times they are filed with the SEC or published, sent or given to the Subject Partnerships' partners, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or, in the case of the Proxy Statement/Prospectus, will, at the time of the Partnership Votes, omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or consents for a Partnership Vote which shall have become false or misleading in any material respect.

                                   ARTICLE VI

                      REPRESENTATIONS AND WARRANTIES OF SRC

         SRC represents and warrants to the other parties hereto that:

         6.1 Organization. SRC is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite partnership power and partnership authority to own, lease and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve SRC are pending.

         6.2 Qualification. SRC is duly qualified or licensed to do business as a foreign partnership and in good standing in each of the jurisdictions set forth on Schedule 6.2. The failure of SRC to be so qualified or licensed in other jurisdictions does not and will not affect the enforceability of any of its material contracts (including this Agreement), and SRC is able to obtain such qualification or license in each such other jurisdiction without significant expense or loss.

         6.3 Governing Documents. Prior to the date of this Agreement, SRC has made available to each other Subject Partnership accurate and complete copies of the partnership agreement of SRC as currently in effect. On the Closing Date, SRC shall have made available to each other Subject Partnership accurate and complete copies of the partnership agreement of SRC as in effect upon consummation of the SRC Reorganization.

         6.4 Capitalization of SRC. Except as set forth in Schedule 6.4, there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatsoever under which SRC may become obligated to issue, assign, transfer or repurchase any partnership interests of SRC.

         6.5 Authority Relative to This Agreement. SRC has full partnership power and authority to execute and deliver this Agreement and, subject to the adoption of this Agreement by the partners of SRC in accordance with Applicable Law and SRC's partnership agreement ("SRC Partner Approval"), to consummate the transactions contemplated hereby. The execution, delivery and performance by SRC of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by the general partners of SRC, and no other partnership proceedings (other than SRC Partner Approval) on the part of SRC are necessary to authorize the execution, delivery and performance by SRC of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by SRC and constitutes, and each other agreement, instrument or document executed or to be executed by SRC in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by SRC and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of SRC enforceable against SRC in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances. On or prior to the date of this Agreement, the general partners of SRC have determined to recommend approval of the SRC Merger to the limited partners of SRC, and such determination is in effect.

         6.6 Noncontravention. Except as otherwise indicated on Schedule 6.6, the execution, delivery and performance by SRC of this Agreement and the consummation by it of the transactions contemplated hereby, including without limitation the SRC Reorganization, do not and will not (i) conflict with or result in a violation of any provision of the partnership agreement or the certificate of limited partnership of SRC, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which SRC is a party or by which SRC or any of its properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the properties of SRC or (iv) assuming compliance with the matters referred to in
Section 6.7, violate any Applicable Law binding upon SRC, except, in the case of clauses (ii), (iii) and (iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations or Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on SRC.

         6.7 Governmental Approvals. To the knowledge of SRC, no consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be obtained or made by SRC in connection with the execution, delivery or performance by SRC of this Agreement or the consummation by it of the transactions contemplated hereby, other than (i) the filing by SRC of a certificate of merger in accordance with State Law, (ii) compliance with any applicable requirements of the HSR Act, (iii) compliance with any applicable state securities or takeover laws, (iv) as set forth on Schedule 6.7, (v) filings with Governmental Entities to occur in the ordinary course following the consummation of the transactions contemplated hereby, (vi) filings with or approvals of Governmental Entities which may be necessary due to the status of the Partnership, RRC or DHL or any affiliate thereof and (vii) such consents, approvals, orders or authorizations which, if not obtained, and such declarations, filings or registrations which, if not made, would not, individually or in the aggregate, have a Material Adverse Effect on SRC.

         6.8 No Subsidiaries. SRC has no subsidiaries. In addition, SRC does not own, directly or indirectly, any capital stock or other securities of any corporation or have any direct or indirect equity or ownership interest in any other person.

         6.9 Financial Statements. SRC has delivered to each other Subject Partnership accurate and complete copies of (i) SRC's unaudited consolidated balance sheet as of September 30, 2001 (the "SRC Latest Balance Sheet"), and the related unaudited consolidated statements of income, partners' equity and cash flows for the nine-month period then ended (the "SRC Unaudited Financial Statements"), and (ii) SRC's audited consolidated balance sheet as of December 31, 2000, and the related audited consolidated statements of income, stockholders' equity and cash flows for the year then ended, and the notes and schedules thereto, together with the report thereon of KPMG LP, independent certified public accountants (the "SRC Audited Financial Statements") (collectively, the "SRC Financial Statements"). The SRC Financial Statements (A) have been prepared from the books and records of SRC in conformity with generally accepted accounting principles applied on a basis consistent with preceding years throughout the periods involved, except that the SRC Unaudited Financial Statements are not accompanied by notes or other textual disclosures required by generally accepted accounting principles, and (B) accurately and fairly present SRC's consolidated financial position as of the respective dates thereof and its consolidated results of operations and cash flows for the periods then ended, except that the SRC Unaudited Financial Statements are subject to audit adjustments, which in SRC's reasonable judgment should not be material in the aggregate.

         6.10 Absence of Undisclosed Liabilities. To the best knowledge of SRC, as of the date of this Agreement, SRC does not have any liability or obligation (whether accrued, absolute, contingent, unliquidated or otherwise), except (i) liabilities reflected on the SRC Latest Balance Sheet, (ii) liabilities described in the notes accompanying the SRC Audited Financial Statements, (iii) liabilities which have arisen since the date of the SRC Latest Balance Sheet in the ordinary course of business (none of which is a material liability for breach of contract, tort or infringement), (iv) liabilities arising under executory provisions of contracts entered into in the ordinary course of business (none of which is a material liability for breach of contract), (v) liabilities disclosed on Schedule 6.10 and (vi) other liabilities which, in the aggregate, are not material to SRC.

         6.11 Absence of Certain Changes. As of the date of this Agreement, except as disclosed on Schedule 6.11, since the date of the SRC Unaudited Financial Statements, (i) there has not been any material adverse change in, or any event or condition that might reasonably be expected to result in any material adverse change in, the assets or financial condition of SRC, (ii) the businesses of SRC have been conducted only in the ordinary course consistent with past practice, (iii) SRC has not incurred any material liability, engaged in any material transaction or entered into any material agreement outside the ordinary course of business consistent with past practice, (iv) SRC has not suffered any material loss, damage, destruction or other casualty to any of its assets (whether or not covered by insurance) and
(v) SRC has not taken any of the actions set forth in Section 10.2 except as permitted thereunder.

         6.12 Tax Matters. SRC has duly filed or caused to be filed all federal, state and local Tax Returns required to be filed by or with respect to it with the IRS or other applicable taxing authority, except in such cases where the failure to file would not have a Material Adverse Effect on SRC. Except as disclosed on Schedule 6.12, SRC has paid, or adequately reserved against in its financial statements, all Taxes due or claimed by any taxing authority to be due from SRC except Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside, and there are no liens for Taxes (other than for taxes not yet due and payable) upon any of the assets of SRC. To the best knowledge of SRC, there has been no issue raised or adjustment proposed (and to the knowledge of SRC, none is pending) by the IRS or any other taxing authority in connection with any of the Tax Returns, nor has SRC received any written notice from the IRS or any such other taxing authority that any Tax Return is being audited or may be audited or examined. Except as disclosed on Schedule 6.12, SRC has not agreed to the extension of any statute of limitations on the assessment or collection of any Tax or with respect to any Tax Return.

         6.13 Compliance With Laws. Except as disclosed on Schedule 6.13, to the best knowledge of SRC, SRC has complied in all material respects with all Applicable Laws, except for noncompliance with such Applicable Laws which, individually or in the aggregate, does not and will not have a Material Adverse Effect on SRC. Except as disclosed on Schedule 6.13, SRC has not received any written notice from any Governmental Entity, which has not been dismissed or otherwise disposed of, that SRC has not so complied. SRC is not charged or, to the best knowledge of SRC, threatened with, or under investigation with respect to, any violation of any Applicable Law relating to any aspect of the business of SRC, other than violations which, individually or in the aggregate, do not and in the reasonable judgment of SRC will not have a Material Adverse Effect on SRC.

         6.14 Legal Proceedings. Except as disclosed on Schedule 6.14, there are no Proceedings pending or, to the best knowledge of SRC, threatened against or involving SRC (or any of its general partners or their respective directors or officers in connection with the business or affairs of SRC) or any properties or rights of SRC. Except as disclosed on Schedule 6.14, any and all potential liability of SRC under such Proceedings is adequately covered (except for standard deductible amounts) by the existing insurance maintained by SRC. SRC is not subject to any judgment, order, writ, injunction, or decree of any Governmental Entity which has had or is reasonably likely to have a Material Adverse Effect on SRC. There are no Proceedings pending or, to the best knowledge of SRC, threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

         6.15 Permits. To the best knowledge of SRC, SRC holds all Permits necessary or required for the conduct of its business as currently conducted, except for Permits the absence of which do not and will not have a Material Adverse Effect on SRC. To the best knowledge of SRC, each of such Permits is in full force and effect and SRC is in compliance with each such Permit, except in such respects as would not reasonably be expected to have a Material Adverse Effect on SRC. Except as disclosed on Schedule 6.15, SRC has not received any written notice from any Governmental Entity and no Proceeding is pending or, to the best knowledge of SRC, threatened with respect to any alleged failure by SRC to have any Permit the absence of which would have a Material Adverse Effect on SRC.

         6.16 Employee Benefit Plans.

         (a) Set forth on Schedule 6.16 is a list identifying each "employee benefit plan", as defined in Section 3(3) of ERISA, (i) which is subject to any provision of ERISA, (ii) which is maintained, administered, or contributed to by SRC or any affiliate of SRC, and (iii) which covers any employee or former employee of SRC or any affiliate of SRC or under which SRC or any affiliate of SRC has any liability. SRC has delivered to each of the other Subject Partnerships accurate and complete copies of such plans (and, if applicable, the related trust agreements) and all amendments thereto and written interpretations thereof, together with, if applicable, the three most recent annual reports (Form 5500) filed in connection with any such plan and (ii) the most recent actuarial valuation report prepared in connection with any such plan. Such plans are referred to in this Section as the "SRC Employee Plans". For purposes of this Section only, an "affiliate" of any person means any other person which, together with such person, would be treated as a single employer under Section 414 of the Code. The only SRC Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2) of ERISA are identified as such on Schedule 6.16.

         (b) Except as otherwise identified on Schedule 6.16, (i) no SRC Employee Plan constitutes a Multiemployer Plan, (ii) no SRC Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code, (iii) no SRC Employee Plan is subject to Title IV of ERISA or to the minimum funding standards of ERISA and the Code, and (iv) during the past five years, neither SRC nor any of its affiliates have made or been required to make contributions to any Multiemployer Plan. There are no accumulated funding deficiencies as defined in Section 412 of the Code (whether or not waived) with respect to any SRC Employee Plan. Neither SRC nor any affiliate of SRC has incurred any material liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. SRC and all of the affiliates of SRC have paid and discharged promptly when due all liabilities and obligations arising under ERISA or the Code of a character which if unpaid or unperformed might result in the imposition of a lien against any of the assets of SRC or any affiliate of SRC. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any SRC Employee Plan has or will make SRC or any affiliate of SRC or any director or officer of SRC or any affiliate of SRC subject to any liability under Title I of ERISA or liable for any Tax pursuant to Section 4975 of the Code that could have a Material Adverse Effect. There are no threatened or pending claims by or on behalf of the SRC Employee

Plans, or by any participant therein, alleging a breach or breaches of fiduciary duties or violations of Applicable Laws which could result in liability on the part of SRC, its officers or directors, or such SRC Employee Plans, under ERISA or any other Applicable Law and there is no basis for any such claim.

         (c) No SRC Employee Plan is intended to be qualified under Section 401(a) of the Code. Each SRC Employee Plan has been maintained in all material respects in compliance with its terms and with the requirements prescribed by all Applicable Laws, including but not limited to ERISA and the Code, which are applicable to such Plans.

         (d) Neither SRC nor any affiliate of SRC provides employee post-retirement medical or health coverage or contributes to or maintains any employee welfare benefit plan that provides for health benefit coverage following termination of employment except as is required by Section 4980B of the Code, nor has SRC or any affiliate of SRC made any representations, agreements, covenants or commitments to provide any such coverage.

         (e) To the extent not listed on Schedule 6.16 pursuant to subsection
(a) above, there is separately set forth on Schedule 6.16 a list of each employment or severance agreement or other similar contract, arrangement or policy, and each plan or arrangement (written or oral) providing for insured or self-insured death benefits, workers' compensation benefits, disability benefits, severance benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit- sharing, bonuses, stock options, stock appreciation rights, or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an SRC Employee Plan, (ii) has been entered into, maintained or contributed to, as the case may be, by SRC or any affiliate of SRC, and (iii) covers any employee or former employee of SRC or any affiliate of SRC or under which SRC or any affiliate of SRC has any liability. The agreements, contracts, arrangements, policies and plans described in the preceding sentence are referred to for purposes of this Section as the "SRC Benefit Arrangements". SRC has delivered to each of the other Subject Partnerships accurate and complete copies of the SRC Benefit Arrangements and all amendments thereto and written interpretations thereof, together with any valuation or liability reports or other documentation relating to or prepared in connection with any of the SRC Arrangements. Each SRC Benefit Arrangement has been maintained in all material respects compliance with its terms and with the requirements prescribed by Applicable Laws.

         (f) Neither SRC nor any affiliate of SRC has performed any act or failed to perform any act, and there is no contract, agreement, plan, or arrangement covering any employee or former employee of SRC or any affiliate of SRC, that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 162(a)(1), 162(m) or 280G of the Code, or could give rise to any penalty or excise Tax pursuant to Section 4980B or 4999 of the Code.

         (g) Except as disclosed on Schedule 6.16, there has been no amendment, written interpretation, or announcement (whether or not written) by SRC or any affiliate of SRC of or relating to, or change in employee participation or coverage under, any SRC Employee Plan or SRC

Benefit Arrangement which would increase materially the expense of maintaining such SRC Employee Plan or SRC Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2000.

         (h) Each SRC Employee Plan and each SRC Benefit Arrangement can be terminated by SRC or an affiliate of SRC at any time upon notice thereof not exceeding 30 days, and neither such termination nor the consummation of the transactions contemplated by this Agreement will (i) entitle any employee, officer or director, of SRC or any affiliate of SRC to severance pay or an election to terminate and receive severance pay, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any SRC Employee Plan or SRC Benefit Arrangement, or (iii) result in any breach or violation of, or a default under, any SRC Employee Plan or SRC Benefit Arrangement.

         6.17 Labor Relations.

         (a) Except as disclosed on Schedule 6.17, (i) there are no collective bargaining agreements or other labor union contracts applicable to any employees to or by which SRC is a party or is bound, no such agreement or contract has been requested by an employee or group of employees of SRC, and no discussions have occurred with respect thereto by management of SRC with any such employees;
(ii) no employees of SRC are represented by any labor organization, collective bargaining representative, or group of employees; (iii) no labor organization, collective bargaining representative, or group of employees claims to represent a majority of the employees of SRC in an appropriate unit of SRC; (iv) SRC is not aware of or involved with any representational campaign or other organizing activities by any union or other organization or group seeking to become the collective bargaining representative of any of its employees; (v) SRC is not obligated to bargain collectively with respect to wages, hours, and other terms and conditions of employment with any recognized or certified labor organization, collective bargaining representative, or group of employees; and
(vi) SRC is not aware of any strikes, work stoppages, work slowdowns or lockouts or any threats thereof by or with respect to any of its employees, and since January 1, 1998, there have been no labor disputes, strikes, work stoppages, work slowdowns, lockouts or similar matters involving any such employees.

         (b) SRC is in compliance in all material respects with all Applicable Laws pertaining to employment and employment practices and wages, hours and other terms and conditions of employment in respect of its employees, and has no accrued liability for any arrears of wages or any Taxes or penalties for failure to comply with any thereof. SRC is not engaged in any unfair labor practices or unlawful employment practices. There is no pending or, to the best knowledge of SRC, threatened Proceeding against or involving SRC by or before, and SRC is not subject to any judgment, order, writ, injunction, or decree of or inquiry from, the National Labor Relations Board, the Equal Employment Opportunity Commission, the Department of Labor, or any other Governmental Entity in connection with any current, former or prospective employee of SRC.

         (c) SRC believes that relations with the employees of SRC are satisfactory.

         6.18 Environmental Matters. Except as disclosed on Schedule 6.18, SRC has not received any written notice of any investigation or inquiry from any Governmental Entity under any Applicable Environmental Laws, including, without limitation, CERCLA and RCRA. To the best knowledge of SRC, as of the date hereof, SRC has not used any property owned or leased by SRC for Disposal of any Hazardous Substance and no condition otherwise exists on any such property, such that SRC or such property would be subject to any material remedial obligations under any Applicable Environmental Laws which obligations would have a Material Adverse Effect on SRC. The term "Hazardous Substance" as used herein shall have the meaning specified in CERCLA, and the terms "Hazardous Waste" and "Disposal" shall have the meanings specified in RCRA.

         6.19 Reserve Information; Title Claims.

         (a) The underlying factual information provided to Huddleston, to the extent that it was relied upon by Huddleston in the preparation of its report on SRC's proved reserves as of January 1, 2001, was, at the time of delivery, true and correct in all material respects, except for such errors as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on SRC. SRC has no present knowledge of any material errors in such underlying factual information supplied to Huddleston for purposes of preparing such report and the conclusions in such report are not in any material way unreasonable when compared with SRC's own evaluation of the properties included in such report as of January 1, 2001 taken as a whole.

         (b) SRC has not received any written notice of any adverse claim against SRC's title to the assets and properties reflected in the SRC Financial Statements, except for such claims which would not, individually or in the aggregate, have a Material Adverse Effect on SRC.

         6.20 Brokerage Fees. SRC has not retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby.

         6.21 Material Agreements. SRC has heretofore made available to each other Subject Partnership accurate and complete copies of SRC's material agreements. Each of such agreements is a valid and binding agreement of SRC and (to the best knowledge of SRC) the other party or parties thereto, enforceable against SRC and (to the best knowledge of SRC) such other party or parties in accordance with its terms. SRC is not in breach of or in default under, nor has any event occurred which (with or without the giving of notice or the passage of time or both) would constitute a default by SRC under, any material provision of any of such agreements, and SRC has not received any notice from, or given any notice to, any other party indicating that SRC is in breach of or in default under any of such agreements, except in all such cases for such that would not, individually or in the aggregate, have a Material Adverse Effect on SRC. To the best knowledge of SRC, no other party to any of such agreements is in breach of or in default under any material provision of such agreements, nor has any assertion been made by SRC of any such breach or default.

         6.22 Registration Statement and Proxy Statement/Prospectus Information. Subject to each other applicable parties' fulfillment of their obligations with respect thereto, the Registration

Statement and Proxy Statement/ Prospectus will contain (or will be amended in a timely manner so as to contain) all information about SRC which is required to be included therein in accordance with the Securities Act or Exchange Act and the rules and regulations thereunder and any other Applicable Law and will conform in all material respects with the requirements of the Securities Act or Exchange Act and any other applicable Law; and the Proxy Statement/Prospectus (or any amendment or supplement thereto) will not, at the respective times they are filed with the SEC or published, sent or given to the Subject Partnerships' partners, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or, in the case of the Proxy Statement/Prospectus, will, at the time of the Partnership Votes, omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or consents for a Partnership Vote which shall have become false or misleading in any material respect.


                                   ARTICLE VII

                      REPRESENTATIONS AND WARRANTIES OF DHL

         DHL represents and warrants to the other parties hereto that:

         7.1 Organization. DHL is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite partnership power and partnership authority to own, lease and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve DHL are pending.

         7.2 Qualification. DHL is duly qualified or licensed to do business as a foreign partnership and in good standing in each of the jurisdictions set forth on Schedule 7.2. The failure of DHL to be so qualified or licensed in other jurisdictions does not and will not affect the enforceability of any of its material contracts (including this Agreement), and DHL is able to obtain such qualification or license in each such other jurisdiction without significant expense or loss.

         7.3 Governing Documents. DHL has made available to each other Subject Partnership accurate and complete copies of the partnership agreement of DHL as currently in effect.

         7.4 Capitalization of DHL. Except as set forth in Schedule 7.4, there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatsoever under which DHL may become obligated to issue, assign, transfer or repurchase any partnership interests of DHL.

         7.5 Authority Relative to This Agreement. DHL has full partnership power and authority to execute and deliver this Agreement and, subject to the adoption of this Agreement by the partners of DHL in accordance with Applicable Law and DHL's partnership agreement ("DHL Partner Approval"), to consummate the transactions contemplated hereby. The execution, delivery and performance by DHL of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by the general partners of DHL, and no other partnership proceedings (other than DHL Partner Approval) on the part of DHL are necessary to authorize the execution, delivery and performance by DHL of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by DHL and constitutes, and each other agreement, instrument or document executed or to be executed by DHL in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by DHL and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of DHL enforceable against DHL in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances. On or prior to the date of this Agreement, the general partners of DHL have determined to recommend approval of the DHL Merger to the limited partners of DHL, and such determination is in effect.

         7.6 Noncontravention. Except as otherwise indicated on Schedule 7.6, the execution, delivery and performance by DHL of this Agreement and the consummation by it of the transactions contemplated hereby and the consummation of the transactions contemplated by Section 3.7 do not and will not (i) conflict with or result in a violation of any provision of the partnership agreement or the certificate of limited partnership of DHL, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which DHL is a party or by which DHL or any of its properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the properties of DHL or (iv) assuming compliance with the matters referred to in
Section 7.7, violate any Applicable Law binding upon DHL, except, in the case of clauses (ii), (iii) and (iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations or Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on DHL.

         7.7 Governmental Approvals. To the knowledge of DHL, no consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be obtained or made by DHL in connection with the execution, delivery or performance by DHL of this Agreement or the consummation by it of the transactions contemplated hereby, other than
(i) the filing by DHL or its general partners of a certificate of cancellation in accordance with State Law, (ii) compliance with any applicable requirements of the HSR Act, (iii) compliance with any applicable state securities or takeover laws, (iv) as set forth on Schedule 7.7, (v) filings with Governmental Entities to occur in the ordinary course following the consummation of the transactions contemplated hereby, (vi) filings with or approvals of Governmental Entities which may be necessary due to the status of the Partnership, SRC or RRC or any affiliate thereof and (vii) such consents, approvals, orders or authorizations which, if not obtained, and such declarations, filings or registrations which, if not made, would not, individually or in the aggregate, have a Material Adverse Effect on DHL.

         7.8 No Subsidiaries. DHL has no subsidiaries. In addition, except as set forth on Schedule 7.8, DHL does not own, directly or indirectly, any capital stock or other securities of any corporation or have any direct or indirect equity or ownership interest in any other person.

         7.9 Financial Statements. DHL has delivered to each other Subject Partnership accurate and complete copies of (i) DHL's unaudited consolidated balance sheet as of September 30, 2001 (the "DHL Latest Balance Sheet"), and the related unaudited consolidated statements of income, stockholders' equity and cash flows for the nine-month period then ended (the "DHL Unaudited Financial Statements"), and (ii) DHL's audited consolidated balance sheet as of December 31, 2000, and the related audited consolidated statements of income, stockholders' equity and cash flows for the year then ended, and the notes and schedules thereto, together with the report thereon of Grant Thornton LLP, independent certified public accountants (the "DHL Audited Financial Statements") (collectively, the "DHL Financial Statements"). The DHL Financial Statements (A) have been prepared from the books and records of DHL in conformity with generally accepted accounting principles applied on a basis consistent with preceding years throughout the periods involved, except that the DHL Unaudited Financial Statements are not accompanied by notes or other textual disclosures required by generally accepted accounting principles, and (B) accurately and fairly present DHL's consolidated financial position as of the respective dates thereof and its consolidated results of operations and cash flows for the periods then ended, except that the DHL Unaudited Financial Statements are subject to audit adjustments, which in DHL's reasonable judgment should not be material in the aggregate.

         7.10 Absence of Undisclosed Liabilities. To the best knowledge of DHL, as of the date of this Agreement, DHL does not have any liability or obligation (whether accrued, absolute, contingent, unliquidated or otherwise), except (i) liabilities reflected on the DHL Latest Balance Sheet, (ii) liabilities described in the notes accompanying the DHL Audited Financial Statements, (iii) liabilities which have arisen since the date of the DHL Latest Balance Sheet in the ordinary course of business (none of which is a material liability for breach of contract, tort or infringement), (iv) liabilities arising under executory provisions of contracts entered into in the ordinary course of business (none of which is a material liability for breach of contract), (v) liabilities disclosed on Schedule 7.10 and (vi) other liabilities which, in the aggregate, are not material to DHL.

         7.11 Absence of Certain Changes. As of the date of this Agreement, except as disclosed on Schedule 7.11, since the date of the DHL Unaudited Financial Statements, (i) there has not been any material adverse change in, or any event or condition that might reasonably be expected to result in any material adverse change in, the assets or financial condition of DHL, (ii) the businesses of DHL have been conducted only in the ordinary course consistent with past practice, (iii) DHL has not incurred any material liability, engaged in any material transaction or entered into any material agreement outside the ordinary course of business consistent with past practice, (iv) DHL has not suffered any material loss, damage, destruction or other casualty to any of its assets (whether or not covered by insurance) and (v) DHL has not taken any of the actions set forth in
Section 10.2 except as permitted thereunder.

         7.12 Tax Matters. DHL has duly filed or caused to be filed all federal, state and local Tax Returns required to be filed by or with respect to it with the IRS or other applicable taxing authority, except in such cases where the failure to file would not have a Material Adverse Effect on DHL. Except as disclosed on Schedule 7.12, DHL has paid, or adequately reserved against in its financial statements, all Taxes due or claimed by any taxing authority to be due from DHL except Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside, and there are no liens for Taxes (other than for taxes not yet due and payable) upon any of the assets of DHL. To the best knowledge of DHL, there has been no issue raised or adjustment proposed (and to the knowledge of DHL, none is pending) by the IRS or any other taxing authority in connection with any of the Tax Returns, nor has DHL received any written notice from the IRS or any such other taxing authority that any Tax Return is being audited or may be audited or examined. Except as disclosed on Schedule 7.12, DHL has not agreed to the extension of any statute of limitations on the assessment or collection of any Tax or with respect to any Tax Return.

         7.13 Compliance With Laws. Except as disclosed on Schedule 7.13, to the best knowledge of DHL, DHL has complied in all material respects with all Applicable Laws, except for noncompliance with such Applicable Laws which, individually or in the aggregate, does not and will not have a Material Adverse Effect on DHL. Except as disclosed on Schedule 7.13, DHL has not received any written notice from any Governmental Entity, which has not been dismissed or otherwise disposed of, that DHL has not so complied. DHL is not charged or, to the best knowledge of DHL, threatened with, or under investigation with respect to, any violation of any Applicable Law relating to any aspect of the business of DHL, other than violations which, individually or in the aggregate, do not and in the reasonable judgment of DHL will not have a Material Adverse Effect on DHL.

         7.14 Legal Proceedings. Except as disclosed on Schedule 7.14, there are no Proceedings pending or, to the best knowledge of DHL, threatened against or involving DHL (or any of its general partners or their respective directors or officers in connection with the business or affairs of DHL) or any properties or rights of DHL. Except as disclosed on Schedule 7.14, any and all potential liability of DHL under such Proceedings is adequately covered (except for standard deductible amounts) by the existing insurance maintained by DHL. DHL is not subject to any judgment, order, writ, injunction, or decree of any Governmental Entity which has had or is reasonably likely to have a Material Adverse Effect on DHL. There are no Proceedings pending or, to the best knowledge of DHL, threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

         7.15 Permits. To the best knowledge of DHL, DHL holds all Permits necessary or required for the conduct of its business as currently conducted, except for Permits the absence of which do not and will not have a Material Adverse Effect on DHL. To the best knowledge of DHL, each of such Permits is in full force and effect and DHL is in compliance with each such Permit, except in such respects as would not reasonably be expected to have a Material Adverse Effect on DHL.

Except as disclosed on Schedule 7.15, DHL has not received any written notice from any Governmental Entity and no Proceeding is pending or, to the best knowledge of DHL, threatened with respect to any alleged failure by DHL to have any Permit the absence of which would have a Material Adverse Effect on DHL.

         7.16 Employee Benefit Plans.

         (a) Set forth on Schedule 7.16 is a list identifying each "employee benefit plan", as defined in Section 3(3) of ERISA, (i) which is subject to any provision of ERISA, (ii) which is maintained, administered, or contributed to by DHL or any affiliate of DHL, and (iii) which covers any employee or former employee of DHL or any affiliate of DHL or under which DHL or any affiliate of DHL has any liability. DHL has delivered to each of the other Subject Partnerships accurate and complete copies of such plans (and, if applicable, the related trust agreements) and all amendments thereto and written interpretations thereof, together with, if applicable, the three most recent annual reports (Form 5500) filed in connection with any such plan and (ii) the most recent actuarial valuation report prepared in connection with any such plan. Such plans are referred to in this Section as the "DHL Employee Plans". For purposes of this Section only, an "affiliate" of any person means any other person which, together with such person, would be treated as a single employer under Section 414 of the Code. The only DHL Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2) of ERISA are identified as such on Schedule 7.16.

         (b) Except as otherwise identified on Schedule 7.16, (i) no DHL Employee Plan constitutes a Multiemployer Plan, (ii) no DHL Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code, (iii) no DHL Employee Plan is subject to Title IV of ERISA or to the minimum funding standards of ERISA and the Code, and (iv) during the past five years, neither DHL nor any of its affiliates have made or been required to make contributions to any Multiemployer Plan. There are no accumulated funding deficiencies as defined in Section 412 of the Code (whether or not waived) with respect to any DHL Employee Plan. Neither DHL nor any affiliate of DHL has incurred any material liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. DHL and all of the affiliates of DHL have paid and discharged promptly when due all liabilities and obligations arising under ERISA or the Code of a character which if unpaid or unperformed might result in the imposition of a lien against any of the assets of DHL or any affiliate of DHL. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any DHL Employee Plan has or will make DHL or any affiliate of DHL or any director or officer of DHL or any affiliate of DHL subject to any liability under Title I of ERISA or liable for any Tax pursuant to Section 4975 of the Code that could have a Material Adverse Effect. There are no threatened or pending claims by or on behalf of the DHL Employee Plans, or by any participant therein, alleging a breach or breaches of fiduciary duties or violations of Applicable Laws which could result in liability on the part of DHL, its officers or directors, or such DHL Employee Plans, under ERISA or any other Applicable Law and there is no basis for any such claim.

         (c) No DHL Employee Plan is intended to be qualified under Section 401(a) of the Code. Each DHL Employee Plan has been maintained in all material respects in compliance with its terms and with the requirements prescribed by all Applicable Laws, including but not limited to ERISA and the Code, which are applicable to such Plans.

         (d) Neither DHL nor any affiliate of DHL provides employee post-retirement medical or health coverage or contributes to or maintains any employee welfare benefit plan that provides for health benefit coverage following termination of employment except as is required by Section 4980B of the Code, nor has DHL or any affiliate of DHL made any representations, agreements, covenants or commitments to provide any such coverage.

         (e) To the extent not listed on Schedule 7.16 pursuant to subsection
(a) above, there is separately set forth on Schedule 7.16 a list of each employment or severance agreement or other similar contract, arrangement or policy, and each plan or arrangement (written or oral) providing for insured or self-insured death benefits, workers' compensation benefits, disability benefits, severance benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit- sharing, bonuses, stock options, stock appreciation rights, or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an DHL Employee Plan, (ii) has been entered into, maintained or contributed to, as the case may be, by DHL or any affiliate of DHL, and (iii) covers any employee or former employee of DHL or any affiliate of DHL or under which DHL or any affiliate of DHL has any liability. The agreements, contracts, arrangements, policies and plans described in the preceding sentence are referred to for purposes of this Section as the "DHL Benefit Arrangements". DHL has delivered to each of the other Subject Partnerships accurate and complete copies of the DHL Benefit Arrangements and all amendments thereto and written interpretations thereof, together with any valuation or liability reports or other documentation relating to or prepared in connection with any of the DHL Arrangements. Each DHL Benefit Arrangement has been maintained in all material respects compliance with its terms and with the requirements prescribed by Applicable Laws.

         (f) Neither DHL nor any affiliate of DHL has performed any act or failed to perform any act, and there is no contract, agreement, plan, or arrangement covering any employee or former employee of DHL or any affiliate of DHL, that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 162(a)(1), 162(m) or 280G of the Code, or could give rise to any penalty or excise Tax pursuant to Section 4980B or 4999 of the Code.

         (g) Except as disclosed on Schedule 7.16, there has been no amendment, written interpretation, or announcement (whether or not written) by DHL or any affiliate of DHL of or relating to, or change in employee participation or coverage under, any DHL Employee Plan or DHL Benefit Arrangement which would increase materially the expense of maintaining such DHL Employee Plan or DHL Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2000.

         (h) Except as disclosed on Schedule 7.16, each DHL Employee Plan and each DHL Benefit Arrangement can be terminated by DHL or an affiliate of DHL at any time upon notice thereof not exceeding 30 days, and neither such termination nor the consummation of the transactions contemplated by this Agreement will (i) entitle any employee, officer or director, of DHL or any affiliate of DHL to severance pay or an election to terminate and receive severance pay, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any DHL Employee Plan or DHL Benefit Arrangement, or (iii) result in any breach or violation of, or a default under, any DHL Employee Plan or DHL Benefit Arrangement.

         7.17 Labor Relations.

         (a) Except as disclosed on Schedule 7.17, (i) there are no collective bargaining agreements or other labor union contracts applicable to any employees to or by which DHL is a party or is bound, no such agreement or contract has been requested by an employee or group of employees of DHL, and no discussions have occurred with respect thereto by management of DHL with any such employees;
(ii) no employees of DHL are represented by any labor organization, collective bargaining representative, or group of employees; (iii) no labor organization, collective bargaining representative, or group of employees claims to represent a majority of the employees of DHL in an appropriate unit of DHL; (iv) DHL is not aware of or involved with any representational campaign or other organizing activities by any union or other organization or group seeking to become the collective bargaining representative of any of its employees; (v) DHL is not obligated to bargain collectively with respect to wages, hours, and other terms and conditions of employment with any recognized or certified labor organization, collective bargaining representative, or group of employees; and
(vi) DHL is not aware of any strikes, work stoppages, work slowdowns or lockouts or any threats thereof by or with respect to any of its employees, and since January 1, 1998, there have been no labor disputes, strikes, work stoppages, work slowdowns, lockouts or similar matters involving any such employees.

         (b) DHL is in compliance in all material respects with all Applicable Laws pertaining to employment and employment practices and wages, hours and other terms and conditions of employment in respect of its employees, and has no accrued liability for any arrears of wages or any Taxes or penalties for failure to comply with any thereof. DHL is not engaged in any unfair labor practices or unlawful employment practices. There is no pending or, to the best knowledge of DHL, threatened Proceeding against or involving DHL by or before, and DHL is not subject to any judgment, order, writ, injunction, or decree of or inquiry from, the National Labor Relations Board, the Equal Employment Opportunity Commission, the Department of Labor, or any other Governmental Entity in connection with any current, former or prospective employee of DHL.

         (c) DHL believes that relations with the employees of DHL are satisfactory.

         7.18 Environmental Matters. Except as disclosed on Schedule 7.18, DHL has not received any written notice of any investigation or inquiry from any Governmental Entity under any

Applicable Environmental Laws, including, without limitation, CERCLA and RCRA. To the best knowledge of DHL, as of the date hereof, DHL has not used any property owned or leased by DHL for Disposal of any Hazardous Substance and no condition otherwise exists on any such property, such that DHL or such property would be subject to any material remedial obligations under any Applicable Environmental Laws which obligations would have a Material Adverse Effect on DHL. The term "Hazardous Substance" as used herein shall have the meaning specified in CERCLA, and the terms "Hazardous Waste" and "Disposal" shall have the meanings specified in RCRA.

         7.19 Reserve Information; Title Claims.

         (a) The underlying factual information provided to Calhoun, Blair & Associates ("Blair"), to the extent that it was relied upon by Blair in the preparation of its report on DHL's proved reserves as of January 1, 2001, was, at the time of delivery, true and correct in all material respects, except for such errors as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on DHL. DHL has no present knowledge of any material errors in such underlying factual information supplied to Blair for purposes of preparing such report and the conclusions in such report are not in any material way unreasonable when compared with DHL's own evaluation of the properties included in such report as of January 1, 2001 taken as a whole.

         (b) DHL has not received any written notice of any adverse claim against DHL's title to the assets and properties reflected in the DHL Financial Statements, except for such claims which would not, individually or in the aggregate, have a Material Adverse Effect on DHL.

         7.20 Brokerage Fees. DHL has not retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby; except that DHL has engaged Bruce E. Lazier to render a fairness opinion in connection with the transaction contemplated hereby.

         7.21 Material Agreements. DHL has heretofore made available to each other Subject Partnership accurate and complete copies of DHL's material agreements. Each of such agreements is a valid and binding agreement of DHL and (to the best knowledge of DHL) the other party or parties thereto, enforceable against DHL and (to the best knowledge of DHL) such other party or parties in accordance with its terms. DHL is not in breach of or in default under, nor has any event occurred which (with or without the giving of notice or the passage of time or both) would constitute a default by DHL under, any material provision of any of such agreements, and DHL has not received any notice from, or given any notice to, any other party indicating that DHL is in breach of or in default under any of such agreements, except in all such cases for such that would not, individually or in the aggregate, have a Material Adverse Effect on DHL. To the best knowledge of DHL, no other party to any of such agreements is in breach of or in default under any material provision of such agreements, nor has any assertion been made by DHL of any such breach or default.

         7.22 Registration Statement and Proxy Statement/Prospectus Information. Subject to each other applicable parties' fulfillment of their obligations with respect thereto, the Registration

Statement and Proxy Statement/ Prospectus will contain (or will be amended in a timely manner so as to contain) all information about DHL which is required to be included therein in accordance with the Securities Act or Exchange Act and the rules and regulations thereunder and any other Applicable Law and will conform in all material respects with the requirements of the Securities Act or Exchange Act and any other applicable Law; and the Proxy Statement/Prospectus (or any amendment or supplement thereto) will not, at the respective times they are filed with the SEC or published, sent or given to the Subject Partnerships' partners, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or, in the case of the Proxy Statement/Prospectus, will, at the time of the Partnership Votes, omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or consents for a Partnership Vote which shall have become false or misleading in any material respect.

         7.23 SEC Filings. DHL has filed with the Securities and Exchange Commission all forms, reports, schedules, statements, and other documents required to be filed by it since January 1, 1998 under the Securities Act, the Exchange Act, and all other federal securities laws. All forms, reports, schedules, statements, and other documents (including all amendments thereto) filed by DHL with the Securities and Exchange Commission since such date are herein collectively referred to as the "SEC Filings". DHL has delivered or made available to RRC and SRC accurate and complete copies of all the SEC Filings in the form filed by DHL with the Securities and Exchange Commission. The SEC Filings, at the time filed, complied in all material respects with all applicable requirements of federal securities laws. To the knowledge of DHL, none of the SEC Filings, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. All material contracts of DHL have been included in the SEC Filings, except for those contracts not required to be filed pursuant to the rules and regulations of the Securities and Exchange Commission. DHL shall deliver to RRC and SRC as soon as they become available accurate and complete copies of all forms, reports, and other documents furnished by it to its limited partners generally or filed by it with the Securities and Exchange Commission subsequent to the date hereof and prior to the Effective Time. For purposes of satisfying the conditions in Sections 12.2(a), 12.3(a) and 12.5(a) relating to accuracy at the Closing Date, qualifications regarding "to the knowledge" in this Section 7.23 shall be disregarded.

                                  ARTICLE VIII

                REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

         The Partnership represents and warrants to the other parties hereto that:

         8.1 Organization. The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite partnership power and partnership authority to own, lease and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve the Partnership are pending.

         8.2 Capitalization of the Partnership. Except as set forth in this Agreement, there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatsoever under which the Partnership may become obligated to issue, assign, transfer or repurchase any partnership interests of the Partnership.

         8.3 Authority Relative to This Agreement. The Partnership has full partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Partnership of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by the partners of the Partnership, and no other partnership proceedings on the part of the Partnership are necessary to authorize the execution, delivery and performance by the Partnership of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Partnership and constitutes, and each other agreement, instrument or document executed or to be executed by the Partnership in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by the Partnership and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Partnership enforceable against the Partnership in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         8.4 Noncontravention. The execution, delivery and performance by the Partnership of this Agreement and the consummation by it of the transactions contemplated hereby do not and will not (i) conflict with or result in a violation of any provision of the partnership agreement or the certificate of limited partnership of the Partnership, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which the Partnership is a party or by which the Partnership or any of its properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the properties of the Partnership or (iv) assuming compliance with the matters referred to in Section 8.5, violate any Applicable Law binding upon the Partnership, except, in the case of clauses (ii), (iii) and
(iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations or Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on the Partnership.

         8.5 Governmental Approvals. To the knowledge of the Partnership, no consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be obtained or made by the Partnership in connection with the execution, delivery or performance by the Partnership of this Agreement or the consummation by it of the transactions contemplated hereby, other than (i) the filing by the Partnership of certificates of merger in accordance with State Law, (ii) compliance with any applicable requirements of the HSR Act, (iii) compliance with any applicable state securities or takeover laws, (iv) filings with Governmental Entities to occur in the ordinary course following the consummation of the transactions contemplated hereby, (v) filings with or approvals of Governmental Entities which may be necessary due to the status of any Subject Partnership or any affiliate thereof and (vi) such consents, approvals, orders or authorizations which, if not obtained, and such declarations, filings or registrations which, if not made, would not, individually or in the aggregate, have a Material Adverse Effect on the Partnership.

         8.6 Registration Statement and Proxy Statement/Prospectus Information. Subject to each other applicable parties' fulfillment of their obligations with respect thereto, the Registration Statement and Proxy Statement/ Prospectus will contain (or will be amended in a timely manner so as to contain) all information about the Partnership which is required to be included therein in accordance with the Securities Act or Exchange Act and the rules and regulations thereunder and any other Applicable Law and will conform in all material respects with the requirements of the Securities Act or Exchange Act and any other applicable Law; and the Proxy Statement/Prospectus (or any amendment or supplement thereto) will not, at the respective times they are filed with the SEC or published, sent or given to the Subject Partnerships' partners, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or, in the case of the Proxy Statement/Prospectus, will, at the time of the Partnership Votes, omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or consents for a Partnership Vote which shall have become false or misleading in any material respect.

                                   ARTICLE IX

                 REPRESENTATIONS AND WARRANTIES OF OPERATING SUB
               GENERAL PARTNER AND ORGANIZATIONAL LIMITED PARTNER

         Each of Operating Sub, the General Partner and the Organizational Limited Partner represents and warrants to the other parties hereto that:

         9.1 Organization. Such party is a limited partnership or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite partnership or limited liability company power and partnership or limited liability company authority to own, lease and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve such party are pending.

         9.2 Authority Relative to This Agreement. Such party has full partnership or limited liability company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by such party of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by the partners or members of such party, and no other partnership or limited liability company proceedings on the part of such party are necessary to authorize the execution, delivery and performance by such party of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such and constitutes, and each other agreement, instrument or document executed or to be executed by such in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by such party and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of such party enforceable against such party in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         9.3 Noncontravention. The execution, delivery and performance by such party of this Agreement and the consummation by it of the transactions contemplated hereby do not and will not (i) conflict with or result in a violation of any provision of the partnership agreement or the certificate of limited partnership or similar governing documents of such party, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which such party is a party or by which such party or any of its properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the properties such party or (iv) assuming compliance with the matters referred to in Section 9.4, violate any Applicable Law binding upon such party, except, in the case of clauses (ii), (iii) and (iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations or Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on such party.

         9.4 Governmental Approvals. To the knowledge of such party, no consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be obtained or made by such party in connection with the execution, delivery or performance by such party of this Agreement or the consummation by it of the transactions contemplated hereby, other than (i) compliance with any applicable requirements of the HSR Act, (ii) compliance with any applicable state securities or takeover laws, (iii) filings with Governmental Entities to occur in the ordinary course following the consummation of the transactions contemplated hereby, (iv) filings with or approvals of Governmental Entities which may be necessary due to the status of any Subject Partnership or any affiliate thereof and (v) such consents, approvals, orders or authorizations which, if not obtained, and such declarations, filings or registrations which, if not made, would not, individually or in the aggregate, have a Material Adverse Effect on such party.

                                    ARTICLE X

              CONDUCT OF THE SUBJECT PARTNERSHIPS PENDING CLOSING;
                       CERTAIN ACTIONS RELATING TO CLOSING

         10.1 Conduct and Preservation of Business. Each of RRC, SRC and DHL hereby covenants and agrees with the other parties hereto that, except as contemplated by this Agreement (including without limitation Sections 10.3, 10.4, 10.5 and 10.7), during the period from the date hereof to the Effective Time, such Subject Partnership (i) shall conduct its operations (including, in the case of RRC, those conducted with respect to the Unaffiliated ORRI) according to the ordinary course of business consistent with past practice and in material compliance with all Applicable Laws, (ii) shall use its reasonable best efforts to preserve, maintain and protect its properties (including, in the case of RRC, those subject to the Unaffiliated ORRI) and (iii) shall use its reasonable best efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain existing relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with them; provided, however, that such Subject Partnership shall not be required to make any payments or enter into or amend any contractual agreements, arrangements or understandings to satisfy any of the foregoing obligations.

         10.2 Restrictions on Certain Actions. Except as otherwise expressly provided in this Agreement (including without limitation Sections 10.3, 10.4, 10.5 and 10.7), prior to the Effective Time, such Subject Partnership (including, in the case of RRC, and to the extent applicable, with respect to or affecting the Unaffiliated ORRI) shall not, without the prior written consent of the other two Subject Partnerships, which consent shall not be unreasonably withheld:

                  (a) amend its certificate of partnership, partnership agreement or similar governing documents;

                  (b) (i) create, incur, guarantee or assume any indebtedness for borrowed money or otherwise become liable or responsible for the obligations of any other person in an aggregate amount in excess of $100,000, (ii) make any loans, advances or capital contributions to, or investments in, any other person, or (iii) mortgage or pledge any of its material assets, tangible or intangible, or create any material lien thereupon (except for statutory liens (including materialmen's, mechanic's, repairmen's, landlord's and other similar liens) arising in connection with the ordinary course of business securing payments not yet due and payable or, if due and payable, the validity of which is being contested in good faith by appropriate legal proceedings and for which adequate reserves have been set aside);

                  (c) (i) enter into, adopt or (except as may be required by law) amend or terminate any bonus, profit sharing, compensation, severance, termination, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee, (ii) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such Subject Partnership, increase in any manner the compensation or fringe benefits of any director, officer or employee of such Subject Partnership or (iii) pay to any director, officer or employee of such Subject Partnership any benefit not required by any employee benefit agreement, trust, plan, fund or other arrangement as in effect on the date hereof;

                  (d) acquire, sell, lease, transfer or otherwise dispose of, directly or indirectly, any assets other than those which are (x) in the ordinary course of business consistent with past practice and (y) in any individual transaction (or series of related transactions) are less than $100,000;

                  (e) acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof;

                  (f) make any capital expenditure or expenditures which, individually, is in excess of $100,000;

                  (g) pay, discharge or satisfy any claims, liabilities or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, and whether asserted or unasserted), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice, or in accordance with their terms, of liabilities reflected or reserved against in the Financial Statements of such Subject Partnership, or incurred since the date of the Latest Balance Sheet of such Subject Partnership in the ordinary course of business consistent with past practice;

                  (h) enter into any material lease, contract, agreement, commitment, arrangement or transaction outside the ordinary course of business consistent with past practice;

                  (i) amend, modify, or change in any material respect any existing lease, contract, or agreement, other than in the ordinary course of business consistent with past practice;

                  (j) change any of the accounting principles or practices used by it, except for any change required by reason of a concurrent change in GAAP and notice of which is given in writing by such Subject Partnership to the other two Subject Partnerships;

                  (k) waive, release, grant, or transfer any rights of value, other than in the ordinary course of business consistent with past practice;

                  (l) take any action that would, or that reasonably could be expected to, result in any of the representations and warranties of such Subject Partnership set forth in this Agreement becoming untrue or any material breach of this Agreement;

                  (m) enter into any hedging, swap, fixed price sale or purchase (having a term of more than 90 days) or other derivative contract;

                  (n) accelerate collection of any notes or accounts receivable generated by the Subject Partnership or its business by using collections efforts beyond what would have been used in the ordinary course of business;

                  (o) delay payment of any account payable or other liability of such Subject Partnership relating to its business beyond its due date or the date when such liability would have been paid in the ordinary course of the Subject Partnership's business consistent with past practice; or

                  (p) authorize or propose, or agree in writing or otherwise to take, any of the actions described in this Section 10.2.

         10.3 RRC and SRC Reorganizations.

         (a) RRC shall use its reasonable best efforts to cause its partners and the undivided interest owners of net profits interests burdening RRC's properties (the "NPI Owners") to agree in writing that, immediately prior to or simultaneously with the Mergers, (a) RRC will reorganize as a limited partnership and (b) the NPI owners will contribute such net profits interests to RRC in exchange for limited partnership interests in RRC (the "RRC Reorganization") and in connection therewith RRC and each of the general partners of RRC shall recommend the RRC Reorganization to the NPI Owners. Each of the general partners of RRC shall use its reasonable best efforts to solicit from the NPI Owners written agreements effecting such RRC Reorganization. RRC shall not assist in or promote any transaction or action with the purpose of frustrating the consummation of the RRC Reorganization, or with knowledge that such transaction or action will have the effect of preventing the RRC Reorganization.

         (b) SRC shall use its reasonable best efforts to cause its partners to agree that, immediately prior to or simultaneously with the Mergers, (a) SRC's partnership agreement will be amended so that its general partner will hold a 4% interest in SRC and its limited partners will hold interests aggregating a 96% interest in SRC (the "SRC Reorganization"). The general partner of SRC shall (i) unanimously recommend to the limited partners of SRC that they consent to the SRC Reorganization and (ii) use its reasonable best efforts to solicit from the limited partners of SRC written consents or agreements effecting the SRC Reorganization.

         10.4 Conveyance of Working Interests prior to Mergers.

         (a) RRC and the Operating Sub shall enter into an assignment, conveyance and assumption agreement with respect to working interests owned by RRC, in substantially the form of the WI Assets Conveyance, prior to the Effective Time.

         (b) SRC and the Operating Sub shall enter into an assignment, conveyance and assumption agreement with respect to working interests owned by SRC, in substantially the form of the WI Assets Conveyance, prior to the Effective Time.

         10.5 Pre-Closing Payments and Cash Treatment.

         (a) Each Subject Partnership shall use its reasonable best efforts to determine the amount of its trade payables and all other claims or liabilities (of which such Subject Partnership has actual notice and which are not disputed by such Subject Partnership in good faith) incurred through Closing, including without limitation Combination Costs (as defined in Section 11.15). Except as provided in Section 10.5(c), each Subject Partnership shall fully pay or otherwise satisfy, on or prior to the Mergers and the Asset Conveyance on the Closing Date, all such undisputed claims or liabilities incurred or accrued through the Closing that are identified and are due and payable by the Subject Partnership in the ordinary course of its business, plus any other claims or liabilities incurred and accrued through the Closing that are identifiable and relate to revenues attributable to such claims or liabilities which have been received by such Subject Partnership ("Accrued Expenses"); provided that Combination Costs incurred through Closing, and all costs of DHL's financial advisor referred to in Section 7.20, shall in all cases be Accrued Expenses; and provided further that the amount necessary to prepare and file final Tax Returns of such Subject Partnership shall be an Accrued Expense.

         (b) Immediately prior to consummation of the Mergers, and subsequent to the payments referred to in Section 10.5(a), each of RRC and SRC shall distribute all cash of such Subject Partnership to its partners, except as provided in Section 10.5(c) or 10.5(d). Except as provided in Section 10.5(c) or 10.5(d), all cash of DHL as of the close of business on the Closing Date shall be deemed to constitute the "Excess Cash Amount" for purposes of Section 3.2.

         (c) If agreed to by the other Subject Partnerships, a Subject Partnership may elect to defer payment of Accrued Expenses until after Closing and shall in such case retain (in the case of RRC and SRC) or transfer as part of the Asset Conveyance (in the case of DHL) an amount of cash equal to the greater of (x) zero and (y) the amount or estimated amount of such Accrued Expenses less the amount of any Pre-Closing Appraiser Costs (as defined below in subsection (d)) paid by such Subject Partnership prior to Closing. If DHL elects to transfer any such cash, (i) such amounts for unpaid Accrued Expenses relating to liabilities and obligations assumed by the Operating Sub shall be transferred to the Operating Sub pursuant to the Management Assets Conveyance and deducted from the "Excess Cash Amount" and (ii) such amounts for unpaid Accrued Expenses relating to liabilities and obligations assumed by the Partnership shall be deducted from the "Excess Cash Amount" (and therefore transferred to the Partnership pursuant to Section 3.1(c)). There shall be credited against the amount of cash delivered by DHL to the Partnership pursuant to this Section 10.5(c), the amount of any accounts receivable conveyed to the Partnership as part of the NPI and Residual Assets pursuant to the form of conveyance attached hereto as Exhibit 3.3(c)(ii).

         (d) If any limited partners of SRC or DHL perfect their dissenters' rights in accordance with Article IV, then any Subject Partnership with such dissenters shall retain (in the case of SRC) or transfer as part of the NPI and Residual Assets (in the case of DHL) an amount of cash equal to the aggregate estimated amount that will be required to be paid to such Subject Partnership's dissenting partners pursuant to Article
IV. For purposes of the preceding sentence, the estimated amount shall be determined by agreement of all three Subject Partnerships prior to Closing (any such agreement to be in the sole discretion of each Subject Partnership); provided, however, if no such agreement can be reached, then (i) such Subject Partnership shall cause an independent appraiser selected by such Subject Partnership (and reasonably acceptable to the other Subject Partnerships) to determine the value of a dissenting partner's interest in such Subject Partnership based on appraisal of such Subject Partnership's assets which will value such Subject Partnership's assets as they existed at the latest practicable date as if sold in an orderly manner in a reasonable period of time and in a manner consistent with appropriate industry practice and (ii) the aggregate estimated amount shall be calculated using such appraisal. If DHL must transfer any such cash, such amount shall be deducted from the "Excess Cash Amount." All fees of any such appraiser "Pre- Closing Appraiser Costs") shall be borne by the Subject Partnership for which the appraisal is being conducted.

         10.6 Post-Closing Collections and Invoices. In the event DHL or the Partnership receives any payment after Closing resulting from a WI Asset or a Management Asset, each of DHL and the Partnership agrees immediately to transmit (or cause to be transmitted) such payment to the Operating Sub, and the Operating Sub is hereby authorized to endorse the check, in the name of DHL if necessary, and to deposit the check to the Operating Sub's account. In the event DHL or the Partnership receives any invoice, billing or charges after Closing which relates to an obligation or liability assumed by the Operating Sub in accordance with Section 3.5, each of DHL and the Partnership agrees immediately to forward such item to the Operating Sub.

         10.7 Certain DHL Matters. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall prohibit DHL from taking actions in connection with the following:

                  (a) Purchase of a directors' and officers' insurance and fiduciary liability insurance, for the benefit of those persons who are covered by the Company's directors' and officers' liability insurance and fiduciary liability insurance at the date of this Agreement, providing coverage with respect to matters occurring prior to Closing; provided the cost of any such insurance shall be treated as an Accrued Expense for purposes of Section 10.5.

                  (b) The sale by DHL of securities of any other issuer of any class registered under Section 12 of the Securities Exchange Act of 1934.

                  (c) DHL may make distributions of cash to its partners in accordance with, and in amounts not materially in excess of, its past practice.

                                   ARTICLE XI

                              ADDITIONAL AGREEMENTS

         11.1 Access to Information; Confidentiality. Subject to Applicable Law, between the date hereof and the Closing (or termination of this Agreement) each Subject Partnership (i) shall give each other Subject Partnership and its authorized representatives reasonable access at the Subject Partnership's principal office during normal business hours to all employees, plants, offices and other facilities, and all books and records of the Subject Partnership, (ii) shall permit each other Subject Partnership and its authorized representatives to make such inspections as such other Subject Partnership may reasonably require and (iii) shall cause the Subject Partnership's general partner and their respective officers to furnish each other Subject Partnership and its authorized representatives with such financial and operating data and other information with respect to the Subject Partnership as such other Subject Partnership may from time to time reasonably request; provided, that the Subject Partnership shall have the right to have a representative present at all times. Each Subject Partnership shall hold in confidence all such information on the terms and subject to the conditions contained in the Confidentiality Agreement among DHL, SRC and RRC dated March 19, 2000 and the Confidentiality Agreement among SRC, RRC and DHL dated April 6, 2000.

         11.2 Notification of Certain Matters. Each Subject Partnership shall give prompt notice to each other Subject Partnership of (i) the discovery of any fact or circumstance which would be likely to cause any representation or warranty of such Subject Partnership contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any material failure of such Subject Partnership to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 11.2 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, (ii) modify the conditions set forth in Article XII or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         11.3 Acquisition Proposals.

         (a) Each Subject Partnership will notify the other Subject Partnerships immediately and in any event within twenty-four (24) hours of receipt of any proposals by, request for any information from, or initiation of or attempt or request to initiate any negotiations or discussions with, such Subject Partnership or its general partner or their respective officers, directors, members of Advisory Committee, employees, investment bankers, attorneys, accountants or other agents (collectively, "Representatives"), in each case in connection with (i) any Acquisition Proposal (as defined below) or the consideration of making of an Acquisition Proposal ("Acquisition Proposal Interest") indicating, in connection with such notice, the terms and conditions of any Acquisition Proposals or offers or (ii) in the case of RRC, any proposal to acquire all or a substantial portion of the Unaffiliated ORRI (other than in connection with the RRC Reorganization). Each Subject Partnership agrees that as of the date hereof it shall cease and cause to be terminated any activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal Interest. Each Subject Partnership agrees that it shall keep each other Subject Partnership informed, on a reasonably current basis, of the status and terms of (i) any Acquisition Proposal Interest or (ii) in the case of RRC, proposal to acquire all or a substantial portion of the Unaffiliated ORRI. The term "Acquisition Proposal," as used herein, means any tender or exchange offer involving such Subject Partnership or any offer or proposal for a merger, consolidation or other business combination or joint venture involving such Subject Partnership or the acquisition of any substantial equity interest in, or a substantial portion of the assets of, such Subject Partnership or any offer or proposal with respect to any recapitalization or restructuring with respect to such Subject Partnership, other than the transactions contemplated by this Agreement.

         (b) Except as provided in Section 11.3(c) or 11.3(d), from the date hereof until this Agreement is terminated in accordance with its terms, no Subject Partnership shall, and each Subject Partnership shall use its reasonable best efforts to ensure that its general partner(s) and its and their respective Representatives shall not, directly or indirectly (i) solicit, initiate or knowingly encourage, or take any action to facilitate the making of, any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal or (iii) engage in discussions or negotiations with, or provide any non-public information relating to such Subject Partnership to, any person relating to an Acquisition Proposal; provided, however, that nothing contained in this Section 11.3 shall prohibit such Subject Partnership or its general partner from taking and disclosing to such Subject Partnership's partners its position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 under the Exchange Act to the extent required by Applicable Law or from making any disclosure to the Subject Partnership's partners if in the good faith judgment of the general partner(s) (or in the case of DHL, the members of its Advisory Committee) after consultation with counsel, failure to do so would be a breach of its fiduciary duties to the Subject Partnership's limited partners under applicable law; provided, however, that neither such Subject partnership nor its general partners (nor in the case of DHL, the members of its Advisory Committee) shall, except as permitted by Section 11.3(d), withdraw or modify, or propose to withdraw or modify, its position with respect to the Agreement, the Combination and the transactions contemplated by this Agreement or approve or recommend, or propose to approve or recommend, an Acquisition Proposal.

         (c) Notwithstanding the foregoing, each Subject Partnership may furnish information concerning its business, properties or assets to any person pursuant to a confidentiality agreement no less favorable to such Subject Partnership than those contained in the Confidentially Agreements referenced in Section 11.1 and may negotiate and participate in discussions and negotiations with such person concerning an Acquisition Proposal if (x) such entity or group has on an unsolicited basis submitted a bona fide written proposal to such Subject Partnership relating to any such transaction which such Subject Partnership's general partner(s) (and members of Advisory Committee, in the case of DHL) determines in good faith (in the case of DHL, after receiving advice from its financial advisor), represents a financially superior transaction to the Combination from the standpoint of the limited partners of such Subject Partnership and (y) such Subject Partnership's general partner(s) (and members of Advisory Committee, in the case of DHL) determines in good faith, after consultation with counsel, that the failure to provide such information or access or to engage in such discussions or negotiations would cause such general partner(s) (and members of Advisory Committee, in the case of DHL) to violate its fiduciary duties to such Subject Partnership's limited partners under Applicable Law (an Acquisition Proposal which satisfies clauses (x) and (y) being referred to herein as a "Superior Proposal").

         (d) Except as set forth herein, no general partner of a Subject Partnership, nor any Advisory Committee of any Subject Partnership shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the other Subject Partnerships, the approval or recommendation by such general partner or group of this Agreement or the Combination or the other transactions contemplated by this Agreement, (ii) approve or recommend or propose to approve or recommend, any Acquisition Proposal or (iii) enter into, or cause its Subject Partnership to enter into, any letter of intent, agreement in principle, agreement or fee arrangement with respect to any Acquisition Proposal. Notwithstanding the foregoing, a Subject Partnership's general partner or Advisory Committee may (subject to the terms of this sentence) terminate this Agreement in accordance with Section 14.1(c)(iii) and enter into an agreement with respect to a Superior Proposal, in which event such Subject Partnership may take any of the actions set forth in clauses (i) through (iii) of the immediately preceding sentence; provided, however, that such Subject Partnership shall not enter into an agreement with respect to a Superior Proposal or terminate this Agreement pursuant to Section 14.1(c)(iii) unless such Subject Partnership shall have furnished each other Subject Partnership with written notice not later than 12:00 noon two (2) Business Days in advance of any date that it intends to enter into such agreement (or terminate this Agreement pursuant to Section 14.1(c)(iii)) specifying the terms and material conditions of the Superior Proposal and identifying the Person making such Superior Proposal and shall have afforded the other Subject Partnerships an opportunity to make a proposal that is superior to such Superior Proposal.

         11.4 HSR Act; Consents. If required, each of the parties hereto shall
(i) file or cause to be filed, as promptly as practicable but in no event later than twenty (20) consecutive Business Days after the execution and delivery of this Agreement, with the Federal Trade Commission and the United States Department of Justice, all reports and other documents required to be filed by such party under the HSR Act concerning the transactions contemplated hereby and
(ii) promptly comply with or cause to be complied with any requests by the Federal Trade Commission or the United States Department of Justice for additional information concerning such transactions, in each case so that the waiting period applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall expire as soon as practicable after the execution and delivery of this Agreement. Each party hereto agrees to request, and to cooperate with the other party or parties in requesting, early termination of any applicable waiting period under the HSR Act. Each of the parties also shall use its reasonable best efforts to obtain all other consents, approvals, orders, authorizations and waivers of, and to effect all declarations, filings and registrations with, all third parties (including Governmental Entities) that are necessary, required or deemed to be desirable to enable the parties to effect the transactions contemplated by this Agreement and to otherwise consummate the transactions contemplated hereby.

         11.5 Special Meeting; Proxy/Consent Solicitation Statement.

         (a) Each Subject Partnership shall take all action necessary in accordance with Applicable Law and its governing documents to duly call, give notice of, convene and hold a special meeting of its partners (each, a "Special Meeting"), or to solicit written consents in lieu thereof, as promptly as practicable after the date hereof to consider and vote upon the adoption and approval of this Agreement, the Combination and the matters required by any national securities exchange or interdealer quotation system. The partner vote required for the adoption and approval of this Agreement and the Combination by any Subject Partnership shall be the vote required by State Law and the applicable Subject Partnership's governing documents; provided, however, that RRC's required vote shall include the approval of all NPI Owners (as defined in Section 10.3) as part of the RRC Reorganization. Subject to Section 11.3(d) and the proviso to Section 11.3(b), the general partner(s) (and member of Advisory Committee, in the case of DHL) of each Subject Partnership shall (i) unanimously recommend to the limited partners of such Subject Partnership that they vote in favor of the adoption and approval of this Agreement, the Combination and the matters contemplated thereby, (ii) use its reasonable best efforts to solicit from the limited partners of such Subject Partnership proxies or written consents, as applicable, in favor of such adoption and approval and (iii) take all other action reasonably necessary to secure a vote of the limited partners of such Subject Partnership in favor of such adoption and approval. For purposes of this Agreement, a "Partnership Vote" shall occur on the date of a Special Meeting or the "due date" for any written consents (as stated in any consent solicitation statement), and shall include the approval of this Agreement by the NPI Owners as part of the RRC Reorganization.

         (b) As soon as practicable following the date of this Agreement, RRC, SRC, DHL and the Partnership shall cooperate to prepare on the Partnership's behalf a registration statement (the "Registration Statement") to be filed by the Partnership on Form S-4 with the Commission under the Securities Act with respect to the offering, sale and delivery of the LP Units to be issued pursuant to the Combination, which will include proxy or consent solicitation materials for Partnership Votes of RRC, SRC and DHL, which will also constitute the Prospectus to be included in the Registration Statement (as amended or supplemented, the "Proxy Statement/Prospectus"). To the extent practicable, the parties will utilize one document for transmittal to their respective partners to meet applicable legal requirements. The Subject Partnerships and the Partnership shall cooperate to use reasonable best efforts to have the Proxy Statement/Prospectus cleared by the Commission as promptly as practicable. The parties shall cooperate with each other in the preparation of the Proxy Statement/Prospectus and shall furnish such data and information relating to RRC, SRC, DHL or the Partnership as may reasonably be required for the purpose of including the data and information in the Proxy Statement/Prospectus. The parties shall give each other and their counsel the opportunity to review any preliminary proxy materials and the Proxy Statement/Prospectus prior to their being filed with the Commission and shall give each other and their counsel the opportunity to review all amendments and supplements thereto and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the Commission. No party shall file the Proxy Statement/Prospectus or any amendment thereto without each other party's prior consent. Each party will provide promptly to the other parties copies of all correspondence between such party or any of its representatives and the Commission. Each party agrees promptly to correct any information provided by it for use in the Proxy Statement/Prospectus if and to the extent that such information shall have become false or misleading in any material respect.

         (c) Each party will use its reasonable best efforts to cause the Registration Statement to become effective as soon as practicable after filing. The Registration Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the respective rules and regulations adopted thereunder. None of the information supplied by any Subject Partnership for inclusion in the Registration statement will contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein not misleading. Each party will notify the other parties in writing if prior to the Effective Time it shall obtain knowledge of any fact that would, in its opinion, make it necessary to amend or supplement the Registration Statement in order to make the statements therein not misleading or to comply with applicable law.

         (d) Except as provided in Section 11.3(d), the Proxy Statement/Prospectus shall contain the unanimous recommendation of the general partner(s) (and members of Advisory Committee, in the case of DHL) of the Subject Partnerships that limited partners thereof vote in favor of the adoption and approval of this Agreement and the Combination. No Subject Partnership shall mail or otherwise distribute the Proxy Statement/Prospectus to its limited partners without consultation with the each other Subject Partnership and its counsel.

         (e) The Partnership shall engage an independent third party to receive and tabulate all votes and dissents in connection with the Combination, and such tabulation shall be available to the partners of a Subject Partnership upon request at any time during and after voting occurs. To the extent such independent party requires payment prior to the consummation of the Combination, such expenses shall be treated as Common Costs under Section 11.15.

         11.6 Reasonable Best Efforts. Each party hereto agrees that it will not voluntarily undertake any course of action inconsistent with the provisions or intent of this Agreement and will use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable under Applicable Laws to consummate the transactions contemplated by this Agreement, including, without limitation,
(i) cooperation in determining whether any other consents, approvals, orders, authorizations, waivers, declarations, filings or registrations of or with any Governmental Entity or third party are required in connection with the consummation of the transactions contemplated hereby, (ii) using its reasonable best efforts to obtain any such consents, approvals, orders, authorizations and waivers and to effect any such declarations, filings and registrations, (iii) using its reasonable best efforts to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (iv) using its reasonable best efforts to defend, and to cooperate in defending, all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and (v) the execution of any additional instruments necessary to consummate the transactions contemplated hereby.

         11.7 Employees and Employee Benefit Plans of DHL.

         (a) DHL shall terminate the employment of all of its employees effective as of the Closing Date. The Operating Sub shall offer employment to such terminated employees upon such terms and conditions as the Operating Sub shall in its sole discretion determine.

         (b) Prior to Closing, DHL shall take all action necessary to terminate and discharge all of its obligations and liabilities under its Simplified Employee Pension-Individual Retirement Accounts Contribution Agreement and under its Severance Plan for Employees of Dorchester Hugoton, Ltd., and shall provide RRC and SRC with documentation evidencing such action.

         (c) Effective as of the Closing Date, the Operating Sub shall assume and become the plan sponsor of the employee welfare plans of DHL as set forth on
Schedule 7.16, except for the Severance Pay Plan for Employees of Dorchester Hugoton, Ltd., for the benefit of the former DHL employees covered by such plans as of the Closing Date who become employees of the Operating Sub, and DHL and the Operating Sub shall take all action necessary to effect such assumption and substitution of plan sponsorship. The Operating Sub shall have the right in its sole discretion to amend or terminate said employee welfare plans at any time after the Closing Date.

         11.8 Employees and Employee Benefit Plans of SRC and RRC.

         (a) SRC and RRC will use their reasonable best efforts to have Smith Allen, a Texas general partnership ("Smith Allen"), terminate the employment of all of its employees effective as of the Closing Date. The Operating Sub shall offer employment to such terminated employees upon such terms and conditions as the Operating Sub shall in its sole discretion determine.

         (b) Effective as of the Closing Date, the Operating Sub shall assume and become the plan sponsor of the employee welfare plans of Smith Allen as set forth on Schedule 5.16 and Schedule 6.16 for the benefit of the former Smith Allen employees covered by such plans as of the Closing Date who become employees of the Operating Sub, and the Operating Sub will take, and RRC and SRC will use their best efforts to cause Smith Allen to take, all action necessary to effect such assumption and substitution of plan sponsorship. The Operating Sub shall have the right in its sole discretion to amend or terminate said employee welfare plans at any time after the Closing Date.

         11.9 Listing of LP Units. Each of the Subject Partnerships and the Partnership shall use its reasonable efforts to cause the LP Units be approved for listing on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD prior to the Effective Time, subject in either case to official notice of issuance.

         11.10 Affiliate Agreements. Each Subject Partnership shall identify in a letter to the Partnership all persons who are, on the date hereof, "affiliates" of such Subject Partnership, as such term is used in Rule 145 under the Securities Act. Each Subject Partnership shall use its reasonable efforts to cause such persons to deliver to the Partnership not later than ten (10) days prior to the date of such Subject Partnership's Partnership Vote, a written agreement substantially in the form attached hereto as Exhibit 11.10 and shall use its reasonable efforts to cause persons who become "affiliates" after the date hereof but prior to the Closing Date to execute and deliver agreements at least five (5) days prior to the Closing Date.

         11.11 Comfort Letters. Each Subject Partnership shall use its reasonable best efforts to cause to be delivered to each of the Subject Partnership and the Partnership a "comfort" letter from such Subject Partnership's independent accountants, dated the effective date of the Proxy Statement/Prospectus and addressed to the Subject Partnerships and the Partnership, of the kind contemplated by the Statement on Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA Statement"), in form reasonably acceptable to such other Subject Partnerships, in connection with the procedures undertaken by such Subject Partnership's independent accountants with respect to the financial statements of such Subject Partnership included in the Registration Statement and the other matters with respect to such Subject Partnership contemplated by the AICPA Statement and customarily included in comfort letters relating to transactions similar to the Combination.

         11.12 Public Announcements. Except as may be required by Applicable Law or by obligations pursuant to any listing agreement with any national securities exchange or interdealer quotation system, no Subject Partnership shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other Subject Partnerships. Any such press release or public statement required by Applicable Law or any such listing agreement shall only be made after reasonable notice to the other Subject Partnerships.

         11.13 Indemnification Arrangements.

         (a) From and after the Effective Time, the Partnership shall indemnify, defend and hold harmless each person who is at the Effective Time, or who has been at any time prior to the Effective Time, a partner of a Subject Partnership or an affiliate of such partner, or a partner, shareholder, director, officer, employee or agent of a Subject Partnership or such affiliate (each, an "Indemnified Party") with respect to matters occurring prior to the Effective Time, to the extent the applicable Subject Partnership would have been required to do so under its governing documents in effect at the Effective Time and shall provide such persons with the other related rights provided by such governing documents.

         (b) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, the parties hereto and each Indemnified Party, his heirs and his representatives. The rights provided the Indemnified Parties under this Section shall be in addition to, and not in lieu of, any rights to indemnity that such persons may have under the Certificate of Limited Partnership and Partnership Agreement of the Partnership or any other agreements.

         11.14 Amendment of Schedules. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing to supplement or amend the Schedules hereto with respect to any matter hereafter discovered which, if known at the date of this Agreement, would have been required to be set forth or described in the Schedules. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 12.2(a), 12.3(a), 12.4(a) and 12.5(a) have been fulfilled, the Schedules hereto shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment thereto.

         11.15 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all fees and expenses, including fees and expenses of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby ("Combination Costs") shall be paid by the party incurring such fee or expense, whether or not the Closing shall have occurred. The provisions of Section 10.5 shall apply to such Combination Costs. The parties agree that Combination Costs incurred after July 31, 2001 which are properly allocable to all three Subject Partnerships (e.g. printing, pro forma accounting and filing fees; and including fees and expenses of legal counsel incurred in connection with this Agreement and the transactions contemplated hereby to the extent not relating solely to the internal matters of a general partner of a Subject Partnership) ("Common Costs") shall be borne in the following proportions:

         Dorchester Hugoton, Ltd.              39%
         Republic Royalty Company              41%
         Spinnaker Royalty Company, L.P.       20%

         11.16 Future Royalty/NPI Agreement. The Partnership and Operating Sub shall enter into an agreement (the "Royalty/NPI Agreement") at (and subject to the occurrence of) the Closing. The Royalty/NPI Agreement shall be in substantially the form set forth as Exhibit 11.17.

         11.17 DHL Credit Agreements. Prior to Closing, each Subject Partnership shall pay in full and terminate each and every indenture, note, loan or credit agreement, or other agreement (other than oil and gas industry arrangements required in connection with oil and gas operations) relating to the borrowing of money by such Subject Partnership or to the direct or indirect guarantee or assumption by of any obligation of others, including any agreement that has the economic effect although not the legal form of any of the foregoing.

         11.18 Indemnity Agreement. The Partnership and an entity which is a limited partner of RRC immediately prior to the Effective Time shall enter into an indemnification agreement (the "Indemnity Agreement") at (and subject to the occurrence of) the Closing. The Indemnity Agreement shall be in substantially the form set forth as Exhibit 11.18.

                                   ARTICLE XII

                                   CONDITIONS

         12.1 Conditions to Obligations of the Parties. The obligations of the parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

                  (a) Partnership Approvals. This Agreement shall have been duly and validly adopted and approved by the partners of each of the Subject Partnerships in accordance with the partnership agreement of such Subject Partnership, Nasdaq National Market rules (if applicable) and Applicable Law; and by all NPI Owners.

                  (b) HSR Act. All waiting periods (and any extensions thereof) applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

                  (c) Legal Proceedings. No preliminary or permanent injunction or other order, decree, or ruling issued by a Governmental Entity, and no statute, rule, regulation, or executive order promulgated or enacted by a Governmental Entity, shall be in effect which restrains, enjoins, prohibits, or otherwise makes illegal the consummation of the transactions contemplated hereby; and no Proceeding by a Governmental Entity shall have been commenced or threatened (and be pending or threatened on the Closing Date) against Buyer, Seller, or any of their respective affiliates, associates, directors, or officers seeking to prevent or challenging the transactions contemplated hereby.

                  (d) Consents. All consents, approvals, orders, authorizations and waivers of, and all declarations, filings and registrations with, third parties (including Governmental Entities) required to be obtained or made by or on the part of the parties hereto, or otherwise reasonably necessary for the consummation of the transactions contemplated hereby, shall have been obtained or made, and all thereof shall be in full force and effect at the time of Closing, unless the failure to obtain or make any such consent, approval, order, authorization, waiver, declaration, filing or registration would not have a Material Adverse Effect on the Partnership.

                  (e) Registration Statement. The Registration Statement shall have been declared effective under the Securities Act, and no stop order in respect of the Registration Statement or proceeding in contemplation thereof shall be pending or threatened. The Partnership shall have obtained all necessary "blue sky" or state securities laws authorizations required for the issuance of the LP Units in connection with the Combination, and such authorizations shall not have been suspended or revoked.

                  (f) Listing of Company Common Stock. The LP Units shall have been approved for listing on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD, subject, in either case, to official notice of issuance.

                  (g) RRC and SRC Reorganizations. Each of the RRC Reorganization and the SRC Reorganization shall have occurred, or be occurring simultaneously with Closing.

                  (h) Conveyances of Working Interests prior to Asset Conveyance. The transactions contemplated by Section 10.4 shall have occurred, or be occurring simultaneously with Closing.

                  (i) Closing under the GP Contribution Agreement. All conditions precedent to the closing of the transactions contemplated by that certain Contribution Agreement dated of even date herewith by and among the General Partner, its general partner and the general partner(s) of each Subject Partnership (the "GP Contribution Agreement") as in effect on the date of this Agreement and without giving effect to any amendment or waiver of, under or pursuant to the terms of the GP Contribution Agreement hereafter made or effected unless approved by each Subject Partnership and the Partnership (other than conditions with respect to the consummation, simultaneously with such closing, of the transactions contemplated hereby) shall have been satisfied at or prior to the Closing, and such closing shall be occurring simultaneously with the Closing.

                  (j) Accounting Matters. The Partnership and the Subject Partnerships shall have received the "comfort" letters described in
         Section 11.11.

                  (k) Lock Up Agreements. Each of the general partners of the Subject Partnerships, each manager of the General Partner and each officer of Operating Sub shall have entered into a lock-up agreement relating to the LP Units, which agreement shall be for a term of one year from the Closing Date and shall otherwise be in form and substance reasonably acceptable to each Subject Partnership.

         12.2 Conditions to Obligation of RRC. The obligation of RRC to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

                  (a) Representations and Warranties. All the representations and warranties of each party to this Agreement (other than RRC) contained in this Agreement and in any agreement, instrument or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date, except as affected by transactions permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date.

                  (b) Covenants and Agreements. Each party to this Agreement (other than RRC) shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

                  (c) No Material Adverse Change. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to SRC or DHL, and RRC shall have received a certificate signed by an officer of the general partner of SRC and a certificate signed by an officer of a general partner of DHL, in each case to his knowledge, to such effect.

                  (d) SRC and DHL Transactions. The closings of the Merger relating to SRC and the Asset Conveyance shall have occurred, or be occurring simultaneously with Closing.

                  (e) Indemnity Agreement. The Partnership shall have entered into the Indemnity Agreement.

                  (f) Dissenters Payments. The aggregate estimated amount that will be required to be paid to dissenting partners shall have been determined for each other applicable Subject Partnership pursuant to
         Section 10.5, and each such other Subject Partnership shall have enough cash on hand to satisfy all of its obligations under Section 10.5.

                  (g) Initial DHL GP Number. The Initial DHL GP Number shall not be greater than an amount equal to one percent (1%) of an amount equal to the Initial DHL LP Number divided by 0.99.

                  (h) DHL Severance Matters. DHL shall have paid all amounts payable under its Severance Plan for Employees of Dorchester Hugoton, Ltd. in connection with Closing, and each participant in such plan shall have executed and delivered to DHL a release in form and substance reasonably acceptable to RRC and SRC.

         12.3 Conditions to Obligation of SRC. The obligation of SRC to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

                  (a) Representations and Warranties. All the representations and warranties of each party to this Agreement (other than SRC) contained in this Agreement and in any agreement, instrument or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date, except as affected by transactions permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date.

                  (b) Covenants and Agreements. Each party to this Agreement (other than SRC) shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

                  (c) No Material Adverse Change. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to RRC and the Unaffiliated ORRI considered as a whole or to DHL, and SRC shall have received a certificate signed by an officer of a general partner (or its general partner) of RRC and a certificate signed by an officer of a general partner of DHL, in each case to his knowledge, to such effect.

                  (d) RRC and DHL Transactions. The closings of the Merger relating to RRC and the Asset Conveyance shall have occurred, or be occurring simultaneously with Closing.

                  (e) Indemnity Agreement. The Partnership and an entity which is a limited partner of RRC immediately prior to the Effective Time shall have entered into the Indemnity Agreement.

                  (f) Dissenters Payments. The aggregate estimated amount that will be required to be paid to dissenting partners shall have been determined for each other applicable Subject Partnership pursuant to
         Section 10.5, and each such other Subject Partnership shall have enough cash on hand to satisfy all of its obligations under Section 10.5.

                  (g) Initial DHL GP Number. The Initial DHL GP Number shall not be greater than an amount equal to one percent (1%) of an amount equal to the Initial DHL LP Number divided by 0.99.

                  (h) DHL Severance Matters. DHL shall have paid all amounts payable under its Severance Plan for Employees of Dorchester Hugoton, Ltd. in connection with Closing, and each participant in such plan shall have executed and delivered to DHL a release in form and substance reasonably acceptable to RRC and SRC.

         12.4 Conditions to Obligation of DHL. The obligation of DHL to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

                  (a) Representations and Warranties. All the representations and warranties of each party to this Agreement (other than DHL) contained in this Agreement and in any agreement, instrument or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date, except as affected by transactions permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date.

                  (b) Covenants and Agreements. Each party to this Agreement (other than DHL) shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

                  (c) No Material Adverse Change. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to RRC and the Unaffiliated ORRI considered as a whole or to SRC, and DHL shall have received a certificate signed by an officer of a general partner (or its general partner) of RRC and a certificate signed by an officer of the general partner of SRC, in each case to his knowledge, to such effect.

                  (d) RRC and SRC Transactions. The closings of the Mergers shall have occurred, or be occurring simultaneously with Closing.

                  (e) RRC and SRC Reorganization. The terms and conditions (other than those specifically described herein or otherwise agreed to by each of RRC, SRC, DHL and the Partnership) of the RRC Reorganization and the SRC Reorganization shall not have imposed or created any material obligation or liability, contingent or otherwise, on the Partnership or the General Partner that will materially adversely affect the economic benefits or risks of an investment in the Partnership by the partners of DHL.

                  (f) Indemnity Agreement. The Partnership and an entity which is a limited partner of RRC immediately prior to the Effective Time shall have entered into the Indemnity Agreement.

                  (g) Dissenters Payments. The aggregate estimated amount that will be required to be paid to dissenting partners shall have been determined for each other applicable Subject Partnership pursuant to
         Section 10.5, and each such other Subject Partnership shall have enough cash on hand to satisfy all of its obligations under Section 10.5.

                  (h) Employment Agreements. The Operating Sub shall have offered employment contracts to Kathleen A. Rawlings and John L. Dannelley, with a term (subject to standard termination provisions) of not less than two years and an annual salary of not less than the annual salary paid by DHL to such employee as of the date of this Agreement.

                  (i) Conveyance of RRC and SRC Management Assets. Smith Allen Oil & Gas, Inc. ("SAOG") shall have acquired the assets that are both of the types described in the Management Assets Conveyance and are necessary for the management and administration of the business of RRC and SRC as being conducted on the Closing Date (which assets are not currently owned by RRC or SRC), and shall have contributed such assets to the Operating Sub; and the Operating Sub shall have assumed the related liabilities (or such actions shall be occurring simultaneously with the Closing). The forms of the conveyance and assumption agreement used to effect such transaction shall be satisfactory to DHL in its reasonable discretion.

         12.5 Conditions to Obligation of the Partnership. The obligation of the Partnership to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

                  (a) Representations and Warranties. All the representations and warranties of each party to this Agreement (other than the Partnership) contained in this Agreement and in any agreement, instrument or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date, except as affected by transactions permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such specified date.

                  (b) Covenants and Agreements. Each party to this Agreement (other than the Partnership) shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

                  (c) No Material Adverse Change. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to RRC and the Unaffiliated ORRI considered as a whole or to SRC or DHL, and the Partnership shall have received a certificate signed by an officer of a general partner (or its general partner) of RRC, a certificate signed by an officer of the general partner of SRC, and a certificate signed by an officer of a general partner of DHL, in each case to his knowledge, to such effect.

                  (d) Indemnity Agreement. An entity which is a limited partner of RRC immediately prior to the Effective Time shall have entered into the Indemnity Agreement.

                  (e) Dissenters Payments. The aggregate estimated amount that will be required to be paid to dissenting partners shall have been determined for each applicable Subject Partnership pursuant to Section 10.5, and each such Subject Partnership shall have enough cash on hand to satisfy all of its obligations under Section 10.5.

                  (f) Conveyance of RRC and SRC Management Assets. SAOG shall have acquired the assets that are both of the types described in the Management Assets Conveyance and are necessary for the management and administration of the business of RRC and SRC as being conducted on the Closing Date (which assets are not currently owned by RRC or SRC), and shall have contributed such assets to the Operating Sub; and the Operating Sub shall have assumed the related liabilities (or such actions shall be occurring simultaneously with the Closing). The forms of the conveyance and assumption agreement used to effect such transaction shall be satisfactory to DHL in its reasonable discretion.

                                  ARTICLE XIII

                                   TAX MATTERS

         Each party hereto shall (i) pay all Taxes due or claimed by any taxing authority to be due from such party with respect to all periods prior to the Closing, except those Taxes that are contested in good faith by appropriate proceedings and for which adequate reserves have been set aside, (ii) prevent any liens for Taxes (other than for Taxes not yet due and payable) from being imposed upon any of its assets prior to the Closing, and (iii) not agree to the extension of any statute of limitations on the assessment or collection of any Tax or with respect to any Tax Return prior to the Closing. If, prior to the Closing, an issue is raised or adjustment proposed by the IRS or any other taxing authority in connection with any party's Tax Returns, or any party receives any written notice from the IRS or any such taxing authority that any Tax Return of such party is being audited or may be audited or examined, such party shall, no later than ten days after such event, provide written notice thereof to the other parties hereto pursuant to Section 16.1


                                   ARTICLE XIV

                        TERMINATION, AMENDMENT AND WAIVER

         14.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing in the following manner:

                  (a) By mutual written consent of the parties hereto;

                  (b) By RRC, SRC, DHL or the Partnership, if:

                           (i) The Closing shall not have occurred on or before
                  January 2, 2003, unless such failure to close shall be due to a material breach of this Agreement by the party seeking to terminate this Agreement pursuant to this clause (i);

                           (ii) There shall be any Applicable Law that makes
                  consummation of the transactions contemplated hereby illegal or otherwise prohibited or a Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, decree, ruling or other action shall have become final and nonappealable;

                           (iii) (a) The general partner (or Advisory Committee,
                  in the case of DHL) of any Subject Partnership (other than the terminating Subject Partnership) shall withdraw, modify or change its recommendation or approval in respect of this Agreement in a manner adverse to the terminating party or, in the case of RRC or its general partners, withdraw, modify or change its or their recommendation in respect of the RRC Reorganization in a matter adverse to the terminating party, (b) the general partner (or Advisory Committee, in the case of DHL) of any Subject Partnership (other than the terminating party,) fails to reaffirm its recommendation and approval of this Agreement and the Combination within three (3) days after a written request by a party to this Agreement to do so, (c) the general partner (or Advisory Committee, in the case of DHL) of any Subject Partnership (other than the terminating party) has recommended, approved or authorized such Subject Partnership's acceptance or execution of a definitive agreement providing for a Superior Proposal, (d) any Subject Partnership (other than the terminating party) shall execute, or publicly announce its intention to execute, a letter of intent or definitive agreement for a Superior Proposal or in the case of RRC or any of its general partners, such person has recommended the NPI Owners' acceptance or execution of a definitive agreement providing for a transaction, not approved by the other Subject Partnerships, that would be in lieu of or that would prevent or inhibit the RRC Reorganization, or (e) a tender offer or exchange offer for outstanding partnership interests of any Subject Partnership (other than the terminating Subject Partnership) then representing 30% or more of the limited partnership interests of such Subject Partnership is commenced, and the general partner (or Advisory Committee, in the case of DHL) of such Subject Partnership does not recommend that partners not tender their partnership interests into such tender or exchange offer; or

                           (iv) The approval of the partners of any Subject
                  Partnership contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote specified in Section 11.5 at the time of the applicable Partnership Vote, unless the party seeking to terminate this Agreement pursuant to this clause (iv) shall be in material breach of this Agreement.

                  (c) By any Subject Partnership, if (i) any of the representations and warranties of the Partnership or any other Subject Partnership contained in this Agreement shall not be true and correct such that the condition set forth in Section 12.2(a), 12.3(a) or 12.4(a), as applicable, would not be satisfied , (ii) the Partnership or any other Subject Partnership shall have failed to fulfill in any material respect any of its material obligations under this Agreement, which failure is material to the obligations of such party under this Agreement, and, in the case of each of clauses (i) and (ii), such misrepresentation, breach of warranty or failure (provided it can be cured) has not been cured within 30 days of notice thereof by the terminating Subject Partnership, or (iii) such termination is necessary to allow such Subject Partnership to enter into an agreement in accordance with Section 11.3 hereof with respect to a Superior Proposal which such Subject Partnership's general partner or Advisory Committee has determined is more favorable to the limited partners of such Subject Partnership than the transactions contemplated hereby; or

                  (d) By the Partnership, if (i) any of the representations and warranties of the any Subject Partnership contained in this Agreement shall not be true and correct such that the condition set forth in
         Section 12.5(a) would not be satisfied or (ii) any Subject Partnership shall have failed to fulfill in any material respect any of its material obligations under this Agreement, which failure is material to the obligations of such party under this Agreement, and, in the case of each of clauses (i) and (ii), such misrepresentation, breach of warranty or failure (provided it can be cured) has not been cured within 30 days of notice thereof by the Partnership.

         14.2 Effect of Termination.

                  (a) In the event of the termination of this Agreement pursuant to Section 14.1 by any party, written notice thereof shall forthwith be given to the other parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of any party hereto or any general partner of a Subject Partnership, or any of their respective directors, officers, employees, stockholders or representatives, except that the agreements contained in this Section 14.2 and in Sections 11.1, 11.12, 11.15 and in Article XVI shall survive the termination hereof. Nothing contained in this
         Section 14.2 shall otherwise relieve any party from liability for damages actually incurred as a result of any breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties pursuant to the Confidentiality Agreements referred to in
         Section 11.1.

                  (b) (i) For purposes of this Section 14.2(b), a "Defecting Partnership" is the Subject Partnership whose actions, or whose general partner's or Advisory Committee's actions, have given the terminating Subject Partnership its rights of termination under Section 14.1(b)(iii) in connection with a termination of this Agreement pursuant to such Section 14.1(b)(iii); the Subject Partnership which terminates this Agreement pursuant to Section 14.1(c)(iii); or the Subject Partnership whose failure to fulfill its obligations has given the terminating party its rights of termination under Section 14.1(c)(ii) or Section 14.1(d)(ii).

                  (ii) If (w) any Subject Partnership shall have terminated this Agreement pursuant to Section 14.1(b)(iii), (x) any party shall have terminated this Agreement pursuant to Section 14.1(c)(iii), (y) any party shall have terminated this Agreement pursuant to Section 14.1(c)(ii) or Section 14.1(d)(ii) as a result of RRC's breach of its obligations in the last sentence of Section 10.3(a), or (z) the Agreement is terminated by a party pursuant to Section 14.1(c)(ii) or
         Section 14.1(d)(ii) and (with respect to the foregoing clause (z) only) within one year after such termination (A) a transaction is consummated, which transaction, if offered or proposed during the term of this Agreement, would constitute an Acquisition Proposal with respect to the Defecting Partnership, (B) an agreement for such a transaction is entered into or (C) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated hereunder) shall have been formed that beneficially owns, or has the right to acquire beneficial ownership of, 50% or more of the limited partnership interests of the Defecting Partnership, then in any such case a termination fee of $3,000,000 shall be paid in immediately available funds simultaneously with such termination if pursuant to Section 14.1(c)(iii) and promptly, but in no event later than two (2) business days after the date of such termination if pursuant to Section 14.1(b)(iii), and promptly after the occurrence of the event specified in clause (iii) above in the case of such an event, as follows:

                  (A) if the Defecting Partnership is DHL, then DHL shall pay $2,000,000 to RRC and $1,000,000 to SRC; and

                  (B) if the Defecting Partnership is either RRC or SRC, then RRC shall pay DHL $2,000,000 and SRC shall pay DHL $1,000,000.

         Any such fee shall be payable by wire transfer to such account as the payee may designate in writing to the payor. No fee (or portion thereof) shall be paid pursuant to this Section 14.2(b) if the party to receive the fee (or portion thereof) shall be in material breach of its obligations hereunder, after the paying party has afforded such payee a 30 day period after notice in which to cure such breach.

         14.3 Amendment. Any provision of this Agreement (including the Exhibits hereto) may be amended, to the extent permitted by law, prior to the Effective Time if, and only if, such amendment is in writing and signed, in the case of an amendment, by the parties hereto; provided that after the adoption of this Agreement by the partners of any Subject Partnership, no such amendment shall, without the further approval of such partners, alter or change (i) the amount or kind of consideration to be received in exchange for such partners' limited partnership interests or (ii) any of the other terms or conditions of this Agreement if such alteration or change would adversely affect such partners.

         14.4 Waiver. Each of the parties to this Agreement may (i) waive any inaccuracies in the representations and warranties of the other contained herein or in any document, certificate or writing delivered pursuant hereto or (ii) waive compliance by the other with any of the other's agreements or fulfillment of any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party. No failure or delay by a party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                                   ARTICLE XV

                                SURVIVAL MATTERS

         15.1 Nonsurvival of Representations and Warranties. Each and every representation and warranty contained in his Agreement shall expire with, and be terminated and extinguished by, the Closing, and thereafter no party hereto or any shareholder, director, officer, employee or affiliate of such party shall have any liability whatsoever (whether pursuant to this Agreement or otherwise) with respect to any such representation or warranty. This Section 15.1 shall have no effect upon any other obligations of the parties hereto under this Agreement, whether to be performed before, at or after the Closing.

                                   ARTICLE XVI

                                  MISCELLANEOUS

         16.1 Notices. All notices, requests, demands and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) transmitted by first class registered or certified mail, postage prepaid, return receipt requested, (iii) sent by prepaid overnight courier service or (iv) sent by telecopy or facsimile transmission, answer back requested, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

         (a)      If to RRC:

                           c/o SAM Partners, Inc.
                           3738 Oak Lawn Ave., Suite 300
                           Dallas, Texas  75219
                           Attention:  William Casey McManemin
                           Telefax: (214) 559-0301

                           and

                           c/o VPL(GP), LLC
                           3738 Oak Lawn Ave., Suite 101
                           Dallas, Texas  75219
                           Attention:  Benny D. Duncan
                           Telefax:  (214) 522-7433

                  with a copy to:

                           Thompson & Knight L.L.P.
                           1700 Pacific Avenue, Suite 3300
                           Dallas, Texas  75201
                           Attention: Joe Dannenmaier
                           Telefax:  (214) 969-1751

         (b)      If to SRC:

                           c/o Smith Allen Oil & Gas, Inc.
                           3738 Oak Lawn Ave., Suite 300
                           Dallas, Texas  75219
                           Attention:  H.C. Allen, Jr.
                           Telefax:  (214) 559-0301

                  with a copy to:

                           Thompson & Knight L.L.P.
                           1700 Pacific Avenue, Suite 3300
                           Dallas, Texas  75201
                           Attention: Joe Dannenmaier
                           Telefax:  (214) 969-1751

         (c)      If to DHL:

                           1919 S. Shiloh Rd.
                           Suite 600 - LB 48
                           Garland, Texas  75042
                           Attention: James E. Raley
                           Telefax: (972) 864-9095

                  with a copy to:

                           Locke Liddell & Sapp LLP
                           2200 Ross Avenue, Suite 2200
                           Dallas, Texas 75201-6776
                           Attention: Bryan E. Bishop
                           Telefax: (214) 740-8800

         (d) If to the Partnership, the General Partner or the Organizational Limited Partner:

                           c/o Dorchester Minerals Management LLC
                           3738 Oak Lawn Ave., Suite 300
                           Dallas, Texas  75219
                           Attention:  Chief Executive Officer
                           Telefax: (214) 559-0301

                           with a copy to each of the persons listed above in
                           (b) and (c) under "with a copy to"

         (e)      If to the Operating Sub:

                           c/o Dorchester Minerals Operating GP LLC
                           1919 S. Shiloh Rd.
                           Suite 600 - LB 48
                           Garland, Texas  75042
                           Attention: Chief Operating Officer
                           Telefax: (972) 864-9095

                           with a copy to each of the persons listed above in
                           (b) and (c) under "with a copy to"

Such notices, requests, demands and other communications shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor or
(iii) if sent by telecopy or facsimile transmission, when the answer back is received.

         16.2 Entire Agreement. This Agreement, together with the Schedules, Exhibits and other writings referred to herein or delivered pursuant hereto, including the Confidentiality Agreements referenced in Section 11.1, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         16.3 Binding Effect; Assignment; Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (by operation of law or otherwise) without the prior written consent of the other parties. Except as provided in
Section 11.13, nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         16.4 Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Applicable Law.

         16.5 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas except to the extent that the laws of the State of Delaware shall apply to the Mergers. Each of the parties submits to the jurisdiction of any state or federal court sitting in the State of Texas, County of Dallas, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas, in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding shall be heard and determined only in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to maintenance of any action or proceeding so brought.

         16.6 DTPA Waiver. To the extent applicable to the transaction contemplated hereby, each of the parties hereto waives the provisions of the Texas Deceptive Trade Practices Act, Chapter 17, Subchapter E, Sections 17.41 through 17.63, inclusive, Texas Bus. & Com. Code.

         16.7 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement and shall not affect in any manner the meaning or interpretation of this Agreement.

         16.8 Disclosure. Each of the Schedules to this Agreement shall be deemed to include and incorporate all disclosures made on the other Schedules to this Agreement. Certain information set forth in the Schedules is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. It is understood and agreed that the specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Schedules is not intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and no party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Schedules in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in a Schedule is or is not material for purposes of this Agreement.

         16.9 Gender. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

         16.10 References. All references in this Agreement to Articles, Sections and other subdivisions refer to the Articles, Sections and other subdivisions of this Agreement unless expressly provided otherwise. The words "this Agreement", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Whenever the words "include", "includes" and "including" are used in this Agreement, such words shall be deemed to be followed by the words "without limitation". Each reference herein to a Schedule or Exhibit refers to the item identified separately in writing by the parties hereto as the described Schedule or Exhibit to this Agreement. All Schedules and Exhibits are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

         16.11 Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

         16.12 Injunctive Relief. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.


                                  ARTICLE XVII

                                   DEFINITIONS

         17.1 Certain Defined Terms. As used in this Agreement, each of the following terms has the meaning given it below:

         "affiliate" shall mean, with respect to any person, any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such person.

         "Applicable Law" shall mean any statute, law, rule or regulation or any judgment, order, writ, injunction or decree of any Governmental Entity to which a specified person or property is subject.

         "Business Day" shall mean a day on which banks are open for the transaction of business in Dallas, Texas.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Depositary Agreement" shall mean that certain Depositary Agreement, dated August 19, 1982, between and among Dorchester Gas Corporation, a Delaware corporation, Dorchester Hugoton, Ltd., a Texas limited partnership, Mercantile National Bank of Dallas, a national banking association, John R. Barnes and the limited partners of DHL, as amended.

         "Depositary Receipt" or "Receipts" shall mean the depositary receipts or receipts issued by the Depositary pursuant to the Depositary Agreement.

         "Encumbrances" shall mean liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition or otherwise), easements and other encumbrances of every type and description, whether imposed by law, agreement, understanding or otherwise.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Financial Statements" of a Subject Partnership shall mean the RRC Financial Statements, the SRC Financial Statements or the DHL Financial Statements, as applicable.

         "Governmental Entity" shall mean any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental, or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality (domestic or foreign).

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Initial Aggregate Post-Closing Number of LP Units" shall mean the Initial DHL LP Number divided by .397345 (so that the Initial DHL LP Number shall represent 39.7345% of the Initial Aggregate Post-Closing Number of LP Units). (A number of LP Units equal to the Initial DHL GP Number will be converted to general partner interests in the Partnership upon closing of the Contribution Agreement and therefore will not thereafter be outstanding.)

         "Initial DHL GP Number" shall mean an amount of LP Units that would be necessary upon final liquidation of DHL to satisfy its liquidating distribution obligations with respect to the general partner interests of the DHL General Partners, assuming that (i) the only assets of DHL at the time of such final liquidation are such amount of LP Units plus a number of LP Units equal to the Initial DHL LP Number and (ii) a number of LP Units equal to the Initial DHL LP Number will be distributed to the limited partners of DHL in such final liquidation.

         "Initial DHL LP Number" shall mean an amount equal to the number of Units of DHL outstanding on the Closing Date, less the number of Units of DHL with respect to which the dissenters' rights provided for in Article IV have been perfected and not validly withdrawn in accordance with the procedures set forth in Article IV.

         "Initial DHL Number" shall mean an amount equal to the Initial DHL GP Number plus the Initial DHL LP Number.

         "Initial RRC Number" shall mean the Initial Aggregate Post-Closing Number of LP Units multiplied by 0.405063 (so that the Initial RRC Number shall represent 40.5063% of the Initial Post-Closing Aggregate Number of LP Units).

         "Initial SRC Number" shall mean the Initial Aggregate Post-Closing Number of LP Units multiplied by 0.197592 (so that the Initial SRC Number shall represent 19.7592% of the Initial Aggregate Post- Closing Number of LP Units).

         "IRS" shall mean the Internal Revenue Service.

         "Latest Balance Sheet" of a Subject Partnership shall mean the RRC Latest Balance Sheet, the SRC Latest Balance Sheet or the DHL Latest Balance Sheet, as applicable.

         "Liquidating Trustee" shall mean the "Liquidating Trustee" under the DHL Partnership Agreement.

         "LP Units" shall mean "Common Units" of the Partnership.

         "Material Adverse Effect" shall mean with respect to any person any adverse change or adverse condition in or relating to the financial condition of such person and its subsidiaries that is material to such person and its subsidiaries taken as a whole; provided, however, that any prospective change or changes in the conditions listed above or relating to or resulting from (i) the transactions contemplated by this Agreement (or the announcement of such transactions), (ii) any change or changes in the prices of oil, gas, natural gas liquids or other hydrocarbon products or (iii) general economic conditions or local, regional, national or international industry conditions, shall not be deemed to constitute a Material Adverse Effect.

         "Nominee" shall mean Hugoton Nominee, Inc., a Texas corporation, which acts as substitute limited partner under the DHL Partnership Agreement pursuant to the Nominee Agreement by and among Dorchester Gas Corporation, Dorchester Hugoton, Ltd. and Hugoton Nominee, Inc. effective as of August 19, 1982.

         "Permits" shall mean licenses, permits, franchises, consents, approvals and other authorizations of or from Governmental Entities.

         "Permitted Encumbrances" means (i) Encumbrances created by the applicable Subject Partnership, (ii) liens for Taxes not yet due and payable,
(iii) statutory liens (including materialmen's, mechanic's, repairmen's landlord's, and other similar liens) arising in connection with the ordinary course of business securing payments not yet due and payable and (iv) such defects, imperfections or irregularities of title, if any, as are not substantial in character, amount or extent and do not materially impair the conduct of normal operations of the applicable Subject Partnership.

         "person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization or Governmental Entity.

         "Proceedings" shall mean all proceedings, actions, claims, suits, investigations and inquiries by or before any arbitrator or Governmental Entity.

         "reasonable best efforts" shall mean a party's best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

         "Redemption Agreement" shall mean that certain Redemption Agreement dated of even date herewith by and between the Partnership and the Organizational Limited Partner.

         "State Law" shall mean the laws of the State of Delaware or of the State of Texas, or both, as applicable.

         "Subsidiary" shall mean, with respect to the any person, any corporation more than fifty percent (50%) of whose outstanding voting securities, or any partnership, limited liability company, joint venture or other entity more than fifty percent (50%) of whose total equity interests, is owned, directly or indirectly by such person.

         "Tax" shall mean any income taxes or similar assessments or any sales, excise, occupation, use, ad valorem, property, production, severance, transportation, employment, payroll, franchise or other tax imposed by any United States federal, state or local (or any foreign or provincial) taxing authority, including any interest, penalties or additions attributable thereto.

         "Tax Return" shall mean any return or report, including any related or supporting information, with respect to Taxes.

         "To the best knowledge" of a party (or similar references to a party's knowledge) shall mean the actual knowledge by any of such party's key executive officers (or those of its general partner).

         "Transfer Application" shall have the meaning assigned to such term in the Partnership Agreement.

         "Unaffiliated ORRI" means the net proceeds overriding royalty interest of the Republic Unaffiliated ORRI Owners (as defined in the Unaffiliated ORRI Audited Financial Statements).

         17.2 Certain Additional Defined Terms. In addition to such terms as are defined in the opening paragraph of and the recitals to this Agreement and in
Section 17.1, the following terms are used in this Agreement as defined in the Sections set forth opposite such terms:

    Defined Term                                 Section Reference
    ------------                                 -----------------
        Accrued Expenses                              10.5(a)
        Acquisition Proposal Interest                 11.3(a)
        Acquisition Proposal                          11.3(a)
        affiliate                                     5.16(a) (for purposes of Section 5.16 only),
                                                      6.16(a) (for purposes of Section 6.16 only),
                                                      7.16(a) (for purposes of Section 7.16 only)
        Agreement                                     Introduction
        AICPA Statement                               11.11
        Applicable Environmental Laws                 5.18
        Asset Conveyance                              3.1
        Assumed Liabilities                           3.5
        Business                                      3.1(c)
        CERCLA                                        5.18
        Combination Costs                             11.15

        Combination                                   1.1
        Common Costs                                  11.15
        Defecting Partnership                         14.2
        DHL                                           Introduction
        DHL Audited Financial Statements              7.9
        DHL Benefit Arrangements                      7.16(e)
        DHL Employee Plans                            7.16(a)
        DHL Financial Statements                      7.9
        DHL General Partners                          3.7(c)
        DHL Latest Balance Sheet                      7.9
        DHL Partner Approval                          7.5
        DHL Partnership Agreement                     3.7(a)
        DHL Unaudited Financial Statements            7.9
        Disputed Partnership                          4.2
        Dissenter's Notice                            4.1(b)
        Dissenting Partners                           4.2
        Dissenting Partnership Interests              2.6
        Dissolution Record Date                       3.7(f)
        Effective Time                                2.2
        Excess Cash Amount                            10.5(b)
        Exchange Agent                                2.7
        Excluded Liabilities                          3.6
        Excluded Assets                               3.2
        General Partner                               Introduction
        GP Contribution Agreement                     11.17(i)
        Huddleston                                    5.19
        Indemnified Party                             11.13(a)
        Indemnity Agreement                           11.18
        Liquidating Agent                             3.7(b)
        Liquidation Agreement                         3.7(c)
        Management Assets                             3.1(b)
        Merger Consideration                          2.5(e)
        Mergers                                       2.1
        Multiemployer Plan                            5.16(b)
        Note                                          3.4(b)
        NPI and Residual Assets                       3.1(c)(iii)
        NPI Owners                                    10.3
        Operating Sub                                 Introduction
        Organizational Limited Partner                Introduction
        Partnership                                   Introduction

        Partnership Agreement                         1.2
        Partnership Vote                              11.5(a)
        Plan of liquidation                           3.7
        RCRA                                          5.18
        Proxy Statement/Prospectus                    11.5(b)
        Registration Statement                        11.5(b)
        Royalty/NPI Agreement                         11.16
        RRC                                           Introduction
        RRC Audited Financial Statements              5.9
        RRC Benefit Arrangements                      5.16(e)
        RRC Latest Balance Sheet                      5.9
        RRC Reorganization                            10.3(a)
        RRC Partner Approval                          5.5
        RRC Unaudited Financial Statements            5.9
        SAOG                                          12.4(i)
        SEC Filings                                   7.23
        Special Meeting                               11.5
        SRC                                           Introduction
        SRC Audited Financial Statements              6.9
        SRC Benefit Arrangements                      6.16(e)
        SRC Employee Plans                            6.16(a)
        SRC Financial Statements                      6.9
        SRC Latest Balance Sheet                      6.9
        SRC Partner Approval                          6.5
        SRC Reorganization                            10.3(b)
        SRC Unaudited Financial Statements            6.9
        Subject Partnerships                          Introduction
        Subject Properties                            3.1(a)
        Superior Proposal                             11.3(c)
        this Agreement                                16.10
        Transfer                                      3.1
        Unaffiliated ORRI Audited Financial           5.9(b)
        Statements
        Unaffiliated ORRI Financial Statements        5.9(b)
        Unaffiliated ORRI Unaudited Financial         5.9(b)1
        Statements
        WI Assets Conveyance                          3.1(a)

         17.3 Limited Partners of DHL. Whenever the term "limited partner" is used in this Agreement to refer to the holders of limited partnership interests in DHL, it shall be deemed to refer to the holders of Depositary Receipts representing interests in units of limited partnership interests in DHL that are held for the benefit of holders of Depositary Receipts by the Depositary, unless the context requires that it mean, in addition or exclusively, as applicable, the Nominee as substitute limited partner of DHL.

         Whenever the terms "limited partnership interests" or "limited partnership units" or similar terms are used in this Agreement to refer to such interests in DHL, they shall be deemed to refer to the Depositary Receipts of DHL issued by the Depositary representing interests in units of limited partnership interest in DHL that are held for the benefit of the holders of Depositary Receipts by the Depositary, unless the context requires that it mean, in addition or exclusively, as applicable, the units of limited partnership of DHL held by the Depositary.

                     [remainder of page intentionally blank]

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its representative thereunto duly authorized, all as of the date first above written.


                                 DORCHESTER HUGOTON, LTD.

                                 By:  P.A. Peak, Inc., General Partner


                                      By: /s/ PRESTON A. PEAK
                                         ---------------------------------------
                                         Preston A. Peak, President

                                 By:  James E. Raley, Inc., General Partner


                                      By: /s/ JAMES E. RALEY
                                         ---------------------------------------
                                         James E. Raley, President


                                 REPUBLIC ROYALTY COMPANY

                                 By:  SAM Partners, Ltd., General Partner

                                      By:   SAM Partners, Inc., General Partner

                                            By: /s/ H.C. ALLEN, JR.
                                               ---------------------------------
                                                H.C. Allen, Jr., Secretary

                                 By:  Vaughn Petroleum, Ltd., General Partner

                                      By:   VPL(GP), LLC, General Partner

                                            By: /s/ ROBERT C. VAUGHN
                                               ---------------------------------
                                               Robert C. Vaughn, CEO & Manager

                                 SPINNAKER ROYALTY COMPANY, L.P.

                                 By:  Smith Allen Oil & Gas, Inc., General
                                      Partner

                                      By: /s/ WM. CASEY MCMANEMIN
                                         ---------------------------------------
                                         Wm. Casey McManemin, Vice President

                                 DORCHESTER MINERALS, L.P.

                                 By: Dorchester Minerals Management LP, General Partner

                                      By: Dorchester Minerals Management GP LLC,
                                          General Partner

                                          By: /s/ JAMES E. RALEY
                                             -----------------------------------
                                             James E. Raley, COO



                                 DORCHESTER MINERALS MANAGEMENT LP

                                 By:  Dorchester Minerals Management GP LLC,
                                      General Partner

                                      By: /s/ JAMES E. RALEY
                                         ---------------------------------------
                                         James E. Raley, COO


                                 DORCHESTER MINERALS MANAGEMENT GP LLC


                                 By: /s/ JAMES E. RALEY
                                    --------------------------------------------
                                    James E. Raley, COO

                                                                     EXHIBIT 1.2



--------------------------------------------------------------------------------






                              Amended and Restated

                        Agreement of Limited Partnership


                                       of


                            Dorchester Minerals, L.P.


                             ____________ ___, 2002









--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                         PAGE
                                                                                                         ----
ARTICLE I DEFINITIONS......................................................................................1

         SECTION 1.1. Definitions..........................................................................1
         SECTION 1.2. Construction........................................................................13

ARTICLE II. ORGANIZATION..................................................................................14

         SECTION 2.1. Formation...........................................................................14
         SECTION 2.2. Name................................................................................14
         SECTION 2.3. Registered Office; Registered Agent; Principal Office; Other Offices................14
         SECTION 2.4. Purpose and Business................................................................14
         SECTION 2.5. Powers..............................................................................15
         SECTION 2.6. Power of Attorney...................................................................15
         SECTION 2.7. Term................................................................................16
         SECTION 2.8. Title to Partnership Assets.........................................................16

ARTICLE III RIGHTS OF LIMITED PARTNERS....................................................................17

         SECTION 3.1. Limitation of Liability.............................................................17
         SECTION 3.2. Management of Business..............................................................17
         SECTION 3.3. Outside Activities of the Limited Partners..........................................17
         SECTION 3.4. Rights of Limited Partners..........................................................18

ARTICLE IV CERTIFICATES, RECORD HOLDERS, TRANSFER OF PARTNERSHIP INTERESTS, REDEMPTION
         OF PARTNERSHIP INTERESTS ........................................................................18

         SECTION 4.1. Certificates........................................................................18
         SECTION 4.2. Mutilated, Destroyed, Lost or Stolen Certificates...................................19
         SECTION 4.3. Record Holders......................................................................20
         SECTION 4.4. Transfer Generally..................................................................20
         SECTION 4.5. Registration and Transfer of Limited Partner Interests..............................20
         SECTION 4.6. Transfer of the General Partner's General Partner Interest..........................21
         SECTION 4.7. Restrictions on Transfers...........................................................22
         SECTION 4.8. Citizenship Certificates; Non-citizen Assignees.....................................23
         SECTION 4.9. Redemption of Partnership Interests of Non-citizen Assignees........................23

ARTICLE V CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS.....................................25

         SECTION 5.1. Organizational Contributions........................................................25
         SECTION 5.2. Contributions by the General Partner and its Affiliates.............................25
         SECTION 5.3. Contributions by Initial Limited Partners and Reimbursement of the General Partner..25
         SECTION 5.4. Interest and Withdrawal.............................................................25
         SECTION 5.5. Capital Accounts....................................................................26
         SECTION 5.6. Issuances of Additional Partnership Securities......................................28
         SECTION 5.7. Limitations on Issuance of Additional Partnership Securities........................29
         SECTION 5.8. Limited Preemptive Right............................................................29
         SECTION 5.9. Splits and Combination..............................................................29
         SECTION 5.11. Fully Paid and Non-Assessable Nature of Limited Partner Interests..................30



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
ARTICLE VI ALLOCATIONS AND DISTRIBUTIONS..................................................................30

         SECTION 6.1. Allocations for Capital Account Purposes............................................30
         SECTION 6.2. Allocations for Tax Purposes........................................................33
         SECTION 6.3. Requirement and Characterization of Distributions; Distributions to Record Holders..36
         SECTION 6.4. Distributions of Available Cash.....................................................36

ARTICLE VII MANAGEMENT AND OPERATION OF BUSINESS..........................................................36

         SECTION 7.1. Management..........................................................................36
         SECTION 7.2. Certificate of Limited Partnership..................................................38
         SECTION 7.3. Restrictions on General Partner's Authority.........................................39
         SECTION 7.4. Reimbursement of the General Partner................................................39
         SECTION 7.5. Outside Activities..................................................................41
         SECTION 7.6. Loans from the General Partner; Loans or Contributions from the
                      Partnership; Contracts with Affiliates; Certain Restrictions on the
                      General Partner.....................................................................42
         SECTION 7.7. Indemnification.....................................................................43
         SECTION 7.8. Liability of Indemnitees............................................................45
         SECTION 7.9. Resolution of Conflicts of Interest.................................................45
         SECTION 7.10. Other Matters Concerning the General Partner.......................................47
         SECTION 7.11. Purchase or Sale of Partnership Securities.........................................47
         SECTION 7.13. Reliance by Third Parties..........................................................49

ARTICLE V OFFICERS.........................................................................................50

         Section 5.1      Officers........................................................................50
         Section 5.2      Compensation....................................................................50
         Section 5.3      Term of Office; Removal; Filling of Vacancies...................................50
         Section 5.8      Additional Powers and Duties....................................................50
         Section 5.9      Limitations on Powers and Duties of Officers....................................50

ARTICLE VIII BOOKS, RECORDS, ACCOUNTING, AND REPORTS......................................................51

         SECTION 8.1. Records and Accounting..............................................................51
         SECTION 8.2. Fiscal Year.........................................................................51
         SECTION 8.3. Reports.............................................................................51

ARTICLE IX TAX MATTERS....................................................................................51

         SECTION 9.1. Tax Returns and Information.........................................................51
         SECTION 9.2. Tax Elections.......................................................................52
         SECTION 9.3. Tax Controversies...................................................................52
         SECTION 9.4. Withholding.........................................................................52

ARTICLE X ADMISSION OF PARTNERS...........................................................................53

         SECTION 10.1. Admission of Initial Limited Partners..............................................53
         SECTION 10.2. Admission of Substituted Limited Partner...........................................53
         SECTION 10.3. Admission of Successor General Partner.............................................53
         SECTION 10.4. Admission of Additional Limited Partners...........................................54
         SECTION 10.5. Amendment of Agreement and Certificate of Limited Partnership......................54


ARTICLE XI WITHDRAWAL OR REMOVAL OF PARTNERS..............................................................54

         SECTION 11.1. Withdrawal of the General Partner..................................................54
         SECTION 11.2. Removal of the General Partner.....................................................56
         SECTION 11.3. Interest of Departing Partner and Successor General Partner........................56
         SECTION 11.4. Withdrawal of Limited Partners.....................................................57

ARTICLE XII DISSOLUTION AND LIQUIDATION...................................................................58

         SECTION 12.1. Dissolution........................................................................58
         SECTION 12.2. Continuation of the Business of the Partnership After Dissolution..................58
         SECTION 12.3. Liquidator.........................................................................59
         SECTION 12.4. Liquidation........................................................................59
         SECTION 12.5. Cancellation of Certificate of Limited Partnership.................................60
         SECTION 12.6. Return of Contributions............................................................60
         SECTION 12.7. Waiver of Partition................................................................60
         SECTION 12.8. Capital Account Restoration........................................................60

ARTICLE XIII AMENDMENT OF PARTNERSHIP AGREEMENT, MEETINGS, RECORD DATE....................................61

         SECTION 13.1. Amendment to be Adopted Solely by the General Partner..............................61
         SECTION 13.2. Amendment Procedures...............................................................62
         SECTION 13.3. Amendment Requirements.............................................................62
         SECTION 13.4. Special Meetings...................................................................63
         SECTION 13.5. Notice of a Meeting................................................................63
         SECTION 13.6. Record Date........................................................................64
         SECTION 13.7. Adjournment........................................................................64
         SECTION 13.8. Waiver of Notice; Approval of Meeting; Approval of Minutes.........................64
         SECTION 13.9. Quorum.............................................................................64
         SECTION 13.10. Conduct of a Meeting..............................................................65
         SECTION 13.11. Action Without a Meeting..........................................................65
         SECTION 13.12. Voting and Other Rights...........................................................66

ARTICLE XIV MERGER........................................................................................66

         SECTION 14.1. Authority..........................................................................66
         SECTION 14.2. Procedure for Merger or Consolidation..............................................66
         SECTION 14.3. Approval by Limited Partners of Merger or Consolidation............................67
         SECTION 14.4. Certificate of Merger..............................................................68
         SECTION 14.5. Effect of Merger...................................................................68

ARTICLE XV GENERAL PROVISIONS.............................................................................69

         SECTION 15.1. Addresses and Notices..............................................................69
         SECTION 15.2. Further Action.....................................................................69
         SECTION 15.3. Binding Effect.....................................................................69
         SECTION 15.4. Integration........................................................................69
         SECTION 15.5. Creditors..........................................................................70
         SECTION 15.6. Waiver.............................................................................70
         SECTION 15.7. Counterparts.......................................................................70
         SECTION 15.8. Applicable Law.....................................................................70
         SECTION 15.9. Invalidity of Provisions...........................................................70
         SECTION 15.10. Consent of Partners...............................................................70

                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                            DORCHESTER MINERALS, L.P.

     THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF DORCHESTER MINERALS, L.P., dated as of ____________, 2002, is entered into by and among Dorchester Minerals Management LP, a Delaware limited partnership, as the General Partner, and Dorchester Minerals Management GP LLC, a Delaware limited liability company, as the Organizational Limited Partner, together with any other Persons who become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions, and agreements contained herein, the parties hereto hereby agree as follows:


                                   ARTICLE I.

                                   DEFINITIONS

SECTION 1.1. Definitions.

     The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

     "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 10.4 and who is shown as such on the books and records of the Partnership.

     "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership, (a) increased by
(i) the amount of any unpaid Capital Contributions agreed to be contributed by such Partner, if any, and (ii) any amounts that each Partner is obligated to contribute under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) reduced by (i) the amount of depletion deductions with respect to oil and gas properties expected to be allocated to such Partner in subsequent years and charged to such Partner's Capital Account under Treasury Regulation Section 1.704-1(b)(2)(iv)(k); (ii) the amount of all deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (iii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 6.1(d)(i) or 6.1(d)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     "Adjusted Distribution Amount" for any fiscal year of the Partnership means

         (a) (i) the aggregate distributions made pursuant to Section 6.3(a) with respect to the four Quarters of such fiscal year, plus (ii) an amount (which may be a negative number) equal to (x) the amount of cash reserves of the type described in clause (b) of the definition of Available Cash included in the calculation of Available Cash with respect to the last Quarter of such fiscal year, minus (y) the amount of cash reserves of the type described in clause (b) of the definition of Available Cash included in the calculation of Available Cash with respect to the last Quarter of the fiscal year preceding such fiscal year; plus

         (b) the sum of (i) the Direct Expenses for such fiscal year, (ii) the Management Expenses actually reimbursed for such fiscal year (after application of the Management Expense Limitation, if any, imposed in Section 7.4(c)), (iii) any Production Costs for such fiscal year to the extent such Production Costs are (as determined by the General Partner in its reasonable discretion) in the nature of capital expenditures, (iv) new or additional taxes (other than income, gift or estate taxes but including amounts withheld by the Partnership and paid to any taxing authority which are attributable to Partners' shares of local, state or federal income taxes) paid during such fiscal year that were not in effect at the Closing Date or that were increased (as to rate or other method of calculation) after the Closing Date, and (v) new or additional costs of compliance paid during such fiscal year that were required as a result of changes in federal, state or local laws, regulations or ordinances that were not in effect at the Closing Date or that were changed after the Closing Date.

     "Adjusted Property" means any property the Carrying Value of that has been adjusted pursuant to Section 5.5(d)(i) or 5.5(d)(ii).

     "Advisory Committee" means a committee of the managers or directors of the General Partner (or its general partner) composed entirely of three or more persons who are not otherwise security holders, officers, managers, directors nor employees of the General Partner (or its general partner) nor otherwise security holders, officers, managers, directors or employees of any Affiliate of the General Partner; provided that they may be holders of Limited Partner Interests.

     "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Agreed Allocation" means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of
Section 6.1, including, without limitation, a Curative Allocation (if appropriate to the context in which the term "Agreed Allocation" is used).

     "Agreed Value" of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt. The General Partner shall, in its discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

     "Agreement" means this Amended and Restated Agreement of Limited Partnership of Dorchester Minerals, L.P., as it may be amended, supplemented or restated from time to time.

     "Assets" means the assets being conveyed to the Partnership either directly or by operation of law, including within the meaning of the Code or regulations promulgated thereunder, on the Closing Date pursuant to Article II or Article III of the Combination Agreement.

     "Assignee" means a Non-citizen Assignee or a Person to whom one or more Limited Partner Interests have been transferred in a manner permitted under this Agreement and who has executed and delivered a Transfer Application as required by this Agreement, but who has not been admitted as a Substituted Limited Partner.

     "Associate" means, when used to indicate a relationship with any Person,
(a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

     "Available Cash" means, with respect to any Quarter ending prior to the Liquidation Date,

          (a) all cash and cash equivalents of the Partnership on hand at the end of such Quarter, less

          (b) the amount of any cash reserves that is necessary or appropriate in the reasonable discretion of the General Partner to (i) provide for the proper conduct of the business of the Partnership (including reserves for acquisitions permitted under Section 7.3(c)(i) or other future capital expenditures and for anticipated future credit needs of the Partnership) subsequent to such Quarter and (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation.

     Notwithstanding the foregoing, "Available Cash" with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

     "Book-Tax Disparity" means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section
5.5 and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

     "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of Texas or a date upon which any National Securities Exchange on which the Common Units or other Partnership Securities are listed for trading is closed shall not be regarded as a Business Day.

     "Business Opportunities Agreement" means that certain Business Opportunities Agreement, dated as of the Closing Date, among Dorchester Minerals, L.P., Dorchester Minerals Management LP, Vaughn Petroleum, Ltd., SAM Partners, Inc., Smith Allen Oil & Gas, Inc., James E. Raley, Inc., and P.A. Peak, Inc.

     "Capital Account" means the capital account maintained for a Partner pursuant to Section 5.5.

     "Capital Contribution" means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership pursuant to this Agreement.

     "Carrying Value" means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depletion, depreciation, amortization, and cost recovery deductions charged to the Partners' and Assignees' Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 5.5(d)(i) and 5.5(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

     "Cause" means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable for actual fraud, gross negligence or willful or wanton misconduct in its capacity as general partner of the Partnership.

     "Certificate" means a certificate (i) substantially in the form of Exhibit A to this Agreement, (ii) issued in global form in accordance with the rules and regulations of the Depositary or (iii) in such other form as may be adopted by the General Partner in its discretion, issued by the Partnership evidencing ownership of one or more Common Units or a certificate, in such form as may be adopted by the General Partner in its discretion, issued by the Partnership evidencing ownership of one or more other Partnership Securities.

     "Certificate of Limited Partnership" means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 2.1, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

     "Citizenship Certification" means a properly completed certificate in such form as may be specified by the General Partner by which an Assignee or a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

     "Claim" has the meaning assigned to such term in Section 7.12(c).

     "Closing Date" means the date on which the Combination is consummated.

     "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of successor law.

     "Combination" means the consummation of the transactions contemplated by Articles II and III of the Combination Agreement, as described in the Registration Statement.

     "Combination Agreement" means that certain Combination Agreement, dated as of December ___, 2001, among Republic Royalty Company, Spinnaker Royalty Company, L.P., Dorchester Hugoton, Ltd, Dorchester Minerals, L.P. and certain other parties.

     "Combined Interest" has the meaning assigned to such term in Section
11.3(a).

     "Commission" means the United States Securities and Exchange Commission.

     "Common Unit" means a Partnership Security representing a fractional part of the Partnership Interests of all Limited Partners and Assignees and of the General Partner (exclusive of its interest as a holder of the General Partner Interest) and having the rights and obligations specified with respect to Common Units in this Agreement.

     "Contributed Property" means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership, including the Assets other than cash. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.5(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

     "Contribution Agreement" means that certain Contribution Agreement, dated as of December ____, 2001, among SAM Partners, Ltd., Vaughn Petroleum, Ltd., Smith Allen Oil & Gas, Inc., P.A. Peak, Inc., James E. Raley, Inc., Dorchester Minerals Management LLC and Dorchester Minerals Management LP.

     "Curative Allocation" means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 6.1(c)(ix).

     "Current Market Price" as of any date of any class of Limited Partner Interests listed or admitted to trading on any National Securities Exchange means the average of the daily Closing Prices (as hereinafter defined) per limited partner interest of such class for the 20 consecutive Trading Days (as hereinafter defined) immediately prior to such date. For purposes of this definition, (i) "Closing Price" for any day means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted for trading on the principal National Securities Exchange on which such Limited Partner Interests of such class are listed or admitted to trading or, if such Limited Partner Interests of such class are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the Nasdaq Stock Market or any other system then in use, or, if on any such day such Limited Partner Interests of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Limited Partner Interests of such class selected by the General Partner, or if on any such day no market maker is making a market in such Limited Partner Interests of such class, the fair value of such Limited Partner Interests on such day as determined reasonably and in good faith by the General Partner; and (ii) "Trading Day" means a day on which the principal National Securities Exchange on which such Limited Partner Interests of any class are listed or admitted to trading is open for the transaction of business or, if Limited Partner Interests of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in Dallas, Texas generally are open.

     "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. sec. 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

     "Departing Partner" means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 11.1 or Section 11.2.

     "Depositary" means, with respect to any Units issued in global form, The Depository Trust Company and its successors and permitted assigns.

     "DHL" means Dorchester Hugoton, Ltd., a Texas limited partnership.

     "Direct Expenses" means expenses that are properly paid directly from the Partnership (even if paid on behalf of the Partnership by the General Partner or an Affiliate thereof and reimbursed by the Partnership), including, without limitation, professional (e.g. audit, tax, legal, engineering) and regulatory fees and expenses, ad valorem taxes, severance taxes, the fees of independent managers or directors of the General Partner (or its general partner), and premiums for officers' and managers' liability insurance.

     "Economic Risk of Loss" has the meaning set forth in Treasury Regulation
Section 1.752-2(a).

     "Eligible Citizen" means a Person qualified to own interests in real property in jurisdictions in which any Group Member owns real property or does business or proposes to do business from time to time, and whose status as a Limited Partner or Assignee does not or would not subject such Group Member to a significant risk of cancellation or forfeiture of any of its properties or any interest therein.

     "Employee" means (a) any Person who is or was an employee, agent or trustee of any Group Member, of the General Partner or of any Departing Partner, and (b) any Person who is or was serving at the request of the General Partner or any Departing Partner or any Affiliate of the General Partner or any Departing Partner as an employee, agent, fiduciary or trustee of another Person. For purposes of the preceding sentence, "General Partner" and "Departing Partner" shall be deemed to include any general partner or Subsidiary thereof.

     "Event of Withdrawal" has the meaning assigned to such term in Section 11.1(a).

     "General Partner" means Dorchester Minerals Management LP and its successors and permitted assigns as general partner of the Partnership.

     "General Partner Interest" means the ownership interest of the General Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it), which may be evidenced by Partnership Securities, and includes any and all benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement.

     "Group" means a Person that with or through any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons) or disposing of any Partnership Securities with any other Person that beneficially owns or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Securities.

     "Group Member" means a member of the Partnership Group.

     "Holder" as used in Section 7.12, has the meaning assigned to such term in
Section 7.12(a).

     "Indemnified Persons" has the meaning assigned to such term in Section 7.12(c).

     "Indemnitee" means (a) the General Partner, (b) any Departing Partner, (c) any Person who is or was an Affiliate of the General Partner or any Departing Partner, (d) any Person who is or was a member, partner, officer or director of any Group Member, of the General Partner or of any Departing Partner, and (e) any Person who is or was serving at the request of the General Partner or any Departing Partner or any Affiliate of the General Partner or any Departing Partner as an officer, director, member or partner of another Person; provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services. For purposes of the preceding sentence, "General Partner" and "Departing Partner" shall be deemed to include any general partner or Subsidiary thereof.

     "Initial Limited Partners" means the parties admitted to the Partnership in accordance with Section 10.1.

     "Issue Price" means the price at which a Unit is purchased from the Partnership, after taking into account any sales commission or underwriting discount charged to the Partnership.

     "Limited Partner" means, unless the context otherwise requires, (a) the Organizational Limited Partner prior to its withdrawal from the Partnership, each Initial Limited Partner, each Substituted Limited Partner, each Additional Limited Partner and any Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3 or (b) solely for purposes of Articles V, VI, VII, IX and XII, each Assignee.

     "Limited Partner Interest" means the ownership interest of a Limited Partner or Assignee in the Partnership, which may be evidenced by Common Units or other Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner or Assignee is entitled as provided in this Agreement, together with all obligations of such Limited Partner or Assignee to comply with the terms and provisions of this Agreement.

     "Limited Partner Amendment" means an amendment to this Agreement that has not been approved by the General Partner.

     "Liquidation Date" means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to reconstitute the Partnership and continue its business has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

     "Liquidator" means one or more Persons selected by the General Partner to perform the functions described in Section 12.3 as liquidating trustee of the Partnership within the meaning of the Delaware Act.

     "Management Expenses" shall mean the expenses of the General Partner or its Affiliates incurred on behalf of the Partnership, including wages, salaries, incentive compensation, and the cost of employee benefit plans paid or provided to employees and officers that are properly allocated to the Partnership and all other necessary or appropriate expenses allocable to the Partnership, provided, however, that Management Expenses shall not include Direct Expenses or Production Costs.

     "Merger Agreement" has the meaning assigned to such term in Section 14.1.

     "National Securities Exchange" means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute, or the Nasdaq National Market or any successor thereto.

     "Net Agreed Value" means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner or Assignee by the Partnership, the Partnership's Carrying Value of such property (as adjusted pursuant to Section 5.5(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner or Assignee upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

     "Net Income" means, for any taxable year, the excess, if any, of the Partnership's items of income and gain for such taxable year over the Partnership's items of loss and deduction for such taxable year. The items included in the calculation of Net Income shall be determined in accordance with
Section 5.5(b) and shall not include any items specially allocated under Section 6.1(c).

     "Net Loss" means, for any taxable year, the excess, if any, of the Partnership's items of loss and deduction for such taxable year over the Partnership's items of income and gain for such taxable year. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.5(b) and shall not include any items specially allocated under Section 6.1(c).

     "Non-citizen Assignee" means a Person whom the General Partner has determined in its discretion does not constitute an Eligible Citizen and as to whose Partnership Interest the General Partner has become the Substituted Limited Partner, pursuant to Section 4.9.

     "Nonrecourse Deductions" means any and all items of loss, deduction or expenditures (including, without limitation, any expenditures described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

     "Nonrecourse Liability" has the meaning set forth in Treasury Regulation
Section 1.752-1(a)(2).

     "Operating Subsidiary" means Dorchester Minerals Operating LP.

     "Opinion of Counsel" means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of its Affiliates) acceptable to the General Partner in its reasonable discretion.

     "Organizational Limited Partner" means Dorchester Minerals Management LLC in its capacity as the organizational limited partner of the Partnership pursuant to this Agreement.

     "ORRI" means the payments received with respect to (i) the overriding royalty interest in the properties conveyed by DHL to the Operating Subsidiary reserved by DHL pursuant to that certain Assignment, Conveyance and Assumption Agreement of even date herewith from DHL to the Operating Subsidiary, (ii) the overriding royalty interest in the properties conveyed by Republic Royalty Company, L.P. to the Operating Subsidiary reserved by Republic Royalty Company, L.P. pursuant to that certain Assignment, Conveyance and Assumption Agreement of even date herewith from Republic Royalty Company, L.P. to the Operating Subsidiary, (iii) the overriding royalty interest in the properties conveyed by Spinnaker Royalty Company, L.P. to the Operating Subsidiary reserved by Spinnaker Royalty Company, L.P. pursuant to that certain Assignment and Conveyance of even date herewith from Spinnaker Royalty Company, L.P. to the Operating Subsidiary, and (iv) any overriding royalty interest in any properties conveyed by the Partnership to the Operating Subsidiary reserved by the Partnership pursuant to that certain Royalty/NPI Agreement dated of even date herewith between the Partnership and the Operating Subsidiary.

     "Outstanding" means, with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership's books and records as of the date of determination; provided, however, that if at any time any Person or Group (other than the General Partner or its Affiliates) beneficially owns 20% or more of any outstanding Partnership Securities of any class then outstanding, all Partnership Securities owned by such Person or Group shall not be voted on any matter and shall not be considered to be "Outstanding" when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum, or for other similar purposes under this Agreement (which similar purposes expressly shall not include the determination of Percentage Interests), except that Common Units so owned shall be considered to be "Outstanding" for purposes of Section 11.1(b)(iv) (such Common Units shall not, however, be treated as a separate class of Partnership Securities for purposes of this Agreement); provided, further, that the foregoing limitation shall not apply (i) to any Person or Group who acquired 20% or more of any outstanding Partnership Securities of any class then outstanding directly from the General Partner or its Affiliates, (ii) to any Person or Group who acquired 20% or more of any outstanding Partnership Securities of any class then outstanding directly or indirectly from a Person or Group described in clause (i) provided that the General Partner shall have notified such Person or Group in writing that such limitation shall not apply, or (iii) to any Person or Group who acquired 20% or more of any outstanding Partnership Securities of any class then outstanding directly from the Partnership in a transaction approved by the Unitholders pursuant to Section 5.7(a) provided that the General Partner shall have notified such Person or Group in writing that such limitation shall not apply.

     "Partner Nonrecourse Debt" has the meaning set forth in Treasury Regulation
Section 1.704-2(b)(4).

     "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

     "Partner Nonrecourse Deductions" has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

     "Partners" means the General Partner and the Limited Partners.

     "Partnership" means Dorchester Minerals, L.P., a Delaware limited partnership, and any successors thereto.

     "Partnership Group" means the Partnership and any Subsidiary of the Partnership, treated as a single consolidated entity.

     "Partnership Interest" means an interest in the Partnership, which shall include the General Partner Interest and Limited Partner Interests.

     "Partnership Minimum Gain" means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

     "Partnership Security" means any class or series of equity interest in the Partnership (but excluding any options, rights, warrants, and appreciation rights relating to an equity interest in the Partnership), including without limitation, Common Units and the General Partner Interest.

     "Percentage Interest" means as of any date of determination (a) as to the General Partner (with respect to its General Partner Interest), a 1% partnership interest and sharing percentage in each ORRI and a 4% partnership interest and sharing percentage in every other asset, property, obligation and liability of the Partnership and every other item of revenue, cost and expense (including any reserves established for the payment of future costs and expenses) of the Partnership, excluding only each ORRI, adjusted to the extent necessary and appropriate to reflect the interests of holders of additional Partnership Securities covered by clause (c) below, (b) as to any Unitholder or Assignee (i) a partnership interest and sharing percentage in each ORRI equal to the product obtained by multiplying (A) 99% by (B) the quotient obtained by dividing the number of Common Units held by such Unitholder or Assignee by the total number of all Outstanding Units and (ii) a partnership interest and sharing percentage in every other asset, property, obligation and liability of the Partnership and every other item of revenue, cost and expense (including any reserves established for the payment of future costs and expenses) of the Partnership, excluding only the ORRI, equal to the product obtained by multiplying (A) 96% by
(B) the quotient obtained by dividing the number of Common Units held by such Unitholder or Assignee by the total number of all Outstanding Units, and in the case of (b)(i) and (ii) adjusted to the extent necessary and appropriate to reflect the interests of holders of additional Partnership Securities covered by clause (c) below, and (c) as to the holders of additional Partnership Securities (other than Common Units) issued by the Partnership in accordance with Section 5.6, the percentage established as a part of such issuance.

     "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

     "Prime Rate" means the prime rate reported in the Money Rates section of The Wall Street Journal. In the event that The Wall Street Journal should cease or temporarily interrupt publication, the term "Prime Rate" shall mean the daily average prime rate published in another business newspaper, or business section of a newspaper, of national standing and general circulation chosen by the Partnership. In the event that a prime rate is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Partnership shall select a comparable interest rate index which is readily available and verifiable to a Limited Partner or Assignee but is beyond the Partnership's control.

     "Production Costs" means "Production Costs" as defined in that certain Assignment, Conveyance and Assumption Agreement of even date herewith from DHL to the Operating Subsidiary and "Production Costs" (or its substantial equivalent) in any other net profits interest agreement in place between the Partnership and the Operating Subsidiary (or the successor to its assets).

     "Pro Rata" means (a) when modifying Units or any class thereof, apportioned equally among all designated Units in accordance with their relative Percentage Interests and (b) when modifying Partners and Assignees, apportioned among all Partners and Assignees in accordance with their relative Percentage Interests.

     "Quarter" means, unless the context requires otherwise, a fiscal quarter, or with respect to the first fiscal quarter after the Closing Date the portion of such fiscal quarter after the Closing Date, of the Partnership.

     "Recapture Income" means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the
Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

     "Record Date" means the date established by the General Partner for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

     "Record Holder" means the Person in whose name a Common Unit is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, or with respect to other Partnership Securities, the Person in whose name any such other Partnership Security is registered on the books which the General Partner has caused to be kept as of the opening of business on such Business Day.

     "Redeemable Interests" means any Partnership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to
Section 4.9.

     "Registration Statement" means the Registration Statement on Form S-4 (Registration No. xxx-xxxxx) as it has been or as it may be amended or supplemented from time to time, filed by the Partnership with the Commission under the Securities Act.

     "Republic" means Republic Royalty Company, a Texas partnership.

     "Required Allocations" means (a) any limitation imposed on any allocation of Net Losses under Section 6.1(b) and (b) any allocation of an item of income, gain, loss or deduction pursuant to Section 6.1(c)(i), 6.1(c)(ii), 6.1(c)(iii), 6.1(c)(vi) or 6.1(c)(viii).

     "Residual Gain" or "Residual Loss" means any item of gain or loss; as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 6.2(d)(i)(A) or 6.2(d)(ii)(A), respectively, to eliminate Book-Tax Disparities.

     "Securities Act" means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

     "Separate Person" means (a) any Limited Partner, (b) any Departing Partner,
(c) any Person who is or was an Affiliate of the General Partner or any Departing Partner, (d) any Person who is or was a member, partner, manager, officer, director, employee, agent or trustee of any Group Member, of the General Partner or any Affiliate thereof or of any Departing Partner or any Affiliate thereof, (e) any Person who owns, directly or indirectly, in excess of 5% of the equity ownership of any Affiliate of the General Partner or any Departing Partner, and (f) any Person who is or was serving at the request of the General Partner or any Departing Partner or any Affiliate of the General Partner or any Departing Partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another Person; provided, that the General Partner, the Operating Subsidiary and the general partner of the Operating Subsidiary shall not be a Separate Person.

     "Special Approval" means approval by a majority of the members of the Advisory Committee.

     "Spinnaker" means Spinnaker Royalty Company, L.P., a Texas limited partnership.

     "Subsidiary" means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or
(ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

     "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 10.2 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

     "Surviving Business Entity" has the meaning assigned to such term in
Section 14.2(b).

     "Trading Day" has the meaning assigned to such term in Section 15.1(a).

     "Transfer" has the meaning assigned to such term in Section 4.4(a).

     "Transfer Agent" means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as shall be appointed from time to time by the Partnership to act as registrar and transfer agent for the Common Units; provided that if no Transfer Agent is specifically designated for any other Partnership Securities, the General Partner shall act in such capacity.

     "Transfer Application" means an application and agreement for transfer of Units in the form set forth on the back of a Certificate or in a form substantially to the same effect in a separate instrument.

     "Unit" means a Common Unit, and any other Partnership Security that is issued pursuant to Section 5.6 and is designated as a "Unit," but shall not include a General Partner Interest.

     "Unitholders" means the holders of Common Units (including, unless specifically excluded with respect to any particular vote or consent, Common Units held by the General Partner or its Affiliates).

     "Unit Majority" means at least a majority of the Outstanding Common Units.

     "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 5.5(d)) over
(b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date).

     "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.5(d)).

     "US GAAP" means United States Generally Accepted Accounting Principles consistently applied.

     "Withdrawal Opinion of Counsel" has the meaning assigned to such term in
Section 11.1(b).

     "Working Capital Borrowings" means borrowings exclusively for working capital purposes made pursuant to a credit facility or other arrangement requiring all such borrowings thereunder to be reduced to a relatively small amount each year (or for the year in which the Combination is consummated, the 12-month period beginning on the Closing Date) for an economically meaningful period of time.

SECTION 1.2. Construction.

     Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the term "include" or "includes" means includes, without limitation, and "including" means including, without limitation.

                                   ARTICLE II.

                                  ORGANIZATION

SECTION 2.1. Formation.

     The General Partner and the Organizational Limited Partner have previously formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act and hereby amend and restate the original Agreement of Limited Partnership of Dorchester Minerals, L.P. in its entirety. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities, and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes and a Partner has no interest in specific Partnership property.

SECTION 2.2. Name.

     The name of the Partnership shall be "Dorchester Minerals, L.P." The Partnership's business may be conducted under any other name or names deemed necessary or appropriate by the General Partner in its sole discretion, including the name of the General Partner. The words "Limited Partnership," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner in its discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

         SECTION 2.3. Registered Office; Registered Agent; Principal Office; Other Offices.

     Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at [ ], and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be [The Corporation Trust Company]. The principal office of the Partnership shall be located at 3738 Oak Lawn Avenue, Dallas, Texas or such other place as the General Partner may from time to time designate by notice to the Limited Partners in the next regular communication to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems necessary or appropriate. The address of the General Partner shall be 3738 Oak Lawn Avenue, Dallas, Texas or such other place as the General Partner may from time to time designate by notice to the Limited Partners in the next regular communication to the Limited Partners.

SECTION 2.4. Purpose and Business

     The purpose and nature of the business to be conducted by the Partnership shall be to (a) acquire, manage, operate, and sell the Assets and any similar assets or properties now or hereafter acquired by the Partnership and to distribute all Available Cash to owners of Partnership Interests according to their respective Percentage Interests, (b) engage directly in or enter into or form any corporation, partnership, joint venture, limited liability company or other entity or arrangement to engage indirectly in, any business activity that the General Partner approves and which lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity; provided, however, that the General Partner reasonably determines, as of the date of the acquisition or commencement of such activity, that the income generated by such activity is (i) "qualifying income" (as such term is defined pursuant to Section 7704 of the Code), and (ii) enhances the operations of an activity of the Partnership, and (c) do anything necessary or appropriate to the foregoing. In managing the business of the Partnership, the General Partner shall use all reasonable efforts to prevent the Partnership from realizing income that would be treated as "unrelated business taxable income" (as such term is defined in Section 512 of the Code) to a Limited Partner or Assignee that is otherwise exempt from United States federal income tax. The General Partner has no obligation or duty to the Partnership, the Limited Partners or the Assignees to propose or approve, and in its discretion may decline to propose or approve, the conduct by the Partnership of any business, except as provided for in Section 7.3.

SECTION 2.5. Powers.

     The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section
2.4 and for the protection and benefit of the Partnership.

SECTION 2.6. Power of Attorney.

     (a) Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner and, if a Liquidator shall have been selected pursuant to Section 12.3, the Liquidator, (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

          (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the General Partner or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the General Partner or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the General Partner or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in,
          Article IV, X, XI or XII; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Securities issued pursuant to Section 5.6; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Partnership pursuant to Article XIV; and

          (ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate, in the discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the discretion of the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement; provided, that when required by
          Section 13.3 or any other provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner and the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series, as applicable.

     Nothing contained in this Section 2.6(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.

     (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Interest and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney, and other instruments as the General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

SECTION 2.7. Term.

     The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.

SECTION 2.8. Title to Partnership Assets.

     Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership or a wholly-owned Subsidiary of the Partnership as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets for the benefit of the Partnership in a manner satisfactory to the General Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.


                                  ARTICLE III.

                           RIGHTS OF LIMITED PARTNERS

SECTION 3.1. Limitation of Liability.

     The Limited Partners and the Assignees shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

SECTION 3.2. Management of Business.

     No Limited Partner or Assignee, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

SECTION 3.3. Outside Activities of the Limited Partners.

     Subject to the provisions of Section 7.5 and the Business Opportunities Agreement, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners or Assignees, any Limited Partner or Assignee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. Neither the Partnership nor any of the other Partners or Assignees shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.

SECTION 3.4. Rights of Limited Partners.

     (a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon reasonable written demand setting forth the purpose of such demand and at such Limited Partner's own expense:

          (i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;

          (ii) promptly after becoming available, to obtain a copy of the Partnership's federal, state and local income tax returns for each year;

          (iii) to have furnished to him a current list of the name and last known business, residence or mailing address of each Partner;

          (iv) to have furnished to him a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

          (v) to obtain true and full information regarding the amount of cash and a description and statement of the Net Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

          (vi) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

     (b) The General Partner may keep confidential from the Limited Partners and Assignees, for such period of time as the General Partner deems reasonable,
     (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner in good faith believes (A) is not in the best interests of the Partnership, (B) could damage the Partnership or (C) that any Partner is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this
     Section 3.4).

                                   ARTICLE IV.

              CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP
                                   INTERESTS;
                       REDEMPTION OF PARTNERSHIP INTERESTS

SECTION 4.1. Certificates.

     Upon the Partnership's issuance of Common Units to any Person, the Partnership shall issue one or more Certificates in the name of such Person evidencing the number of such Units being so issued. In addition, upon the General Partner's request, the Partnership shall issue to it one or more Certificates in the name of the General Partner evidencing its interests in the Partnership. Such Certificates shall be executed on behalf of the Partnership by the Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or any Vice President, and by the Secretary or any Assistant Secretary of the General Partner (or its general partner, if applicable). No Common Unit Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the General Partner elects to issue Common Units in global form, the Common Unit Certificates shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Common Units have been duly registered in accordance with the directions of the General Partner; and provided further that this requirement shall not apply to Common Unit Certificates issued pursuant to the Combination Agreement to the general partners of DHL with respect to their general partner interests in DHL.

SECTION 4.2. Mutilated, Destroyed, Lost or Stolen Certificates.

     (a) If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate officers of the General Partner on behalf of the Partnership shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Partnership Securities as the Certificate so surrendered.

     (b) The appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and the Transfer Agent shall countersign a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate does each of the following:

          (i) makes proof by affidavit, in form and substance satisfactory to the Partnership, that a previously issued Certificate has been lost, destroyed or stolen;

          (ii) requests the issuance of a new Certificate before the Partnership has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

          (iii) if requested by the Partnership, delivers to the Partnership a bond, in form and substance satisfactory to the Partnership, with surety or sureties and with fixed or open penalty as the Partnership may reasonably direct, in its sole discretion, to indemnify the Partnership, the Partners, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

          (iv) satisfies any other reasonable requirements imposed by the Partnership.

     If a Limited Partner or Assignee fails to notify the Partnership within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Limited Partner or Assignee shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.

     (c) As a condition to the issuance of any new Certificate under this
Section 4.2, the

Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

SECTION 4.3. Record Holders.

     The Partnership shall be entitled to recognize the Record Holder as the Partner or Assignee with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Partnership Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Partnership Interests, as between the Partnership on the one hand, and such other Persons on the other, such representative Person (a) shall be the Partner or Assignee (as the case may be) of record and beneficially, (b) must execute and deliver a Transfer Application and (c) shall be bound by this Agreement and shall have the rights and obligations of a Partner or Assignee (as the case may be) hereunder and as, and to the extent, provided for herein.

SECTION 4.4. Transfer Generally.

     (a) The term "transfer," when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction by which the General Partner assigns its General Partner Interest or any portion thereof or interest therein to another Person who becomes the General Partner, by which the holder of a Limited Partner Interest assigns such Limited Partner Interest or any portion thereof or interest therein to another Person who is or becomes a Limited Partner or an Assignee, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

     (b) No Partnership Interest or any portion thereof or interest therein shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest or any portion thereof or interest therein not made in accordance with this Article IV shall be null and void.

     (c) Nothing contained in this Agreement shall be construed to prevent a disposition by any owner of equity interests of the General Partner (or its general partner, if applicable) of any or all of the issued and outstanding equity interests of the General Partner (or its general partner, if applicable).

SECTION 4.5. Registration and Transfer of Limited Partner Interests.

     (a) The Partnership shall keep or cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Partnership will provide for the registration and transfer of Limited Partner Interests. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Common Units and transfers of such Common Units as herein provided. The Partnership shall not recognize transfers of Certificates evidencing Limited Partner Interests unless such transfers are effected in the manner described in this Section 4.5. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions of Section 4.5(b), the appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and in the case of Common Units, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Certificates evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered.

     (b) Except as otherwise provided in Section 4.9, the Partnership shall not recognize any transfer of Limited Partner Interests until the Certificates evidencing such Limited Partner Interests are surrendered for registration of transfer and such Certificates are accompanied by a Transfer Application duly executed by the transferee (or the transferee's attorney-in-fact duly authorized in writing). No charge shall be imposed by the Partnership for such transfer; provided, that as a condition to the issuance of any new Certificate under this
Section 4.5, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

     (c) Limited Partner Interests may be transferred only in the manner described in this Section 4.5. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement.

     (d) Until admitted as a Substituted Limited Partner pursuant to Section 10.2, the Record Holder of a Limited Partner Interest shall be an Assignee in respect of such Limited Partner Interest. Limited Partners may include custodians, nominees or any other individual or entity in its own or any representative capacity.

     (e) A transferee of a Limited Partner Interest who has completed and delivered a Transfer Application shall be deemed to have (i) requested admission as a Substituted Limited Partner, (ii) agreed to comply with and be bound by and to have executed this Agreement, (iii) represented and warranted that such transferee has the right, power and authority and, if an individual, the capacity to enter into this Agreement, (iv) granted the powers of attorney set forth in this Agreement and (v) given the consents and approvals and made the waivers contained in this Agreement.

     (f) The General Partner and its Affiliates shall have the right at any time to transfer their Common Units to one or more Persons, subject to the other requirements of this Section 4.5 and Sections 4.7 and 4.8.

     (g) Notwithstanding the foregoing, the provisions of this Section 4.5 shall not apply to the transfer on the Closing Date of Common Units to the General Partner pursuant to the Contribution Agreement.

SECTION 4.6. Transfer of the General Partner's General Partner Interest.

     (a) Subject to Section 4.6(b) below, unless a Limited Partner Amendment has been effected, the General Partner shall not transfer all or any part of its General Partner Interest to a Person prior to December 31, 2010, unless such transfer (i) has been approved by the prior written consent or vote of the holders of at least a majority of the Outstanding Common Units (excluding Common Units held by the General Partner and its Affiliates) or (ii) is of all, but not less than all, of its General Partner Interest to (A) an Affiliate of the General Partner or (B) another Person in connection with the merger or consolidation of the General Partner with or into another Person or the transfer by the General Partner of all or substantially all of its assets to another Person. Subject to Section 4.6(b) below, on or after December 31, 2010, the General Partner may transfer all or any of its General Partner Interest without Unitholder approval.

     (b) Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement, (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed), (iii) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership or membership interest of the General Partner as the general partner of the Partnership, and (iv) the General Partner sells to the transferee either (A) all of the equity interests in the Operating Subsidiary or (B) all of the assets of the Operating Subsidiary, such price for the equity interests and/or the assets of the Operating Subsidiary shall be fair market value. In the case of a transfer pursuant to and in compliance with this
Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.3, be admitted to the Partnership as a General Partner immediately prior to the transfer of the Partnership Interest, and the business of the Partnership shall continue without dissolution.

     (c) Notwithstanding the foregoing, the provisions of this Section 4.6 shall not apply to the transfer on the Closing Date of general partner interests in the Partnership to the General Partner pursuant to the Contribution Agreement.

SECTION 4.7. Restrictions on Transfers.

     (a) Except as provided in Section 4.7(c) below, but notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership under the laws of the jurisdiction of its formation, or (iii) cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed).

     (b) The General Partner may impose restrictions on the transfer of Partnership Interests if a subsequent Opinion of Counsel determines that such restrictions are necessary to avoid a significant risk of the Partnership becoming taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes. The restrictions may be imposed by making such amendments to this Agreement as the General Partner may determine to be necessary or appropriate to impose such restrictions; provided, however, that any amendment that the General Partner believes, in the exercise of its reasonable discretion, could result in the delisting or suspension of trading of any class of Limited Partner Interests on the principal National Securities Exchange on which such class of Limited Partner Interests is then traded must be approved, prior to such amendment being effected, by the holders of at least a majority of the Outstanding Limited Partner Interests of such class, unless the Partnership has been approved for listing or trading on another National Securities Exchange.

     (c) Nothing contained in this Article IV, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed for trading.

SECTION 4.8. Citizenship Certificates; Non-citizen Assignees.

     (a) If any Group Member is or becomes subject to any federal, state or local law or regulation that, in the reasonable determination of the General Partner, creates a substantial risk of cancellation or forfeiture of any property in which the Group Member has an interest based on the nationality, citizenship or other related status of a Limited Partner or Assignee, the General Partner may request any Limited Partner or Assignee to furnish to the General Partner, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning his nationality, citizenship or other related status (or, if the Limited Partner or Assignee is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) as the General Partner may request. If a Limited Partner or Assignee fails to furnish to the General Partner within the aforementioned 30-day period such Citizenship Certification or other requested information or if upon receipt of such Citizenship Certification or other requested information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Partnership Interests owned by such Limited Partner or Assignee shall be subject to redemption in accordance with the provisions of Section 4.9. In addition, the General Partner may require that the status of any such Partner or Assignee be changed to that of a Non-citizen Assignee and, thereupon, the General Partner shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of his Limited Partner Interests and hold such Limited Partner Interests on behalf of such Non-citizen Assignee.

     (b) The General Partner shall, in exercising voting rights in respect of Limited Partner Interests held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Partners (including without limitation the General Partner) in respect of Limited Partner Interests other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter.

     (c) Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 12.4 but shall be entitled to the cash equivalent thereof, and the Partnership shall provide cash in exchange for an assignment of the Non-citizen Assignee's share of the distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the Partnership from the Non-citizen Assignee of his Limited Partner Interest (representing his right to receive his share of such distribution in kind).

     (d) At any time after he can and does certify that he has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the General Partner, request admission as a Substituted Limited Partner with respect to any Limited Partner Interests of such Non-citizen Assignee not redeemed pursuant to
Section 4.9, and upon his admission pursuant to Section 10.2, the General Partner shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee's Limited Partner Interests.

SECTION 4.9. Redemption of Partnership Interests of Non-citizen Assignees.

     (a) If at any time a Limited Partner or Assignee fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 4.8(a), or if upon receipt of such Citizenship Certification or other information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Partnership may, unless the Limited Partner or Assignee establishes to the satisfaction of the General Partner that such Limited Partner or Assignee is an Eligible Citizen or has transferred his Partnership Interests to a Person who is an Eligible Citizen and who furnishes a Citizenship Certification to the General Partner prior to the date fixed for redemption as provided below, redeem the Partnership Interest of such Limited Partner or Assignee as follows:

          (i) The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner or Assignee, at his last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the Certificate evidencing the Redeemable Interests and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner Assignee would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.

          (ii) The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Limited Partner Interests of the class to be so redeemed multiplied by the number of Limited Partner Interests of each such class included among the Redeemable Interests. The redemption price shall be paid, in the discretion of the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the Prime Rate and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

          (iii) Upon surrender by or on behalf of the Limited Partner or Assignee, at the place specified in the notice of redemption, of the Certificate evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank, the Limited Partner or Assignee or his duly authorized representative shall be entitled to receive the payment therefor.

          (iv) After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Limited Partner Interests.

     (b) The provisions of this Section 4.9 shall also be applicable to Limited Partner Interests held by a Limited Partner or Assignee as nominee of a Person determined to be other than an Eligible Citizen.

     (c) Nothing in this Section 4.9 shall prevent the recipient of a notice of redemption from transferring his Limited Partner Interest before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided the transferee of such Limited Partner Interest certifies to the satisfaction of the General Partner in a Citizenship Certification delivered in connection with the Transfer Application that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

                                   ARTICLE V.

           CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

SECTION 5.1. Organizational Contributions.

     (a) In connection with the formation of the Partnership under the Delaware Act, the General Partner made an initial Capital Contribution to the Partnership in the amount of $50.00 for an interest in the Partnership and has been admitted as the General Partner of the Partnership, and the Organizational Limited Partner made an initial Capital Contribution to the Partnership in the amount of $950.00 for an interest in the Partnership and has been admitted as a Limited Partner of the Partnership. As of the Closing Date, the interest of the Organizational Limited Partner shall be redeemed upon the admission of the first Initial Limited Partner (other than a general partner of DHL with respect to the Common Units received by such general partner with respect to its general partner interest in DHL, which Common Units shall be converted into a general partner interest pursuant to Section 5.2); the initial Capital Contributions of each Partner shall thereupon be refunded; and the Organizational Limited Partner shall cease to be a Limited Partner of the Partnership. Ninety-five percent of any interest or other profit that may have resulted from the investment or other use of such initial Capital Contributions shall be allocated and distributed to the Organizational Limited Partner, and the balance thereof shall be allocated and distributed to the General Partner.

SECTION 5.2. Issuance of Common Units in the Combination.

         Pursuant to the Combination Agreement, the Partnership shall issue Common Units as specified in the Combination Agreement.

SECTION 5.3. Issuance of General Partner Interests; Closing of the Contribution Agreement.

     (a) Upon the closing of the mergers of Spinnaker and Republic into the Partnership as contemplated by the Combination Agreement, the general partner interests in the Partnership into which the general partner interests in Spinnaker and Republic are converted pursuant to the Combination Agreement shall be deemed to have been issued by the Partnership.

     (b) Upon the closing of the transactions contemplated by the Contribution Agreement, including the contribution by the General Partner to the Partnership of the cash required to be contributed to the General Partner pursuant to the Contribution Agreement, the Common Units contributed to the General Partner pursuant to the Contribution Agreement shall be deemed to be converted into a general partner interest in the Partnership constituting a 1% interest in the capital and profits of the Partnership relating solely to the assets conveyed to the Partnership by DHL pursuant to the Combination Agreement and the certificates representing such Common Units shall be surrendered by the General Partner to the Partnership for cancellation.

     (c) Immediately following the consummation of the transactions contemplated by the Contribution Agreement, the general partner interests in the Partnership described in Sections 5.3(a) and (b) shall automatically be converted into and become the General Partner Interest.

SECTION 5.4. Interest and Withdrawal.

     No interest on Capital Contributions shall be paid by the Partnership. No Partner or Assignee shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner or Assignee shall have priority over any other Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners and Assignees agree within the meaning of
Section 17-502(b) of the Delaware Act.

SECTION 5.5. Capital Accounts.

     (a) The Partnership shall maintain for each Partner (or a beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with
Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest pursuant to this Agreement and (ii) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1, and decreased by (x) the amount of cash or Net Agreed Value of all distributions of cash or property made with respect to such Partnership Interest pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1.

     (b) For purposes of computing the amount of any item of income, gain, loss or deduction that is to be allocated pursuant to Article VI and is to be reflected in the Partners' Capital Accounts, the determination, recognition, and classification of any such item shall be the same as its determination, recognition, and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

          (i) Solely for purposes of this Section 5.5, the Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner based upon the provisions of this Agreement) of all property owned by any Subsidiary of the Partnership that is classified as a partnership for federal income tax purposes.

          (ii) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 6.1.

          (iii) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under
          Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

          (iv) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

          (v) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 5.5(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the General Partner may adopt.

          (vi) Any depletion deductions attributable to a separate oil and gas property (as defined in Section 614 of the Code) shall be computed by the Partnership using the cost or percentage method of depletion (without regard to limitations imposed on the percentage method under Section 613A of the Code which theoretically could apply to less than all of the Partners), whichever results in the greater deduction. For purposes hereof, any cost depletion determined with respect to an oil and gas property shall be determined as if the adjusted basis of such property on the date of such determination was equal in amount to the Partnership's Carrying Value with respect to such property as of such date. Depletion deductions determined with respect to an oil and gas property shall, in the aggregate, reduce the Capital Accounts of the Partners only to the extent of the Partnership's Carrying Value with respect to such property. The allocations of basis and amount realized (and all items of income, gain, deduction or loss computed with respect thereto) required by Section 613A(c)(7)(D) of the Code shall not affect the Capital Accounts of the Partners.

     (c) A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(l).

     (d) (i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Partnership Interests for cash or Contributed Property, the General Partner may adjust the Capital Accounts of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or

Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Section 6.1 in the same manner as any item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Partnership Interests shall be determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, that the General Partner, in arriving at such valuation, must take fully into account the fair market value of the Partnership Interests of all Partners at such time. The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its discretion to be reasonable) to arrive at a fair market value for individual properties.

     (ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the General Partner may adjust the Capital Accounts of all Partners and the Carrying Value of all Partnership property upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 6.1 in the same manner as any item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to a distribution shall
(A) in the case of a distribution that is not made pursuant to Section 12.4, be determined and allocated in the same manner as that provided in Section 5.5(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 12.4, be determined and allocated by the Liquidator using such reasonable method of valuation as it may adopt.

SECTION 5.6. Issuances of Additional Partnership Securities.

     (a) Subject to Section 5.7, the Partnership may issue additional Partnership Securities and options, rights, warrants, and appreciation rights relating to the Partnership Securities for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion.

     (b) Each additional Partnership Security authorized to be issued by the Partnership pursuant to Section 5.6(a) may be issued in one or more classes, or one or more series, with such designations, preferences, rights, powers, and duties (which may be senior to existing classes and series of Partnership Securities), as shall be fixed by the General Partner in the exercise of its sole discretion, including (i) the right to share Partnership profits and losses or items thereof; (ii) the right to have separate rights, powers or duties with respect to specified property or obligations of the Partnership; (iii) the right to share in Partnership distributions; (iv) the rights upon dissolution and liquidation of the Partnership; (v) whether, and the terms and conditions upon which, the Partnership may redeem the Partnership Security; (vi) whether such Partnership Security is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vii) the terms and conditions upon which each Partnership Security will be issued, evidenced by certificates and assigned or transferred; and (viii) the right, if any, of each such Partnership Security to vote on Partnership matters, including matters relating to the relative designations, preferences, rights, powers, and duties of such Partnership Security.

     (c) The General Partner is hereby authorized and directed to take all actions that it deems necessary or appropriate in connection with (i) each issuance of Partnership Securities and options, rights, warrants, and appreciation rights relating to Partnership Securities pursuant to this Section 5.6, (ii) the conversion of the General Partner Interest into Units pursuant to the terms of this Agreement, (iii) the admission of Additional Limited Partners, and (iv) all additional issuances of Partnership Securities. The General Partner is further authorized and directed to specify the relative rights, powers, and duties of the holders of the Units or other Partnership Securities being so issued. The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any future issuance of Partnership Securities or in connection with the conversion of the General Partner Interest into Units pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Securities are listed for trading.

SECTION 5.7. Limitations on Issuance of Additional Partnership Securities.

     The issuance of Partnership Securities pursuant to Section 5.6 shall be subject to the following restrictions and limitations:

     (a) Without approval of a Unit Majority, the Partnership shall not issue in a single transaction or group of related transactions any Partnership Securities representing Limited Partner Interests if, immediately after giving effect to such issuance, such newly issued Partnership Securities would represent over 20% of the outstanding Limited Partner Interests.

     (b) No fractional Units shall be issued by the Partnership. Notwithstanding anything to the contrary herein, fractional Common Units may, pursuant to the Combination Agreement, be issued to the general partners of DHL with respect to their general partner interests in DHL.

SECTION 5.8. Limited Preemptive Right.

     Except as provided in this Section 5.8 and in Section 5.2, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Security, whether unissued, held in the treasury or hereafter created. The General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Partnership Securities from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Securities to Persons other than the General Partner and its Affiliates, to the extent necessary to maintain the Percentage Interests of the General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Partnership Securities.

SECTION 5.9. Splits and Combination.

     (a) Subject to Sections 5.9(d), 6.6 and 6.9 (dealing with adjustments of distribution levels), the Partnership may make a Pro Rata distribution of Partnership Securities to all Record Holders or may effect a subdivision or combination of Partnership Securities so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis or stated as a number of Units are proportionately adjusted retroactive to the beginning of the Partnership.

     (b) Whenever such a distribution, subdivision or combination of Partnership Securities is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Securities to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

     (c) Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates to the Record Holders of Partnership Securities as of the applicable Record Date representing the new number of Partnership Securities held by such Record Holders, or the General Partner may adopt such other procedures as it may deem appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Securities Outstanding, the Partnership shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

     (d) The Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of Section 5.7(b) and this Section 5.9(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).


SECTION 5.10. Fully Paid and Non-Assessable Nature of Limited Partner Interests.

     All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Section 17-607 of the Delaware Act.


                                   ARTICLE VI.

                          ALLOCATIONS AND DISTRIBUTIONS

SECTION 6.1. Allocations for Capital Account Purposes.

     For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss, and deduction (computed in accordance with Section 5.5(b)) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

     (a) Net Income. After giving effect to the allocations set forth in Sections 6.1(c), Net Income for each taxable year (and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable year) shall be allocated as follows:

          (i) First, to the General Partner, to the extent of Net Loss previously allocated to it under Section 6.1(b)(ii) for which Net Income has not previously been allocated pursuant to this Section 6.1(a)(i); and

          (ii) Second, to the Partners in proportion to their respective Percentage Interests.

     (b) Net Loss. After giving effect to the allocations set forth in Section 6.1(c), Net Loss for each taxable year (and all items of income, gain, loss and deduction taken into account in computing Net Loss for such taxable year) shall be allocated as follows:

          (i) First, to the Partners in proportion to their respective Percentage Interests provided that Net Loss shall not be allocated pursuant to this Section 6.1(b)(i) to the extent that such allocation would cause any Limited Partner to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account); and

          (ii) Second, the balance to the General Partner.

     (c) Special Allocations. Notwithstanding any other provision of this
Section 6.1, the following special allocations shall be made for such taxable period:

          (i) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 6.1(c), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(c) with respect to such taxable period (other than an allocation pursuant to Sections 6.1(c)(vi) and 6.1(c)(vii)). This Section 6.1(c)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

          (ii) Chargeback of Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(c)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 6.1(c), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(c), other than
          Section 6.1(c)(i) and other than an allocation pursuant to Sections 6.1(c)(v) and 6.1(c)(vi), with respect to such taxable period. This
          Section 6.1(c)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

          (iii) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of
          Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 6.1(c)(i) or (ii).

          (iv) Gross Income Allocations. In the event any Partner has a deficit balance in its Capital Account at the end of any Partnership taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 6.1(c)(iv) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if this
          Section 6.1(c)(iv) were not in this Agreement.

          (v) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under
          Section 704(b) of the Code, the General Partner is authorized, upon notice to the other Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

          (vi) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

          (vii) Nonrecourse Liabilities. For purposes of Treasury Regulation
          Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the amount of Partnership Minimum Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

          (viii) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(c) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

          (ix) Curative Allocation.

               (A) Notwithstanding any other provision of this Section 6.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss, and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 6.1. Allocations pursuant to this Section 6.1(c)(ix)(A) shall only be made with respect to Required Allocations to the extent the General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners.

               (B) The General Partner shall have reasonable discretion, with respect to each taxable period, to (1) apply the provisions of
               Section 6.1(c)(ix)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 6.1(c)(ix)(A) among the Partners in a manner that is likely to minimize such economic distortions.


SECTION 6.2. Allocations for Tax Purposes.

     (a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss, and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.1.

     (b) The deduction for depletion with respect to each separate oil and gas property (as defined in Section 614 of the Code) shall be computed for federal income tax purposes separately by the Partners rather than the Partnership in accordance with Section 613A(c)(7)(D) of the Code. For purposes of such computation, the proportionate share of the adjusted basis (before taking into account any adjustments resulting from an election made by the Partnership on behalf of such Partner under Section 754 of the Code) of each oil and gas property (as defined in Section 614 of the Code) allocated to each Partner shall be determined in accordance with the following principles:

          (i) In the case of a Contributed Property (or Adjusted Property that was originally a Contributed Property), the adjusted basis of such property shall be allocated at the time of contribution to the Partners who contributed such property to the Partnership in amounts equal to their respective tax basis in such property immediately prior to such contribution. For purposes of this Section 6.2(b), the Assets shall be deemed to have been contributed to the Partnership by the partners of Republic, Spinnaker or DHL, as applicable, or their successors.

          (ii) In all other cases, the adjusted basis of each oil and gas property shall be allocated to the Partners in accordance with their respective Percentage Interests.

Each Partner shall separately keep records of his share of the adjusted basis in each oil and gas property, allocated as provided above, adjust such share of the adjusted basis for any cost or percentage depletion allowable on such property and use such adjusted basis in the computation of his cost depletion or in the computation of his gain or loss on the disposition of such property by the Partnership.

     (c) For the purpose of the separate computation of gain or loss by each Partner on the sale or disposition of each separate oil and gas property (as defined in Section 614 of the Code), the Partnership's allocable share of the "amount realized" (as such term is defined in Section 1001(b) of the Code) from such sale shall be allocated for federal income tax purposes to the Partners as follows:

          (i) In the case of the Contributed Property (or Adjusted Property that was originally a Contributed Property), such "amount realized" shall be allocated (A) first, to the Partners who contributed such property, in a manner consistent with Section 704(c) of the Code, and (B) second, the balance to the Partners in accordance with their respective Percentage Interests.

          (ii) In all other cases, the "amount realized" shall be allocated to the Partners in accordance with their respective Percentage Interests.

     (d) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, other than with respect to oil and gas properties as provided in Section 6.2(b) and Section 6.2(c), items of income, gain, loss, depreciation, amortization, and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

          (i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1.

          (ii) (A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 5.5(d)(i) or 5.5(d)(ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 6.2(d)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1.

     (e) For the proper administration of the Partnership and for the preservation of uniformity of the Limited Partner Interests (or any class or classes thereof), the General Partner shall have sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depletion, depreciation, amortization, and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Limited Partner Interests (or any class or classes thereof). The General Partner may adopt such conventions, make such allocations, and make such amendments to this Agreement as provided in this
Section 6.2(e) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Limited Partner Interests issued and Outstanding or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

     (f) The General Partner in its discretion may determine to depreciate, deplete or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation, depletion or amortization method and useful life applied to the Partnership's common basis of such property, despite any inconsistency of such approach with Treasury Regulation Section 1.167(c)-1(a)(6) or other applicable regulation or any successor regulations thereto. If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt depreciation, depletion, and amortization conventions under which all purchasers acquiring Limited Partner Interests in the same month would receive depreciation, depletion, and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership's property. If the General Partner chooses not to utilize such method, the General Partner may use any other reasonable depreciation, depletion, and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Limited Partner Interests that would not have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of Limited Partner Interests.

     (g) Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

     (h) All items of income, gain, loss, deduction, and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

     (i) Each item of Partnership income, gain, loss, and deduction, shall for federal income tax purposes, be determined on a monthly basis and shall be allocated to the Partners on the last Business Day of each month; provided, however, that such items for the period beginning on the Closing Date and ending on the last day of the month shall be allocated to the Partners on the last Business Day of the such month; and provided, further, that gain or loss on a sale or other disposition of any assets of the Partnership or any other extraordinary item of income or loss realized and recognized other than in the ordinary course of business, as determined by the General Partner in its sole discretion, shall be allocated to the Partners on the last Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The General Partner may revise, alter or otherwise modify such methods of allocation as it determines necessary or appropriate in its sole discretion, to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

     (j) Allocations that would otherwise be made to a Limited Partner under the provisions of this Article VI shall instead be made to the beneficial owner of Limited Partner Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with
Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion.

SECTION 6.3. Requirement and Characterization of Distributions; Distributions to Record Holders.

     (a) Within 45 days following the end of each Quarter commencing with the Quarter ending on __________, 2002, an amount equal to 100% of Available Cash with respect to such Quarter shall, subject to Section 17-607 of the Delaware Act, be distributed in accordance with this Article VI by the Partnership to the Partners as of the Record Date selected by the General Partner in its reasonable discretion.

     (b) Notwithstanding Section 6.3(a), in the event of the dissolution and liquidation of the Partnership, all receipts received during or after the Quarter in which the Liquidation Date occurs, other than from borrowings described in (a)(ii) of the definition of Available Cash, shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

     (c) The General Partner shall have the discretion to treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of Available Cash to such Partners.

     (d) Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

     (e) Available Cash with respect to any Quarter, subject to Section 17-607 of the Delaware Act, shall be distributed, except as otherwise required by
Section 5.6(b) in respect of additional Partnership Securities issued pursuant thereto, according to the Partners' respective Percentage Interests.


                                  ARTICLE VII.

                      MANAGEMENT AND OPERATION OF BUSINESS

SECTION 7.1. Management.

     (a) The General Partner shall conduct, direct, and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner or Assignee shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions of this Article VII, shall have full power and authority to do all things and on such terms as it, in its sole discretion, may deem necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in
Section 2.4, including the following:


          (i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Partnership Securities, and the incurring of any other obligations;

          (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

          (iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by
          Section 7.3);

          (iv) the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement;

          (v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

          (vi) the distribution of Partnership cash;

          (vii) the selection and dismissal of employees (including employees having titles such as "president," "chief executive officer," "chief operating officer," "chief financial officer," "vice president," "secretary," "treasurer" and "controller") and agents, outside attorneys, accountants, consultants, and contractors and the determination of their compensation and other terms of employment or hiring;

          (viii) the formation of, or acquisition of, an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, limited liability companies, corporations or other relationships subject to the restrictions set forth in Section 2.4;

          (ix) the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation;

          (x) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

          (xi) the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange;

          (xii) unless restricted or prohibited by Section 5.7, the purchase, sale or other acquisition or disposition of Partnership Securities, or the issuance of additional options, rights, warrants, and appreciation rights relating to Partnership Securities; and

          (xiii) the assigning of working interests (including those acquired in any consummated acquisition or through participation elections) to any Subsidiary of the Partnership or to the Operating Subsidiary (or the successor to its assets) for a royalty or net profits interest, on terms deemed appropriate and in the best interests of the Partnership.

     (b) Notwithstanding any other provision of this Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners and the Assignees and each other Person who may acquire an interest in Partnership Securities hereby (i) approves, ratifies, and confirms the execution, delivery and performance by the parties thereto of the Business Opportunities Agreement, the Contribution Agreement, and the other agreements and other described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement; (ii) agrees that the General Partner (on its own or through any officer of the Partnership) is authorized to execute, deliver, and perform the agreements referred to in clause
(i) of this sentence and the other agreements, acts, transactions, and matters described in or contemplated by the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the Assignees or the other Persons who may acquire an interest in Partnership Securities; and (iii) agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XV), shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.

SECTION 7.2. Certificate of Limited Partnership.

     The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act and shall use all reasonable efforts to cause to be filed such other certificates or documents as may be determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.

SECTION 7.3. Restrictions on General Partner's Authority.

     (a) The General Partner may not, without written approval of the specific act by holders of all of the Outstanding Limited Partner Interests or by other written instrument executed and delivered by holders of all of the Outstanding Limited Partner Interests subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, except as otherwise provided in this Agreement, (i) committing any act that would make it impossible to carry on the ordinary business of the Partnership; (ii) possessing Partnership property, or assigning any rights in specific Partnership property, in each case for other than a Partnership purpose; (iii) admitting a Person as a Partner; (iv) amending this Agreement in any manner; or (v) transferring its interest as general partner of the Partnership.

     (b) Except as provided in Articles XII and XIV, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination) or approve on behalf of the Partnership the sale, exchange or other disposition of all or substantially all of the assets of the Partnership, without the approval of holders of a Unit Majority; provided however that this provision shall not preclude or limit the General Partner's ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership and shall not apply to any forced sale of any or all of the assets of the Partnership pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without the approval of holders of a Unit Majority, the General Partner shall not, on behalf of the Partnership, except as permitted under Sections 4.6, 11.1 and 11.2, elect or cause the Partnership to elect a successor general partner of the Partnership.

     (c) After consummation of the transactions contemplated by the Combination Agreement, the General Partner may not, without written approval of a Unit Majority, cause the Partnership to acquire or obtain any oil or gas property interest (including mineral fee interests, royalty and overriding royalty interests) unless such acquisition is complementary to the Partnership's objectives and is made either (A) in exchange for Partnership Interests (other than General Partner Interests, and subject to the restrictions described in
Section 5.7) or (B) in exchange for cash, provided this clause (B) shall only be available to the extent the aggregate cost of any acquisitions (including acquisition expenses) made in exchange for cash during the 12-month period ending on the first to occur of the execution of a definitive agreement for such acquisition and its consummation (the "Determination Date") is equal to or less than 10% of the Partnership's aggregate cash distributions made pursuant to
Section 6.3(a) with respect to the four most recent Quarters for which such cash distributions have been made as of the Determination Date. The Partnership Interests referred to in this Section 7.3(c) include but are not limited to Common Units.

SECTION 7.4. Reimbursement of the General Partner.

     (a) Except as provided in this Section 7.4 and elsewhere in this Agreement, the General Partner shall not be compensated for its services as general partner of the Partnership.

     (b) Subject to Section 7.4(c), the General Partner shall be reimbursed on a monthly basis, or such other reasonable basis as the General Partner may determine in its sole discretion, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership (or that one of its Affiliates so incurs or makes, to the extent allocated or charged to the General Partner), and (ii) all other necessary or appropriate expenses allocable to the Partnership or otherwise reasonably incurred by the General Partner in connection with operating the Partnership's business (including expenses allocated to the General Partner by its Affiliates); provided that Production Costs incurred by the Operating Subsidiary shall be separately paid under the terms of the net profits interest agreements between any Group Member and the Operating Subsidiary and to the extent such Production Costs so separately paid include general and administrative costs, such expenses so separately paid shall reduce Management Expenses. The General Partner shall determine the expenses that are allocable to the Partnership in any reasonable manner determined by the General Partner in its sole discretion. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to
Section 7.7.

     (c) Except as provided in Section 7.4(d), the Partnership's reimbursement for Management Expenses during any fiscal year of the Partnership shall be limited to an amount not greater than five percent of the Partnership's Adjusted Distribution Amount during such fiscal year (the "Management Expense Limitation"). Upon the determination of the Adjusted Distribution Amount with respect to the last Quarter of a fiscal year, the General Partner shall promptly calculate the Management Expense Limitation for such fiscal year. Unless otherwise provided in Section 7.4(d), if the reimbursements for Management Expenses made during such fiscal year exceed the Management Expense Limitation, the General Partner shall promptly refund such excess to the Partnership after determination thereof.

     (d) If the Management Expenses that would otherwise be reimbursable to the General Partner for a fiscal year exceed the Management Expense Limitation for such year, the excess (a "Reimbursement Deficit") shall nevertheless be reimbursed to the General Partner up to an amount equal to any remaining Reimbursement Surplus (as defined below) for any of the preceding three fiscal years, and the Reimbursement Surplus for each of such preceding years shall be correspondingly reduced (first by reducing the third preceding year, then the second and then the first). The balance of any such Reimbursement Deficit, to the extent not offset by Reimbursement Surpluses, shall be reflected in a memorandum account for the Partnership and may be recouped in any of the succeeding three fiscal years in which there is a Reimbursement Surplus as provided below. If the Management Expense Limitation for any fiscal year exceeds the amount of Management Expenses that would otherwise be reimbursable to the General Partner for such year (a "Reimbursement Surplus"), the General Partner shall be entitled to an additional reimbursement in such year of an amount equal to the lesser of such Reimbursement Surplus or the remaining balances of the Reimbursement Deficits for the three preceding fiscal years and the Reimbursement Deficits for such preceding years shall be correspondingly reduced (first by reducing the third preceding year, then the second and then the first). If the Reimbursement Surplus is greater than the sum of the remaining balances of the Reimbursement Deficits for such preceding years, the balance of the Reimbursement Surplus shall be reflected in a memorandum account for the Partnership and applied against future Reimbursement Deficits as provided above.

     (e) Subject to Section 5.7, the General Partner, in its sole discretion and without the approval of the Limited Partners (who shall have no right to vote in respect thereof), may propose and adopt (or cause the Operating Subsidiary to adopt) on behalf of the Partnership employee benefit plans, employee programs and employee practices (including plans, programs and practices involving the issuance of Partnership Securities or options to purchase Partnership Securities), or cause the Partnership to issue Partnership Securities in connection with, or pursuant to, any employee benefit plan, employee program or employee practice maintained or sponsored by the General Partner or any of its Affiliates, in each case for the benefit of employees of the General Partner or any Affiliate, or any of them, in respect of services performed, directly or indirectly, for the benefit of the Partnership. The Partnership agrees to issue and sell to the General Partner or any of its Affiliates any Partnership Securities that the General Partner or such Affiliate is obligated to provide to any employees pursuant to any such employee benefit plans, employee programs or employee practices. Expenses incurred by the General Partner in connection with any such plans, programs, and practices (including the net cost to the General Partner or such Affiliate of Partnership Securities purchased by the General Partner or such Affiliate from the Partnership to fulfill options or awards under such plans, programs, and practices) shall be reimbursed in accordance with Section 7.4(b). Any and all obligations of the General Partner or the Operating Subsidiary under any employee benefit plans, employee programs or employee practices adopted by the General Partner or the Operating Subsidiary as permitted by this Section 7.4(e) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner's General Partner Interest pursuant to Section 4.6. In any fiscal year, the aggregate number of Common Units issued pursuant to this
Section 7.4(e) (treating Common Units issuable upon the exercise of options, warrants or other rights as being issued on the date of the issuance of such option, warrant or other right) shall not exceed .333% of the number of Common Units outstanding at the beginning of such fiscal year.

SECTION 7.5. Outside Activities.

     (a) After the Closing Date, the General Partner, for so long as it is the General Partner of the Partnership, agrees that its sole business will be to act as the general partner or managing member of the Partnership, the Operating Subsidiary and its general partner, and any other partnership or limited liability company of which the Partnership is, directly or indirectly, a partner or member and to undertake activities that are ancillary or related thereto (including being a limited partner in the Partnership and the Operating Subsidiary).

     (b) Except as specifically restricted by Section 7.5(a) or the Business Opportunities Agreement, each Separate Person shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member or the Operating Subsidiary or their respective Affiliates, and none of the same shall constitute a breach of this Agreement or any duty express or implied by law to any Partner or Assignee. Neither any Group Member, any Limited Partner nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby or thereby in any business ventures of any Separate Person.

     (c) Subject to the terms of Section 7.5(a), Section 7.5(b), and the Business Opportunities Agreement, but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Separate Person in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of the General Partner's fiduciary duty or any other obligation of any type whatsoever of the General Partner for the Separate Persons to engage in such business interests and activities in preference to or to the exclusion of the Partnership, (iii) Separate Persons shall have no obligation to present business opportunities to the Partnership, and
(iv) the General Partner shall have no obligation to present business opportunities to the Partnership, provided the General Partner does not engage in competitive activities or engage in business interests and activities in preference to or to the exclusion of the Partnership with respect to such business opportunities.

     (d) The General Partner and any of its Affiliates may acquire Units or other Partnership Securities in addition to those acquired on the Closing Date and, except as otherwise provided in this Agreement, shall be entitled to exercise all rights of the General Partner or Limited Partner, as applicable, relating to such Units or Partnership Securities.

SECTION 7.6. Loans from the General Partner; Loans or Contributions from the Partnership; Contracts with Affiliates; Certain Restrictions on the General Partner.

     (a) The General Partner or its Affiliates may lend to any Group Member, and any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the General Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm's-length basis (without reference to the lending party's financial abilities or guarantees). The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.6(a) and Section 7.6(b), the term "Group Member" shall include any Affiliate of a Group Member that is controlled by the Group Member. [No Group Member may lend funds to the General Partner or any of its Affiliates (other than another Group Member).]

     (b) The Partnership may lend or contribute to any Subsidiary of the Partnership, and any such Subsidiary may borrow from the Partnership, funds on terms and conditions established in the sole discretion of the General Partner[; provided, however, that the Partnership may not charge the Subsidiary interest at a rate less than the rate that would be charged to the Subsidiary (without reference to the General Partner's financial abilities or guarantees) by unrelated lenders on comparable loans]. The foregoing authority shall be exercised by the General Partner in its sole discretion and shall not create any right or benefit in favor of any Person.

     (c) The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to a Group Member or to the General Partner in the discharge of its duties as general partner of the Partnership. Any such services rendered to or for a Group Member by the General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(c) shall be deemed satisfied as to (i) any transaction approved by Special Approval, (ii) any transaction, the terms of which are no less favorable to the Partnership Group than those generally being provided to or available from unrelated third parties, or (iii) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership. The provisions of Section 7.4, including the Management Expense Limitation, shall apply to the rendering of services chargeable to the Partnership described in this Section 7.6(c).

     (d) The Partnership Group may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

     (e) Neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(e) shall be deemed to be satisfied as to (i) the transactions effected pursuant to Sections 5.2 and 5.3, the Contribution Agreement, the Business Opportunities Agreement and any other transactions described in or contemplated by the Registration Statement, (ii) any transaction approved by Special Approval, (iii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties, or (iv) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership. With respect to any contribution of assets to the Partnership in exchange for Partnership Securities, the Advisory Committee, in determining whether the appropriate number of Partnership Securities are being issued, may take into account, among other things, the fair market value of the assets, the liquidated and contingent liabilities assumed, the tax basis in the assets, the extent to which tax-only allocations to the transferor will protect the existing partners of the Partnership against a low tax basis, and such other factors as the Advisory Committee deems relevant under the circumstances.

     (f) Without limitation of Sections 7.6(a) through 7.6(e), and notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Partners.

SECTION 7.7. Indemnification.

     (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or (in the case of a Person other than the General Partner) not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

     (b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time promptly upon the request of such

Indemnitee, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount (which undertaking shall not be secured) if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7.

     (c) The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Limited Partner Interests, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, and administrators of the Indemnitee.

     (d) The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates, Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership's activities or such Person's activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

     (e) For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 7.7(a); and action taken or omitted by the Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

     (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

     (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

     (h) The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns, and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

     (i) The rights granted under this Section 7.7 shall be deemed contract rights, and no amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     (j) The Partnership may indemnify and advance expenses to any Employee to the same extent permitted under this Section 7.7 for Indemnitees. The Partnership may pay or reimburse expenses incurred by an Indemnitee or Employee in connection with his appearance as a witness or other participation in a claim, demand, action, suit or proceeding at a time when he is not a named defendant or respondent in such claim, demand, action, suit or proceeding.

     (k) IT IS EXPRESSLY ACKNOWLEDGED THAT THE INDEMNIFICATION PROVIDED IN THIS
SECTION 7.7 COULD INVOLVE INDEMNIFICATION FOR NEGLIGENCE OR UNDER THEORIES OF STRICT LIABILITY.

     (l) If all or any portion of this Section 7.7 shall be invalidated on any ground by any court of competent jurisdiction, then the Partnership shall nevertheless indemnify and hold harmless any Indemnitee indemnified pursuant to this Section 7.7 as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extent permitted by any applicable portion of this Section 7.7 that shall not have been invalidated and, subject to this Section 7.7, to the fullest permitted by applicable law.

SECTION 7.8. Liability of Indemnitees.

     (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, the Assignees or any other Persons who have acquired interests in the Partnership Securities, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

     (b) Subject to its obligations and duties as General Partner set forth in
Section 7.1(a), the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

     (c) To the extent that, at law or in equity, an Indemnitee or Employee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee or Employee acting in connection with the Partnership's business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or otherwise modify the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Indemnitee.

     (d) Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Partnership, the Limited Partners, the General Partner, and the Partnership's and General Partner's directors, officers and employees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

SECTION 7.9. Resolution of Conflicts of Interest.

     (a) Unless otherwise expressly provided in this Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, any Partner or any Assignee, on the other, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of any agreement contemplated herein, or of any duty stated or implied by law or equity, if the resolution or course of action is, or by operation of this Agreement is deemed to be, fair and reasonable to the Partnership. The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution. Any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Partnership if such conflict of interest or resolution is (i) approved by Special Approval (as long as the material facts known to the General Partner or any of its Affiliates regarding any proposed transaction were disclosed to the Advisory Committee at the time it gave its approval), (ii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties, or (iii) fair to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The General Partner may also adopt a resolution or course of action that has not received Special Approval, and the General Partner shall not be required to seek a Special Approval on any matter unless expressly required elsewhere in this Agreement. The General Partner (including the Advisory Committee in connection with any Special Approval) shall be authorized in connection with its determination of what is "fair and reasonable" to the Partnership and in connection with its resolution of any conflict of interest to consider (A) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest;
(B) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (C) any applicable generally accepted accounting practices or principles; and (D) such additional factors as the General Partner (including the Advisory Committee) determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the General Partner (including the Advisory Committee) to consider the interests of any Person other than the Partnership. In the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or, to the extent permitted by law, under the Delaware Act or any other law, rule or regulation.

     (b) Whenever this Agreement or any other agreement contemplated hereby provides that the General Partner or any of its Affiliates is permitted or required to make a decision (i) in its "sole discretion" or "discretion," that it deems "necessary or appropriate" or "necessary or advisable" or under a grant of similar authority or latitude, except as otherwise provided herein, the General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of or factors affecting, the Partnership, any Limited Partner or any Assignee, (ii) it may make such decision in its sole discretion (regardless of whether there is a reference to "sole discretion" or "discretion") unless another express standard is provided for, or (iii) in "good faith" or under another express standard, the General Partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation. In addition, any actions taken by the General Partner or such Affiliate consistent with authorization, in the definition of Available Cash, of the General Partner's exercise of "reasonable discretion" shall not constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners. The General Partner shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Partnership other than in the ordinary course of business.

     (c) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be "fair and reasonable" to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

SECTION 7.10. Other Matters Concerning the General Partner.

     (a) The General Partner and its Affiliates may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     (b) The General Partner and its Affiliates may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, engineers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner or Affiliate reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

     (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership or the Operating Subsidiary, its general partner or its duly authorized officers.

     (d) Any standard of care and duty imposed by this Agreement or under the Delaware Act or any applicable law, rule or regulation shall be modified, waived or limited to the extent permitted by law, as required to permit the General Partner and its Affiliates to act under this Agreement or any other agreement contemplated by this Agreement and to make any decision pursuant to the authority prescribed in this Agreement, so long as such action is reasonably believed by the General Partner to be in, or not inconsistent with, the best interests of the Partnership.

SECTION 7.11. Purchase or Sale of Partnership Securities.

     The General Partner may cause the Partnership to purchase or otherwise acquire Partnership Securities. The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Securities for its own account, subject to the provisions of Articles IV and X.

SECTION 7.12. Registration Rights of the General Partner and its Affiliates.

     (a) If (i) the General Partner or any Affiliate of the General Partner (including for purposes of this Section 7.12, any Person that is an Affiliate of the General Partner at the date of this Agreement notwithstanding that it may later cease to be an Affiliate of the General Partner) holds Partnership Securities that it desires to sell and (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such holder of Partnership Securities (the "Holder") to dispose of the number of Partnership Securities it desires to sell at the time it desires to do so without registration under the Securities Act, then upon the request of the General Partner or any of its Affiliates, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use all reasonable efforts to cause to become effective and remain effective for a period of not less than six months following its effective date or such shorter period as shall terminate when all Partnership Securities covered by such registration statement have been sold, a registration statement under the Securities Act registering the offering and sale of the number of Partnership Securities specified by the Holder; provided, however, that the Partnership shall not be required to effect more than three registrations pursuant to this Section 7.12(a); and provided further, that if the Advisory Committee determines in its good faith judgment that a postponement of the requested registration for up to six months would be in the best interests of the Partnership and its Partners due to a pending transaction, investigation or other event, the filing of such registration statement or the effectiveness thereof may be deferred for up to six months, but not thereafter. In connection with any registration pursuant to the immediately preceding sentence, the Partnership shall promptly prepare and file (x) such documents as may be necessary to register or qualify the securities subject to such registration under the securities laws of such states as the Holder shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction solely as a result of such registration, and (y) such documents as may be necessary to apply for listing or to list the Partnership Securities subject to such registration on such National Securities Exchange as the Holder shall reasonably request, and do any and all other acts and things that may reasonably be necessary or advisable to enable the Holder to consummate a public sale of such Partnership Securities in such states. Except as set forth in
Section 7.12(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

     (b) If the Partnership shall at any time propose to file a registration statement under the Securities Act for an offering of equity securities of the Partnership for cash (other than an offering relating solely to an employee benefit plan), the Partnership shall use all reasonable efforts to include such number or amount of securities held by the Holder in such registration statement as the Holder shall request. If the proposed offering pursuant to this Section 7.12(b) shall be an underwritten offering, then, in the event that the managing underwriter or managing underwriters of such offering advise the Partnership and the Holder in writing that in their opinion the inclusion of all or some of the Holder's Partnership Securities would adversely and materially affect the success of the offering, the Partnership shall include in such offering only that number or amount, if any, of securities held by the Holder which, in the opinion of the managing underwriter or managing underwriters, will not so adversely and materially affect the offering. Except as set forth in Section 7.12(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

     (c) If underwriters are engaged in connection with any registration referred to in this Section 7.12, the Partnership shall provide indemnification, representations, covenants, opinions and other assurance to the underwriters in form and substance reasonably satisfactory to such underwriters. Further, in addition to and not in limitation of the Partnership's obligation under Section 7.7, the Partnership shall, to the fullest extent, permitted by law, indemnify and hold harmless the Holder, its officers, directors and each Person who controls the Holder (within the meaning of the Securities Act) and any agent thereof (collectively, "Indemnified Persons") against any losses, claims, demands, actions, causes of action, assessments, damages, liabilities (joint or several), costs and expenses (including interest, penalties and reasonable attorneys' fees and disbursements), resulting to, imposed upon, or incurred by the Indemnified Persons, directly or indirectly, under the Securities Act or otherwise (hereinafter referred to in this Section 7.12(c) as a "Claim" and in the plural as "Claims") based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Partnership Securities were registered under the Securities Act or any state securities or Blue Sky laws, in any preliminary prospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or in any amendment or supplement thereto (if used during the period the Partnership is required to keep the registration statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Partnership shall not be liable to any Indemnified Person to the extent that any such Claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary or final prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

     (d) The provisions of Section 7.12(a) and 7.12(b) shall continue to be applicable with respect to the General Partner (and any of the General Partner's Affiliates) after it ceases to be a Partner of the Partnership, during a period of two years subsequent to the effective date of such cessation and for so long thereafter as is required for the Holder to sell all of the Partnership Securities with respect to which it has requested during such two-year period inclusion in a registration statement otherwise filed or that a registration statement be filed; provided, however, that the Partnership shall not be required to file successive registration statements covering the same Partnership Securities for which registration was demanded during such two-year period. The provisions of Section 7.12(c) shall continue in effect thereafter.

     (e) Any request to register Partnership Securities pursuant to this Section
7.12 shall (i) specify the Partnership Securities intended to be offered and sold by the Person making the request, (ii) express such Person's present intent to offer such shares for distribution, (iii) describe the nature or method of the proposed offer and sale of Partnership Securities, and (iv) contain the undertaking of such Person to provide all such information and materials and take all action as may be required in order to permit the Partnership to comply with all applicable requirements in connection with the registration of such Partnership Securities.

SECTION 7.13. Reliance by Third Parties.

     Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner (and its general partner, if applicable) and any officer of the General Partner (or its general partner, if applicable) authorized by the General Partner (or its general partner, if applicable) to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited

Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of the Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner (or its general partner, if applicable) or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership, and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

SECTION 7.14. Officers; Compensation; Terms.

(a) Officers. The General Partner may designate one or more individuals to serve as officers of the Partnership. The Partnership shall have such officers as the General Partner may from time to time determine, which officers may (but need not) include a President, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents (and in case of each such Vice President, with such descriptive title, if any, as the General Partner shall deem appropriate), a Secretary, a Treasurer, a Controller and one or more Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person.

     (b) Compensation. No officer of the Partnership will be compensated for serving as an officer or employee of the Partnership, but such Persons may hold positions with the General Partner or one or more of its Affiliates and may be compensated thereby and such compensation may be reimbursed by the Partnership as Management Expenses or charged against any ORRI as Production Costs.

     (c) Term of Office; Removal; Filling of Vacancies. Each officer of the Partnership shall hold office until his successor is chosen and qualified in his stead or until his earlier death, resignation, retirement, disqualification or removal from office. Any officer designated by the General Partner may be removed at any time by the General Partner whenever in its judgment the best interests of the Partnership will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Designation of an officer shall not of itself create contract rights. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the General Partner.

     (d) Powers and Duties. The several officers of the Partnership shall perform such duties and services and exercise such further powers as may be provided by statute, the Certificate of Formation or this Agreement or as the General Partner may from time to time determine or as may be assigned to them by any competent superior officer.

     (e) Limitations on Powers and Duties of Officers. Notwithstanding the foregoing especially enumerated duties, services, and powers, the several officers of the Partnership shall not have the power and authority to cause the Partnership to take any action that requires the approval of the Limited Partners pursuant to Section 7.3 unless the Limited Partners have specifically approved such action.

                                  ARTICLE VIII.

                     BOOKS, RECORDS, ACCOUNTING, AND REPORTS

SECTION 8.1. Records and Accounting.

     The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders and Assignees of Units or other Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

SECTION 8.2. Fiscal Year.

     The fiscal year of the Partnership shall be a fiscal year ending December
31.

SECTION 8.3. Reports.

     (a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Partnership, the General Partner shall cause to be mailed or furnished to each Record Holder of a Unit as of a date selected by the General Partner in its discretion, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Partnership equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner.

     (b) To the extent required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed for trading, as soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the General Partner shall cause to be mailed or furnished to each Record Holder of a Unit, as of a date selected by the General Partner in its discretion, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed for trading, or as the General Partner determines to be necessary or appropriate.

                                   ARTICLE IX.

                                   TAX MATTERS

SECTION 9.1. Tax Returns and Information.

     The Partnership shall timely file all returns of the Partnership that are required for federal, state, and local income tax purposes on the basis of the accrual method and a taxable year ending on December 31. The tax information reasonably required by Record Holders for federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within 90 days of the close of the calendar year in which the Partnership's taxable year ends. The classification, realization, and recognition of income, gain, losses, and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

SECTION 9.2. Tax Elections.

     (a) The Partnership shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the General Partner's determination that such revocation is in the best interests of the Limited Partners. Notwithstanding any other provision herein contained, for the purposes of computing the adjustments under Section 743(b) of the Code, the General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of a Limited Partner Interest will be deemed to be the lowest quoted closing price of the Limited Partner Interests on any National Securities Exchange on which such Limited Partner Interests are traded during the calendar month in which such transfer is deemed to occur pursuant to Section 6.2(i) without regard to the actual price paid by such transferee.

     (b) The Partnership shall elect to deduct expenses incurred in organizing the Partnership ratably over a sixty-month period as provided in Section 709 of the Code.

     (c) Except as otherwise provided herein, the General Partner shall determine whether the Partnership should make any other elections permitted by the Code.

SECTION 9.3. Tax Controversies.

     Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner (as defined in the Code) and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

SECTION 9.4. Withholding.

     Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines in its discretion to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or Assignee (including, without limitation, by reason of Section 1446 of the Code), the amount withheld may at the discretion of the General Partner be treated by the Partnership as a distribution of cash pursuant to Section 6.3 in the amount of such withholding from such Partner.

                                   ARTICLE X.

                              ADMISSION OF PARTNERS

SECTION 10.1. Admission of Initial Limited Partners.

     Upon the issuance by the Partnership of Common Units to the limited partners of Republic and Spinnaker and to the partners of DHL as described in the Combination Agreement in connection with the Combination, each such recipient of Common Units shall have the rights of an Assignee. Upon the execution of each such party of a Transfer Application, the General Partner shall admit such parties to the Partnership as "Initial Limited Partners" in respect of the Common Units issued to them.

SECTION 10.2. Admission of Substituted Limited Partner.

     By transfer of a Limited Partner Interest in accordance with Article IV, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Limited Partner subject to the conditions of, and in the manner permitted under, this Agreement. A transferor of a Certificate representing a Limited Partner Interest shall, however, only have the authority to convey to a purchaser or other transferee who does not execute and deliver a Transfer Application (a) the right to negotiate such Certificate to a purchaser or other transferee and (b) the right to transfer the right to request admission as a Substituted Limited Partner to such purchaser or other transferee in respect of the transferred Limited Partner Interests. Each transferee of a Limited Partner Interest (including any nominee holder or an agent acquiring such Limited Partner Interest for the account of another Person) who executes and delivers a Transfer Application shall, by virtue of such execution and delivery, be an Assignee and be deemed to have applied to become a Substituted Limited Partner with respect to the Limited Partner Interests so transferred to such Person. Such Assignee shall become a Substituted Limited Partner (x) at such time as the General Partner consents thereto, which consent may be given or withheld in the General Partner's discretion, and (y) when any such admission is shown on the books and records of the Partnership. If such consent is withheld, such transferee shall be an Assignee. An Assignee shall have an interest in the Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including liquidating distributions, of the Partnership. With respect to voting rights attributable to Limited Partner Interests that are held by Assignees, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Limited Partner Interests on any matter, vote such Limited Partner Interests at the written direction of the Assignee who is the Record Holder of such Limited Partner Interests. If no such written direction is received, such Limited Partner Interests will not be voted. An Assignee shall have no other rights of a Limited Partner.

SECTION 10.3. Admission of Successor General Partner.

     A successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner Interest pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the predecessor or transferring General Partner pursuant to Section 11.1 or 11.2 or the transfer of the General Partner Interest pursuant to Section 4.6; provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.

SECTION 10.4. Admission of Additional Limited Partners.

     (a) A Person (other than the General Partner, an Initial Limited Partner or a Substituted Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 2.6, and (ii) such other documents or instruments as may be required in the discretion of the General Partner to effect such Person's admission as an Additional Limited Partner.

     (b) Notwithstanding anything to the contrary in this Section 10.4, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded as such in the books and records of the Partnership, following the consent of the General Partner to such admission.

SECTION 10.5. Amendment of Agreement and Certificate of Limited Partnership.

     To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership, and the General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to
Section 2.6.


                                   ARTICLE XI.

                        WITHDRAWAL OR REMOVAL OF PARTNERS

SECTION 11.1. Withdrawal of the General Partner.

     (a) The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an "Event of Withdrawal");

          (i) The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners (and it shall be deemed that the General Partner has withdrawn pursuant to this Section 11.1(a)(i) if the General Partner voluntarily withdraws as general partner of the Partnership);

          (ii) The General Partner transfers all of its rights as General Partner pursuant to Section 4.6;

          (iii) The General Partner is removed pursuant to Section 11.2;

          (iv) The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

          (v) A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or

          (vi) (A) in the event the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) in the event the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise in the event of the termination of the General Partner.

     If an Event of Withdrawal specified in Section 11.1(a)(iv), (v) or (vi)(A),
(B), (C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

     (b) Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) at any time during the period beginning on the Closing Date and ending at 12:00 midnight, Central Standard Time, on December 31, 2010, the General Partner voluntarily withdraws by giving at least 90 days' advance notice of its intention to withdraw to the Limited Partners; provided that prior to the effective date of such withdrawal, the withdrawal is approved by Unitholders holding at least a majority of the Outstanding Common Units (excluding any Partnership Units held by the General Partner and its Affiliates), and the General Partner delivers to the Partnership an Opinion of Counsel ("Withdrawal Opinion of Counsel") that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such); (ii) at any time after 12:00 midnight, Central Standard Time, on December 31, 2010, the General Partner voluntarily withdraws by giving at least 90 days' advance notice to the Unitholders, such withdrawal to take effect on the date specified in such notice; (iii) at any time that the General Partner ceases to be the General Partner pursuant to
Section 11.1(a)(ii) or is removed pursuant to Section 11.2; (iv) notwithstanding clause (i) of this sentence, at any time that the General Partner voluntarily withdraws by giving at least 90 days' advance notice of its intention to withdraw to the Limited

Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the General Partner and its Affiliates) own beneficially or of record or control at least 50% of the Outstanding Common Units; or [(v) at any time after the effectiveness of a Limited Partner Amendment, the General Partner voluntarily withdraws by giving at least [30] days' advance notice to the Unitholders, such withdrawal to take effect on the date specified in such notice. If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the holders of a Unit Majority, may, prior to the effective date of such withdrawal, elect a successor General Partner. If, prior to the effective date of the General Partner's withdrawal, a successor is not selected by the Unitholders as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with Section 12.1. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.3.

SECTION 11.2. Removal of the General Partner.

     The General Partner may be removed if such removal is approved by the Unitholders holding at least a Unit Majority (including Units held by the General Partner and its Affiliates). Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by the Unitholders holding a Unit Majority (including Units held by the General Partner and its Affiliates). Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.3. The right of the holders of Outstanding Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section
11.2 shall be subject to the provisions of Section 10.3.

SECTION 11.3. Interest of Departing Partner and Successor General Partner.

     (a) In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the General Partner by the holders of Outstanding Units where Cause does not exist, if a successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2, the Departing Partner shall have the option exercisable prior to the effective date of departure of such Departing Partner to require its successor to purchase its General Partner Interest and either (A) purchase all of the equity interests of the Operating Subsidiary or
(B) purchase all of the assets of the Operating Subsidiary and assume all of its liabilities (collectively, the "Combined Interest") in exchange for an amount equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its departure. If the General Partner is removed by the Unitholders under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement, and if a successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2, such successor shall have the option, exercisable prior to the effective date of the departure of such Departing Partner, to purchase the Combined Interest for such fair market value of such Combined Interest. In either event, the Departing Partner shall be entitled to receive all reimbursements due such Departing Partner pursuant to
Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the General Partner for the benefit of the Partnership.

     For purposes of this Section 11.3, the fair market value of the Combined Interest shall be determined by agreement between the Departing Partner and its successor or, failing agreement



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



within 30 days after the effective date of such Departing Partner's departure, by an independent investment banking firm or other independent expert selected by the Departing Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing Partner shall designate an independent investment banking firm or other independent expert, the Departing Partner's successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the respective interest or assets. In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of Units on any National Securities Exchange on which Units are then listed, the value of the Partnership's assets, including assets held by subsidiaries, the rights and obligations of the Departing Partner, and other factors it may deem relevant.

     (b) If a successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2 and the Combined Interest is not purchased in the manner set forth in Section 11.3(a), then the following shall apply:

          (i) The Departing Partner (or its transferee) shall become a Limited Partner and its General Partner Interest shall be converted into Common Units having a value equal to the value of the General Partner Interest as determined pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Partnership Interests (but subject to proportionate dilution by reason of the admission of its successor), which valuation shall take into account the Percentage Interest attributable to the General Partner Interest. Any successor General Partner shall indemnify the Departing Partner (or its transferee) as to all debts and liabilities of the Partnership arising on or after the date on which the Departing Partner (or its transferee) becomes a Limited Partner. For purposes of this Agreement, conversion of the General Partner Interest to Common Units will be characterized as if the General Partner (or its transferee) contributed its General Partner Interest to the Partnership in exchange for the newly issued Common Units.

          (ii) The successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the Partnership cash in the amount equal to 1/199th of the Net Agreed Value of the Partnership's assets on such date. In such event, such successor General Partner shall be entitled to a 0.5% Percentage Interest in the Partnership.

          (iii) Upon such conversion of the Departing Partner's General Partner Interest and the admission of the successor General Partner, this Agreement shall be amended to reflect such conversion and to provide for the issuance of the new General Partner Interest to the successor General Partner.

          (iv) The successor General Partner shall be obligated to buy, and the Departing Partner shall be obligated to sell to the successor General Partner, all of the equity interests in the Operating Subsidiary for an amount equal to the fair market value thereof, determined using the methodology provided for in the last paragraph of Section 11.3(a).




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
SECTION 11.4. Withdrawal of Limited Partners.

     No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner's Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.



                                  ARTICLE XII.

                           DISSOLUTION AND LIQUIDATION

SECTION 12.1. Dissolution.

     The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 11.1 or 11.2, the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:

     (a) an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and a Withdrawal Opinion of Counsel is received as provided in Section 11.1(b) or 11.2 and such successor is admitted to the Partnership pursuant to Section 10.3;

     (b) the approval of the dissolution of the Partnership by the holders of a majority of the Limited Partner Interests.

     (c) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or

     (d) the sale of all or substantially all of the assets and properties of the Partnership.

SECTION 12.2. Continuation of the Business of the Partnership After Dissolution.

     Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in
Section 11.1(a)(i) or (iii) and the failure of the Partners to select a successor to such Departing Partner pursuant to Section 11.1 or 11.2, then within 90 days thereafter, or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), (v) or
(vi), then, to the maximum extent permitted by law, within 180 days thereafter, the holders of a Unit Majority may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as the successor general partner a Person approved by the holders of a Unit Majority. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

          (i) the reconstituted Partnership shall continue unless earlier dissolved in accordance with this Article XII;



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



          (ii) if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and

          (iii) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into and, as necessary, to file a new partnership agreement and certificate of limited partnership, and the successor general partner may for this purpose exercise the powers of attorney granted the General Partner pursuant to Section 2.6; provided, that the right of the holders of a Unit Majority to approve a successor General Partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership, nor the reconstituted limited partnership would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue.

SECTION 12.3. Liquidator.

     Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to
Section 12.2, the General Partner shall select one or more Persons (which may include the General Partner) to act as Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by a Unit Majority. The Liquidator (if other than the General Partner) shall agree not to resign at any time without 15 days' prior notice and may be removed at any time, with or without cause, by notice of removal approved by a Unit Majority. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers, and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of at least a majority of the Outstanding Common Units. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in
Section 7.3(b)) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein.

SECTION 12.4. Liquidation.

     The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as the Liquidator determines to be in the best interest of the Partners, subject to Section 17-804 of the Delaware Act and the following:

     (a) Disposition of Assets. The assets may be disposed of by public or private sale or by



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



distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may, in its absolute discretion, defer liquidation or distribution of the Partnership's assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership's assets would be impractical or would cause undue loss to the Partners. The Liquidator may, in its absolute discretion, distribute the Partnership's assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

     (b) Discharge of Liabilities. Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts owed to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

     (c) Liquidation Distributions. All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.4(c)) for the taxable year of the Partnership during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).

SECTION 12.5. Cancellation of Certificate of Limited Partnership.

     Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Partnership shall be terminated and the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

SECTION 12.6. Return of Contributions.

     The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

SECTION 12.7. Waiver of Partition.

     To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.



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
SECTION 12.8. Capital Account Restoration.

     No Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership.


                                  ARTICLE XIII.

            AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

SECTION 13.1. Amendment to be Adopted Solely by the General Partner.

     Each Partner agrees that the General Partner, without the approval of any Partner or Assignee, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file, and record whatever documents may be required in connection therewith, to reflect:

     (a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

     (b) admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

     (c) a change that, in the sole discretion of the General Partner, is necessary or advisable to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that the Partnership will not be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

     (d) a change that, in the discretion of the General Partner, (i) does not adversely affect the Limited Partners in any material respect, (ii) is necessary or advisable to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of the Limited Partner Interests or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests are or will be listed for trading, compliance with any of which the General Partner determines in its discretion to be in the best interests of the Partnership and the Limited Partners, (iii) is necessary or advisable in connection with action taken by the General Partner pursuant to Section 5.9, or (iv) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

     (e) a change in the fiscal year or taxable year of the Partnership and any changes that, in the discretion of the General Partner, are necessary or advisable as a result of a change in the fiscal year or taxable year of the Partnership including, if the General Partner shall so determine, a change in the definition of "Quarter" and the dates on which distributions are to be made by the Partnership;

     (f) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are



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



substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

     (g) subject to the terms of Section 5.7, an amendment that, in the discretion of the General Partner, is necessary or advisable in connection with the authorization of issuance of any class or series of Partnership Securities pursuant to Section 5.6;

     (h) any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

     (i) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

     (j) an amendment that, in the discretion of the General Partner, is necessary or advisable to reflect, account for and deal with appropriately the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;

     (k) a merger or conveyance pursuant to Section 14.3(d); or

     (l) any other amendments substantially similar to the foregoing.

SECTION 13.2. Amendment Procedures.

     (a) Except as provided in Sections 13.1, 13.2(b) and 13.3, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by or with the consent of the General Partner which consent may be given or withheld in its sole discretion. A proposed amendment shall be effective upon its approval by the holders of a Unit Majority, unless a greater or different percentage is required under this Agreement or by Delaware law or by the requirements of an applicable National Securities Exchange. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Unitholders to consider and vote on such proposed amendment. The General Partner shall notify all Record Holders upon final adoption of any such proposed amendments.

     (b) Subject to Section 13.3, this Agreement may be amended with the vote or consent of holders of a Unit Majority, unless a greater or different percentage is required by Delaware law or by the requirements of an applicable National Securities Exchange. The General Partner shall not be required to call a meeting for purposes of such vote, except pursuant to Section 13.4.

SECTION 13.3. Amendment Requirements.

     (a) Notwithstanding the provisions of Sections 13.1 and 13.2, no provision of this Agreement that establishes a percentage of Outstanding Units (including Units deemed owned by the General Partner) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced.

     (b) Notwithstanding the provisions of Sections 13.1 and 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c), (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner or any of its Affiliates without its consent, which consent may be given or withheld in its sole discretion, (iii) change Section 12.1(b), or (iv) change the term of the Partnership or, except as set forth in Section 12.1(b), give any Person the right to dissolve the Partnership.

     (c) Except as provided in Section 14.3, and except as otherwise provided, and without limitation of the General Partner's authority to adopt amendments to this Agreement without the approval of any Partners or Assignees as contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class affected.

     (d) Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Units.

SECTION 13.4. Special Meetings.

     All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 50% or more of the Outstanding Limited Partner Interests of the class or classes for which a meeting is proposed. Limited Partners shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing, agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the General Partner on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

SECTION 13.5. Notice of a Meeting.

     Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Limited Partner Interests for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 15.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.



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



SECTION 13.6. Record Date.

     For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11 the General Partner may set a Record Date that shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such approvals.

SECTION 13.7. Adjournment.

     When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

SECTION 13.8. Waiver of Notice; Approval of Meeting; Approval of Minutes.

     The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present, either in person or by proxy, and if, either before or after the meeting, Limited Partners representing such quorum who were present in person or by proxy and entitled to vote, sign a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof. All waivers and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

SECTION 13.9. Quorum.

     The holders of a majority of the Outstanding Limited Partner Interests of the class or classes for which a meeting has been called (including Limited Partner Interests deemed owned by the General Partner on behalf of Assignees) represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by holders of a greater percentage of such Limited Partner Interests, in which case the quorum shall be such greater percentage. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Limited Partner Interests that in the aggregate represent a majority of the Outstanding Limited Partner Interests entitled to vote, present in person or by proxy at such meeting (not including Limited Partner Interests deemed owned by the General Partner on behalf of Assignees for which the written direction contemplated by Section 10.2 has not been received by the General Partner), shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding Limited Partner Interests that in the aggregate represent at least such greater or different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Limited Partner Interests specified in this Agreement. In the absence of a quorum, any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of holders of at least a majority of the Outstanding Limited Partner Interests entitled to vote at such meeting represented either in person or by proxy, but no other business may be transacted, except as provided in
Section 13.7.

SECTION 13.10. Conduct of a Meeting.

     The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies, and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

SECTION 13.11. Action Without a Meeting.

     If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding Limited Partner Interests (including Limited Partner Interests deemed owned by the General Partner) that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Limited Partner Interests held by the Limited Partners the Partnership shall be deemed to have failed to receive a ballot for the Limited Partner Interests that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership, and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability and (ii) are otherwise permissible under the state statutes then governing the rights, duties, and liabilities of the Partnership and the Partners.

SECTION 13.12. Voting and Other Rights.

      (a) Only those Record Holders of the Limited Partner Interests on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of "Outstanding") shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Limited Partner Interests have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Limited Partner Interests shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Limited Partner Interests.

     (b) With respect to Limited Partner Interests that are held for a Person's account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Limited Partner Interests are registered, such other Person shall, in exercising the voting rights in respect of such Limited Partner Interests on any matter, and unless the arrangement between such Persons provides otherwise, vote such Limited Partner Interests in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of
Section 4.3.


                                  ARTICLE XIV.

                                     MERGER

SECTION 14.1. Authority.

     The Partnership may merge or consolidate with one or more corporations, limited liability companies, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a general partnership or limited partnership, formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation ("Merger Agreement") in accordance with this Article XIV.

SECTION 14.2. Procedure for Merger or Consolidation.

     Merger or consolidation of the Partnership pursuant to this Article XIV requires the prior approval of the General Partner. If the General Partner shall determine, in the exercise of its discretion, to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement that shall set forth:

     (a) The names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

     (b) The name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the "Surviving Business Entity");

     (c) The terms and conditions of the proposed merger or consolidation;

     (d) The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partner interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) that the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of, their general or limited partner interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

     (e) A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, operating agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

     (f) The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

     (g) Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the General Partner.

SECTION 14.3. Approval by Limited Partners of Merger or Consolidation.

     (a) Except as provided in Section 14.3(d), the General Partner, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article
XIII. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a special meeting or the written consent.

     (b) Except as provided in Section 14.3(d), the Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority unless the Merger Agreement contains any provision that, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require for its approval the vote or consent of a greater percentage of the Outstanding Limited Partner Interests or of any class of

Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

     (c) Except as provided in Section 14.3(d), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 14.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

     (d) Notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, in its discretion, without Limited Partner approval, (i) to merge the Partnership into, or convey all of the Partnership's assets to, another limited liability entity that shall be newly formed and shall have no assets, liabilities or operations at the time of such Merger other than those it receives from the Partnership or (ii) to convert the Partnership into another limited liability entity in accordance with Section 17-219 of the Delaware Act if (A) the General Partner has received an Opinion of Counsel that the merger, conveyance or conversion, as the case may be, would not result in the loss of the limited liability of any Limited Partner or any partner in the Partnership or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (B) the sole purpose of such merger, conveyance or conversion is to effect a mere change in the legal form of the Partnership into another limited liability entity, and (C) the governing instruments of the new entity provide the Limited Partners and the General Partner with the same rights and obligations as are herein contained.

SECTION 14.4. Certificate of Merger.

     Upon the required approval by the General Partner and the Unitholders of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

SECTION 14.5. Effect of Merger.

     (a) At the effective time of the certificate of merger:

          (i) all of the rights, privileges, and powers of each of the business entities that has merged or consolidated, and all property, real, personal, and mixed, and all debts due to any of those business entities, and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

          (ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

          (iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

          (iv) all debts, liabilities, and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities, and duties had been incurred or contracted by it.

     (b) A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.


                                   ARTICLE XV.

                               GENERAL PROVISIONS

SECTION 15.1. Addresses and Notices.

     Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address described below. Any notice, payment or report to be given or made to a Partner or Assignee hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Securities at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Partnership Securities by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 15.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments, and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner or Assignee at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners and Assignees. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner, Assignee or other Person if believed by it to be genuine.

SECTION 15.2. Further Action.

     The parties shall execute and deliver all documents, provide all information, and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

SECTION 15.3. Binding Effect.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns.

SECTION 15.4. Integration.

     This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

SECTION 15.5. Creditors.

     None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

SECTION 15.6. Waiver.

     No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

SECTION 15.7. Counterparts.

     This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Unit, upon accepting the certificate evidencing such Unit or executing and delivering a Transfer Application as herein described, independently of the signature of any other party.

SECTION 15.8. Applicable Law.

     This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

SECTION 15.9. Invalidity of Provisions.

     If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not be affected thereby.

SECTION 15.10. Consent of Partners.

     Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.


                     [Rest of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                     GENERAL PARTNER:

                                     DORCHESTER MINERALS MANAGEMENT LP


                                     By: Dorchester Minerals Management LLC

                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                     ORGANIZATIONAL LIMITED PARTNER:


                                     DORCHESTER MINERALS MANAGEMENT GP LLC


                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


                                        LIMITED PARTNERS:

                    All Limited Partners now and hereafter admitted as Limited
               Partners of the Partnership, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to the General Partner.

                                    EXHIBIT A

                   TO THE AGREEMENT OF LIMITED PARTNERSHIP OF
                            DORCHESTER MINERALS, L.P.
                       CERTIFICATE EVIDENCING COMMON UNITS
                    REPRESENTING LIMITED PARTNER INTERESTS IN
                            DORCHESTER MINERALS, L.P.



No. ____________                                       ____________ Common Units

     In accordance with Section 4.1 of the Agreement of Limited Partnership of Dorchester Minerals, L.P., as amended, supplemented or restated from time to time (the "Partnership Agreement"), Dorchester Minerals, L.P., a Delaware limited partnership (the "Partnership"), hereby certifies that (the "Holder") is the registered owner of Common Units representing limited partner interests in the Partnership (the "Common Units") transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Common Units represented by this Certificate. The rights, preferences, and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 3738 Oak Lawn Avenue, Dallas, Texas. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

     The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power, and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement, and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

     This Certificate shall not be valid far any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.


Dated: ______________                  DORCHESTER MINERALS, L.P.

Countersigned and Registered by:
as Transfer Agent and Registrar        By: Dorchester Minerals Management LP,
                                       its General Partner

                                            By: Dorchester Minerals Management
                                            GP LLC, its general partner

By:                                         By:
   ---------------------------                 ----------------------------
      Authorized Signature                         Secretary

                            [REVERSE OF CERTIFICATE]

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM as tenants in common
UNIF GIFT/TRANSFERS MIN ACT Uniform Gifts/Transfers to CD Minors Act
TEN ENT as tenants by the entireties
JT TEN  as joint tenants with right of survivorship and not as tenants in common

    Additional abbreviations, though not in the above list, may also be used.

     FOR VALUE RECEIVED, hereby assigns, conveys, sells, and transfers unto



---------------------------------        ---------------------------------------
(Please print or typewrite name          (Please insert Social Security or other
and address of Assignee)                     identifying number of Assignee)

Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint as its attorney-in-fact with full power of substitution to transfer the same on the books of Dorchester Minerals, L.P.

Date:

NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.


------------------------------
(Signature)


------------------------------
(Signature)

SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER FIRM OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY SIGNATURE(S) GUARANTEED.

     No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Common Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Common Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Common Units.

                                                               EXHIBIT 3.1(a)(i)

                 ASSIGNMENT, CONVEYANCE AND ASSUMPTION AGREEMENT

         This Assignment, Conveyance and Assumption Agreement is by and between:

                   Dorchester Hugoton, Ltd.                  ("Assignor")
                   1919 S. Shiloh Road
                   Suite 600 - LB 48
                   Garland, Texas 75042

                   Dorchester Minerals Operating LP          ("Assignee")
                   3738 Oak Lawn Ave.
                   Dallas, Texas 75219

         WHEREAS, Assignor and Assignee are parties to that certain Combination Agreement dated December 13, 2001 (the "Combination Agreement") pursuant to which Assignor is obligated to transfer certain assets to Assignee;

                                     PART I

         Assignor, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignee, does, subject to reservation by Assignor of a 96.97% net profits overriding royalty as described in Part II herein, hereby GRANT, BARGAIN, ASSIGN, TRANSFER, CONVEY, AND DELIVER, without warranties or covenants of title, express or implied, except as hereinafter set forth, unto Assignee and Assignee's successors and assigns, effective as of 7:00 a.m. local time of the location of the properties herein assigned, on ______________________ (such date and time being referred to herein as the "Effective Date"), the following properties, rights and interests ("Subject Properties"):

         (1) All of Assignor's right, title and interest in and to the oil, gas and/or other minerals in, under and that may be produced from, or pursuant to the terms of, the properties, rights and interests described in Exhibit A attached hereto;

         (2) All other right, title and interest of Assignor, of whatever kind or character (including, without limitation, interests in oil, gas and mineral leases, overriding royalty interests, fee royalty interests, lease royalty interests, fee mineral interests and other interests), in and to the oil, gas and/or other minerals in, under and that may be produced from the lands described in Exhibit A attached hereto;

         (3) All of Assignor's rights, title and interest in, to or under or by virtue of all unitization, communitization and/or pooling agreements, declarations and/or orders (including, but not limited to, all units formed under orders, regulations, rules or other official acts of any federal, state or other governmental agency) which cover or affect the properties, rights and interests described or referred to in Clauses (1) or (2) above, and in and to the properties, rights and interests covered by the units, and/or pooled and/or communitized areas, created thereby;

         (4) All of Assignor's rights, title and interest in and to rights under all joint operating agreements, operating agreements, production sales contracts, processing agreements, transportation agreements, gas balancing agreements, farmout agreements, farm in agreements, salt water disposal agreements, area of mutual interest agreements and other contracts and agreements which cover, affect or otherwise relate to the properties, rights and interests described in Clauses (1), (2), or (3) above or to the operation of such properties, rights and interests or to the treating, handling, storing, processing, transporting or marketing of oil, gas or other minerals produced from (or allocated to) such properties, rights and interests;

         (5) All of Assignor's interest in and to all real property (including any value derived therefrom), improvements, fixtures, movable or immovable property and other real or personal property (including, without limitation, all wells, pumping units, wellhead equipment, tanks, pipelines, flow lines, gathering lines, compressors, dehydration units, separators, meters, buildings, injection facilities, salt water disposal facilities, and power, telephone and telegraph lines), and all easements, servitudes, rights-of-way, surface leases, licenses, permits and other surface rights, which are now or hereafter used, or held for use directly in connection with, the properties, rights and interests described in Clauses (1), (2) or (3) above, or directly in connection with the operation of such properties, rights and interests, or directly in connection with the treating, handling, storing, processing, transporting or marketing of oil, gas or other minerals produced from (or allocated to) such properties, rights and interests (such assets, subject to the following exclusions, being referred to herein as the "Field Production Tangible Assets"), including, without limitation, the real property and real property interests, and the furniture, fixtures, equipment, computer equipment, hardware and media, supplies, books and records and other tangible assets located at or used in connection with Assignor's offices at or near Rolla, Kansas, and Hooker, Oklahoma, but excluding the real property and real property interests, and the furniture, fixtures, equipment, computer equipment, hardware and media, supplies, books and records and other tangible assets located at or used in connection with Assignor's offices at or near Garland, Texas and Amarillo, Texas and excluding all vehicles, wherever located.

         (6) All oil, gas and other minerals produced from or allocated to the properties, rights and interests described in Clauses (1),
                  (2) and/or (3) above, and any products processed or obtained therefrom (herein collectively called the "Production"), together with (i) all proceeds of Production (regardless of whether the severance of the Production to which such proceeds relates occurred on, before or after the Effective Date hereof), other than proceeds of Production that are attributable to periods prior to the Effective Date and that are actually received by Assignor prior to the Effective Date, and (ii) all liens and security interests securing payment of the proceeds from the sale of such Production, including, but not limited to, those liens and security interests provided for under statutes enacted in the jurisdictions in which the Properties are located, or statutes made applicable to the Properties under federal law (or some combination of federal and state law);

         (7) All payments of any type received and payments received in lieu of production from the properties, rights and interests described in Clauses (1), (2) and/or (3) above (regardless of whether such payments accrued, and/or the events which gave rise to such payments occurred, on, before or after the Effective Date hereof, other than payments attributable to periods prior to the Effective Date and are actually received by Assignor prior to the Effective Date), including, without limitation, (i) "take or pay" payments and similar payments,
                  (ii) payments received in settlement of or pursuant to a judgment rendered with respect to take or pay or similar obligations or other obligations under a production sales contract, (iii) payments received in buyout or buydown or other settlement of a production sales contract, (iv) payments received under a gas balancing agreement or similar written or oral arrangement, as a result of (or received otherwise in settlement of or pursuant to judgment rendered with respect
                  to) rights held by Seller as a result of Seller (and/or its predecessors in title) taking or having taken less gas from lands covered by a property right or interest described in Clauses (1), (2) and/or (3) above, than their ownership of such property right or interest would entitle them to receive and (v) shut-in rental or royalty payments (the payments described in this Clause (7) being herein called "Payments in Lieu of Production");

         (8) All contract rights and choses in action (i.e., rights to enforce contracts or to bring claims thereunder) related to the properties, rights and interests described in Clauses (1) through (7) above (to the extent that the same arise, and/or the events which gave rise to the same occur after the Effective Date hereof, and further regardless of whether same arise under contract, the law or in equity);

         (9) All rights, estates, powers and privileges appurtenant to the foregoing rights, interests and properties, including without limitation executive rights (i.e., rights to execute leases), rights to receive bonuses and delay rentals and rights to grant pooling authority; and

         (10) All rights, estates, powers and privileges of Assignor appurtenant to any and all of the foregoing rights, interests and properties.

                                     PART II

         SAVE AND EXCEPT, there is excepted from this Assignment, Conveyance and Assumption Agreement, and Assignor expressly excepts and reserves unto itself, its representatives and assigns, that certain present vested property right; that is, an overriding royalty interest (the "Overriding Royalty Interest") in and to the Subject Minerals if, as and when produced and saved from the Subject Interests, payable solely out of Gross Proceeds from the Sale of Subject Minerals in an amount equal to 96.97% of the Net Proceeds attributable to the Subject Interests. The Overriding Royalty Interest shall be determined and administered in accordance with the provisions of Sections 1 through 3 of this
PART II.

                                   SECTION 1

                                  Definitions

         As used in this PART II, the following words, terms or phrases shall have the following meanings:

         Section 1.1. "Business Day" means a day on which none of the banks to or from which a payment authorized hereunder may be made are closed as authorized or required by law.

         Section 1.2. "Conveyance" means this Assignment, Conveyance and Assumption Agreement.

         Section 1.3. "Excess Production Costs" at any point in time means an amount equal to the excess of Production Costs over Gross Proceeds for the period ending with such point and beginning with the end of the most recent Period in which there were Net Proceeds.

         Section 1.4. "General and Administrative Costs" means those additional costs, of whatever nature, deemed necessary by Assignee to properly operate and/or manage the Subject Properties under this Conveyance and that are not properly classified as Production Costs. Initially, General and Administrative Costs will be charged on a cents-per-mile or dollars-per-well basis utilizing surveys and escalators normally used in the oil and gas industry; provided, however, that the use of such surveys and escalators shall not act to place a floor or cap on such costs.

         Section 1.5. "Gross Proceeds" means the amounts received on or after the Effective Date, generally on the cash method of accounting, by WI Owner, without duplication, from the sale or other disposition of Subject Minerals, subject to the following:

         (a) There shall be included any amount which WI Owner shall receive as a result of net profits interests, overriding and other royalty interests owned by WI Owner and included as part of the Subject Interests.

         (b) There shall be excluded any amount for Subject Minerals attributable to nonconsent operations conducted with respect to the Subject Interests (or any portion thereof) as to which WI Owner shall be a nonconsenting party and which is dedicated to the recoupment or reimbursement of costs and expenses of the consenting party or parties by the terms of the relevant operating agreement, unit agreement, contract for development or other agreement providing for such nonconsent operations.

         (c) If a controversy exists (whether by reason of any statute, order, decree, rule, regulation, contract or otherwise) between WI Owner and any purchaser from WI Owner or any other third party as to the correct sales price or sales volume of any Subject Minerals, then

                  (i) amounts withheld by the purchaser or any such third party or deposited by it in an interest bearing account with a commercial bank as escrow agent shall not be considered to be received by WI Owner and shall not be credited to the Net Proceeds Account (as defined in Section 2.4 below) until actually collected by WI Owner, and the proceeds of such account less the interest earned thereon, if any, shall thereafter be distributed in accordance with this Conveyance and the interest earned thereon, if any, allocable to the Royalty Owner shall (if agreed upon by depositor and escrow agent) be paid directly to the Royalty Owner by any such escrow agent upon resolution of such controversy, and such interest shall not be deemed to constitute a portion of Gross Proceeds; and

                  (ii) amounts received by WI Owner and held in suspense (not paid) or promptly deposited by it in an interest bearing account with a commercial bank as escrow agent shall not be considered to have been received by WI Owner and shall not be credited to the Net Proceeds Account until removed by WI Owner from suspense or until disbursed to WI Owner by such escrow agent, and the proceeds of such account less the interest earned thereon, if any, shall thereafter be distributed in accordance with this Conveyance and the interest earned thereon, if any, allocable to the Royalty Owner shall be paid directly to the Royalty Owner by such escrow agent upon resolution of such controversy, and such interest shall not be deemed to constitute a portion of Gross Proceeds.

         (d) During any Period when WI Owner is, for any Subject Interest, an Overproduced Party or an Underproduced Party under any gas balancing arrangement, there shall be included in Gross Proceeds amounts (other than those for cash balancing) received by WI Owner from a purchaser of Subject Minerals or an Overproduced Party as and when paid to WI Owner.

         (e) If any portion of the amounts described in Section 1.5(d) above are in good faith determined by WI Owner to be subject to cash balancing and WI Owner determines in good faith that the potential cash balancing amount may exceed future Net Proceeds when the cash balancing contingency occurs, then:

         (i) an amount up to the amount subject to cash balancing (or a reasonable estimate thereof) shall be excluded from future Gross Proceeds, shall be held in suspense (not paid) or deposited by WI Owner in an interest bearing escrow account with an escrow agent and shall not be credited to the Net Proceeds Account until disbursed in accordance with the provisions of (ii) below; and

         (ii) amounts held in suspense (not paid) or placed in interest bearing escrow accounts as provided above shall be distributed either to (a) Royalty Owner and WI Owner in accordance with this Conveyance when WI Owner determines in good faith that the potential for cash balancing no longer exists as to all or a portion of the funds in suspense or in such account, provided, that interest earned, if any, on any such escrow account allocable to the Royalty Owner shall be paid directly to the Royalty Owner by the escrow agent, and such interest shall not be deemed to constitute either a portion of Gross Proceeds or a reduction to Production Costs as described in Section 1.14(c), or (b) WI Owner for the cash balancing due to any party due such cash balancing.

         (f) There shall be excluded any amount for Subject Minerals unavoidably lost or used in the production thereof and any imputed or calculated amount for domestic gas delivered but not sold or for line loss or fuel gas used in the production of Subject Minerals or used by WI

Owner in conformity with prudent practices for drilling, production, operation or plant operations (including gas injection, compression, gathering, treating, conditioning, transporting, dehydration, secondary recovery, pressure maintenance, repressuring, recycling operations, plant fuel or shrinkage) (i) conducted for the purpose of producing Subject Minerals or marketing or making marketable the Subject Minerals or (ii) from any unit to which the Subject Interests are committed, but only so long as such Subject Minerals are so used and the cost thereof is not borne by others and paid to WI Owner.

         (g) Gross Proceeds shall not include any amounts described in Section 1.14(c) hereof.

         (h) Gross Proceeds shall not include any amounts received by WI Owner from third parties as the result of cash balancing obligations relating to underproduced positions which affect the Subject Interests.

         (i) Gross Proceeds shall include any amount received as bonus for any oil, gas and/or mineral lease executed by WI Owner after the Effective Date and covering any portion of the Subject Interests.

         (j) Gross Proceeds shall not include amounts attributable to the interests of parties other than WI Owner and the Royalty Owner in the lands described in Exhibit A and shall not include any amounts paid that are attributable to production payments, royalties or overriding royalties payable to such other parties.

         (k) It is specifically understood that the liquefiable hydrocarbon interest identified in Exhibit A as subject to the McCormick, et al overriding royalty shall be included in Subject Interests such that proceeds relating to such interest in production therefrom shall be included in Gross Proceeds to the extent otherwise provided herein.

         Section 1.6. "Lease" or "Leases" means the oil, gas and mineral leases (or portions thereof or interests therein, including, without limitation, any royalty interests, overriding royalty interests and similar interests) described in Exhibit A attached hereto.

         Section 1.7. "Minerals" means oil, gas, other liquid and gaseous hydrocarbons and other minerals, whether similar or dissimilar.

         Section 1.8. "Net Proceeds" for any Period after the Effective Date means the excess of Gross Proceeds received by WI Owner during such Period over the sum of (a) Production Costs paid during such Period and (b) Excess Production Costs as of the end of the immediately preceding Period, as such Net Proceeds are computed in accordance with Section 2.4 hereof.

         Section 1.9. "Overproduced Party" means a party to a gas balancing arrangement who, as a result of producing, in addition to its own share of production, that portion of another party's share of production which such other party is unable or unwilling to market or otherwise to dispose of, is in a position of net over-production with respect to such other party or parties to such gas balancing arrangement.

         Section 1.10. "Period" means one calendar month; provided, however, that the first Period shall run from the Effective Date to the last day of the calendar month in which the Effective Date falls.

         Section 1.11. "Person" means any individual, corporation, partnership, trust, estate or other entity or organization.

         Section 1.12. "Prime Interest Rate" means the interest rate announced from time to time by Bank of America at its principal office in Dallas, Texas as its "prime interest rate."

         Section 1.13. "Process" or "Processing" means to manufacture, refine, process, fractionate, dehydrate, condition, treat, conduct absorption or plant operations, market (including without limitation gather, transport and exchange) or compress Subject Minerals in a manner which does not constitute Well Operations.

         Section 1.14. "Production Costs" means, to the extent such costs are properly allocable to the Subject Interests and have been incurred and paid or otherwise discharged by WI Owner during any Period, on the cash method of accounting (or accrued, even if not paid or otherwise discharged, to the extent provided in this Section 1.14), and whether capital or non-capital in nature, without duplication:

         (a) the sum of

                  (i) the maintenance, drilling, completing, equipping and operating costs for such Period and all other costs for such Period incurred by WI Owner applicable to the Subject Interests, including budgeted capital expenditures and/or unusual items of material cost;

                  (ii) an amount equal to all general property (ad valorem), production, severance, sales, gathering, energy, BTU and similar state, federal or other taxes (except income taxes) assessed or levied on or in connection with the Subject Interests, the Overriding Royalty Interest or the production therefrom or equipment thereon, or the processing, gas exchange or marketing of production attributable thereto, and which taxes (as adjusted or as finally determined) are deducted or excluded from proceeds of Sale received by WI Owner or paid by WI Owner and attributable to both WI Owner's and Royalty Owner's share in the Subject Minerals or the Subject Interests; provided, however, that in the case of any such taxes that accrue ratably over any period, such taxes shall be deemed to be Production Costs as they accrue;

                  (iii) all amounts borne by WI Owner in such Period as to any of the following: (a) to the extent allocable to the Subject Interests, payments made to others in the area in connection with the drilling or deferring of drilling of any well on or in the vicinity of any of the Subject Interests (including dry hole and bottom hole payments and payments made to others for refraining from drilling an offset well) or in connection with any cost adjustments with respect to any well and/or leasehold equipment upon unitization of any of the Subject Interests;
         (b) to the extent allocable to the Subject Interests, rent and other consideration paid for use of or damage to the surface and (c) all direct charges applicable to the Subject Interests relating to lease renewals, geological and geophysical, seismic, engineering and preparation for drilling costs (including without limitation the cost of securing any seismic or geophysical permits or options);

                  (iv) to the extent allocable to the Subject Interests, all other costs, expenses and liabilities of, in connection with, arising out of or relating to operating any well on the Subject Interests and producing Subject Minerals and sale and marketing thereof for such Period, including without limitation: (a) costs of equipping, plugging back, reworking, recompleting, plugging and abandoning and surface restoration and other related costs as required by law and in accordance with the terms of the Leases (or instruments covering lands pooled with any Lease) and of making the Subject Minerals ready or available for market; (b) the costs of Well Operations and of Processing, together with any construction costs associated with facilities utilized in connection with Well Operations or Processing;
         (c) the costs of secondary recovery, pressure maintenance, repressuring, recycling and other operations commonly used in the oil and gas industry which are recognized as reputable methods of enhancing production; (d) the costs of claims or litigation concerning marketing the Subject Minerals or delivery of production from, title to, taxation (limited to ad valorem or any other property taxes and severance or any other taxes payable out of or measured by production) of or operation of the Subject Interests, including claims or litigation relating to the drilling, testing and completing of any well on the Subject Interests, and any other acts or omissions of WI Owner consistent herewith (as a prudent owner or operator) or brought by WI Owner to protect the Subject Interests as a prudent owner or operator; (e) the cost of insurance incurred for the protection of the Subject Interests, the Royalty Owner or WI Owner; (f) delay rentals and shut-in royalties,
         (g) the costs (including without limitation any reasonable legal fees) of negotiating and preparing oil, gas and/or mineral leases to be executed covering any of the Subject Interests, and (h) payments to others for production of Subject Minerals produced but not sold by WI Owner; provided, however, that in the case of any such costs and expenses in clauses (a) through (h) of this subsection (iv) that accrue ratably over any period, such costs and expenses shall be deemed to be Production Costs as they accrue;

                  (v) the costs incurred by WI Owner for audits, if any, conducted by or on behalf of the Royalty Owner, and the costs incurred for any statements and reports provided by WI Owner to the Royalty Owner, to the extent not otherwise included as a Production Cost hereunder;

                  (vi) to the extent allocable to the Subject Interests, refunds of revenues previously included as Gross Proceeds required to be made by WI Owner (including any interest thereon or penalties) as a result of the bankruptcy, insolvency or similar condition of a purchaser of production or other party, an order of the Federal Energy Regulatory Commission or other governmental unit or any other legal reason;

                  (vii) to the extent allocable to the Subject Interests, any amounts paid by WI Owner after the Effective Date as a prudent owner or operator, whether as refund, interest or penalty, to (A) a purchaser because the amount initially received by WI Owner as sales price attributable to operations after the Effective Date was more or allegedly more than permitted by the terms of any applicable contract, statute, regulation, order, decree or other obligation, (B) any third party because an amount initially paid by such third party relating to the exploration, development, operation, production, maintenance or protection of the Subject Interests (or any part thereof) was in excess of that otherwise owing under the terms of any applicable contract or agreement, or (C) any third party royalty owner because the amount initially paid by WI Owner with respect to a Lease was less or allegedly less than required under such Lease; and

                  (viii) to the extent allocable to any Subject Interest which includes or consists of any surface estate, all costs, expenses and liabilities of, in connection with, arising out of or relating to the ownership, operation, maintenance and management of such surface estate.

         (b) Production Costs shall not include depletion, depreciation and other non-cash deductions.

         (c) Production Costs (to the extent thereof for any Period subsequent to the Period in which amounts described in this Section 1.14(c) are received) and/or Excess Production Costs (to the extent thereof) shall be reduced by the amount received by WI Owner to the extent allocable to the Subject Interests as a result of (i) delay rentals, (ii) damages to, or condemnation by a governmental authority of, the Subject Interests, (iii) shut-in gas well royalty or payments, (iv) sale of fixtures and equipment used with respect to the Subject Interests, (v) rentals from reservoir use, (vi) dry hole and bottom hole payments, (vii) any payments made to WI Owner in connection with the drilling or deferring of drilling of any well on any of the Subject Interests, (viii) any amounts which WI Owner shall receive in connection with any adjustment of any well and leasehold equipment constituting part of the Subject Interests upon pooling or unitization of any of the Subject Interests, (ix) recoveries for breaches of drilling contracts and recoveries in connection with other proceedings pertaining to or affecting the Subject Interests or operations thereon, (x) insurance proceeds received as a result of damage to the Subject Interests or to the fixtures and equipment used with respect to the Subject Interests, (xi) any bonuses or payments made by third parties in connection with farmout transactions, if any, (xii) any amounts received by WI Owner as rental or use fees for personalty, platform, equipment or gathering lines located on the Subject Interests, (xiii) any amounts referred to in this subsection (c) not so applied to reduce Production Costs or Excess Production Costs in prior Periods, (xiv) amounts received by WI Owner from a purchaser of Subject Minerals as advance payments and payments pursuant to take-or-pay and similar provisions of Sales Contracts as and when paid to WI Owner, (xv) if WI Owner is an Underproduced Party under any gas balancing arrangement, the receipt by WI Owner of a settlement in cash for any net underproduced position, regardless of whether such underproduced position arose before or after the Effective Date,
(xvi) any interest that accrues on the credit balance in the Net Proceeds Account from time to time, such interest to be net of any applicable third party service charge, (xvii) with respect to any surface estate included in the Subject Interests, all lease or rental payments received from third parties, all receipts from the sale of livestock, crops and timber and all other income attributable to such surface estate, and (xviii) to the extent not otherwise included in Gross Proceeds, the excess of any revenues received by WI Owner from Processing Subject Minerals over the Processing costs incurred by WI Owner to the extent not otherwise treated as a Production Cost. With respect to item
(xvi), above, it is hereby expressly agreed and understood that WI Owner shall not be obligated to secure any particular interest rate or other return on credit balances from time to time existing, and any investment of such credit balances shall be made in the sole discretion of WI Owner.

         (d) Other than any amounts placed in escrow pursuant to Section 1.5(e) hereof, if WI Owner is an Overproduced Party under any gas balancing arrangement and WI Owner is required to make settlement in cash for any net over-production accruing after the Effective Date, such payment shall be included in Production Costs.

         (e) The General and Administrative Costs relating to any particular Period shall be considered a Production Cost which shall be debited to the Net Proceeds Account for such Period.

         Section 1.15. "Royalty Owner" means Assignor, while Assignor owns an interest in the Overriding Royalty Interest, and any other Person or Persons who subsequently acquire legal title to all or any portion of or any interest in the Overriding Royalty Interest.

         Section 1.16. "Sale" includes sale, exchanges and other dispositions for value.

         Section 1.17. "Sales Contracts" means all contracts and agreements for the offer sale of, or commitment to offer or sell, or right of first refusal to purchase, Subject Minerals after production.

         Section 1.18. "Subject Interests" means, prior to giving effect to this Conveyance, each kind and character of right, title, claim or interest which the Assignor has (i) in, on and under the lands described in and covered by the Leases which are described in Exhibit A, and (ii) in, on and under any lands which are described in Exhibit A and the unitization and pooling agreements and the units created in connection therewith, whether such right, title, claim or interest be under and by virtue of a Lease, a unitization or pooling agreement, a unitization or pooling order, a mineral deed, a royalty deed, an operating agreement, a division order, a transfer order or any other type of contract, conveyance or instrument or under any other type of title, legal or equitable, recorded or unrecorded, even though the Assignor's interests be incorrectly or incompletely described in Exhibit A, all as the same shall be enlarged by the discharge of any payments out of production, by the removal of any charges or encumbrances to which any of the same are or become subject or by the entering into of non-consent operations and any and all renewals and extensions thereof acquired by Assignor within one year after the termination of the prior Subject Interest.

         Section 1.19. "Subject Minerals" means all Minerals in and under, and which may be produced, saved and sold from, and which shall accrue and be attributable to, the Subject Interests.

         Section 1.20. "Underproduced Party" means a party to a gas balancing arrangement who, as a result of its inability or unwillingness to market or otherwise dispose of a portion of its share of production and another party's producing such share of production, is in a position of net underproduction with respect to such other party or parties to such gas balancing arrangement.

         Section 1.21. "Well Operations" means pumping, gas lifting and gravity separation of Minerals and other operations (including without limitation compression, treatment, separation, storage, dehydration, metering, gathering, and/or transportation) in the immediate vicinity of the well but does not include compression or transportation of the Minerals beyond the immediate vicinity of the well, or absorption or fractionation and other plant operations.

         Section 1.22. "WI Owner" means Assignee, while it owns all or part of the Subject Interests or any interest therein and any other Person or Persons who, as permitted herein, subsequently acquire legal title to all or any part of the Subject Interests or any interest therein other than the Overriding Royalty Interest reserved hereby.

                                   SECTION 2

                                    Payment

         Section 2.1. Payment. On the 10th day of each Period (or, if such day is not a Business Day, on the Business Day next preceding such day), WI Owner shall pay to the Royalty Owner as an overriding royalty hereunder an amount equal to 96.97% of the Net Proceeds for the preceding Period, computed in accordance with Section 2.4 hereof.

         Section 2.2. Interest on Past Due Payments. Any amount not paid by WI Owner to the Royalty Owner when due shall bear, and WI Owner will pay, interest at the weighted average Prime Interest Rate in effect during the period of underpayment; provided that such interest shall not be in excess of the maximum amount allowed by law. Under no circumstances, however, shall WI Owner willfully withhold payment properly due the Royalty Owner hereunder.

         Section 2.3. Overpayment. If at any time WI Owner inadvertently pays the Royalty Owner more than the amount due, the Royalty Owner shall not be obligated to return any such overpayment, but the amount or amounts otherwise payable for any subsequent Period or Periods shall be reduced by such overpayment.

         Section 2.4. Net Proceeds Account. A Net Proceeds account (the "Net Proceeds Account") shall be maintained by WI Owner for each Period after the Effective Date. The Net Proceeds Account shall be credited with the aggregate of any Gross Proceeds received during such Period, and shall be debited with the aggregate of any Production Costs paid during such Period. The amounts provided for in Section 1.14(c) hereof shall be taken into account for the sole and only purpose of reducing amounts that would otherwise be debited to the Net Proceeds Account in accordance herewith, and Royalty Owner shall have no right, title or claim to such amounts.

         On or before the date of payment as set forth in Section 2.1 hereof, WI Owner shall furnish to the Royalty Owner a detailed statement clearly reflecting the credits and debits against and the balance of the Net Proceeds Account for the applicable Period. Any Excess Production Cost reflected by any such statement shall be carried forward to the next and succeeding Period or Periods until the Excess Production Costs shall have been liquidated. If, at the end of any Period, there are Excess Production Costs which have not been liquidated in accordance with the preceding sentence, then an amount equal to interest at the Prime Interest Rate in effect on the last day of such Period shall be computed on the unliquidated balance of the Excess Production Costs from the last day of such Period to the last day of the following Period, and such amount shall be treated as a Production Cost in such following Period.

         In the event that Net Proceeds exist in the Net Proceeds Account at the end of any month, payment to the Royalty Owner of the amount of the Net Proceeds pursuant to Section 2.1 shall be paid promptly by WI Owner to the Royalty Owner.

         WI Owner shall maintain the Net Proceeds Account in accordance with good accounting practice and in a manner to minimize accounting difficulties but accomplish on a fiscal year basis the overall goal of this Conveyance, and the books and records relating thereto shall at all reasonable times be open to inspection, examination, copying and audit by the Royalty Owner and its duly authorized agents and representatives.

         Section 2.5. Limitation. All payments made to Royalty Owner shall be made entirely and exclusively out of amounts received from the sale or other disposition of Subject Minerals produced from Subject Interests after the Effective Date, and in no event shall such payments exceed 100% of the value of such production at the wellhead (based upon the terms upon which such production is marketed by WI Owner) before the application of any Processing. Should the payments to Royalty Owner, computed in accordance herewith ever exceed such amount (such excess amount being herein referred to as the "Overage"), such Overage shall be suspended and accrued; and if the payments calculated in accordance herewith are ever again less than 100% of the value of such production at the wellhead before the application of any Processing, the Overage shall be added to subsequent payments but not in an amount which would then cause payments to exceed 100% of the value of such production at the wellhead before the application of any Processing, so that Royalty Owner, if possible, shall be entitled to receive the total amount to be distributed hereunder as if the limitation imposed by this Section had not been in effect.

                                   SECTION 3

                                 Miscellaneous

         Section 3.1. Non-Liability of Royalty Owner. In no event shall the Royalty Owner be liable or responsible in any way for payment of any Production Costs or other costs or liabilities incurred by WI Owner or other lessees attributable to the Subject Interests or to the Minerals produced therefrom.

         Section 3.2. Intention of the Parties. Nothing herein contained is intended to create, nor shall the same be construed as creating (under state law or for tax purposes), any mining partnership, commercial partnership or other partnership relation or joint venture. If, however, the parties hereto are deemed to constitute a partnership for federal or state income tax purposes, the parties elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended (the "Code") or any similar state law, and agree not to take any position inconsistent with such election. In addition, the parties hereto intend that the Overriding Royalty Interest conveyed hereby by WI Owner to the Royalty Owner shall at all times be treated as a nonoperating "economic interest" in the Subject Minerals within the meaning of the Code (or any corresponding provisions of succeeding law) and a non-operating mineral right for state law purposes.

         THE OVERRIDING ROYALTY INTEREST CREATED BY THIS CONVEYANCE IS A RIGHT AFFECTING AND BURDENING THE SUBJECT INTERESTS. THIS CONVEYANCE CREATES AN INTEREST IN REAL PROPERTY, AND THE COVENANTS CONTAINED IN THIS CONVEYANCE ARE COVENANTS RUNNING WITH AND BURDENING THE LAND.

                                    PART III

         TO HAVE AND TO HOLD, all and singular, the Subject Properties, unto Assignee and Assignee's successors and assigns forever subject only to the reservation to Assignor described in Part II hereof. The assignment made hereunder is made with full substitution and subrogation of Assignee in and to all warranties heretofore given or made, but is otherwise without warranties or covenants of title, express or implied. All tangible equipment and personal property is assigned "AS IS, WHERE IS". ASSIGNOR HEREBY EXPRESSLY DISCLAIMS AND NEGATES ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, COMMON LAW, STATUTORY OR OTHERWISE RELATING TO THE SUBJECT PROPERTIES (INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OR COVENANT OF TITLE, EXPRESS OR IMPLIED, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS) OR ENVIRONMENTAL CONDITION, OR ANY INFRINGEMENT BY ASSIGNOR OF ANY PATENT OR PROPRIETARY RIGHT OF ANY THIRD PERSON.

         Assignor agrees to execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments, and take such other actions, as may be necessary or advisable to more fully and effectively grant, convey and assign to Assignee the rights, properties and interests assigned to Assignee hereby or intended so to be.

                                     PART IV

         In connection with the foregoing transfer of the Subject Properties to the Assignee, the Assignee agrees, upon the terms and subject to the conditions set forth herein, to assume, at the Effective Date, and thereafter to pay (i) all Production Costs, as defined in PART II of this Conveyance, and any other costs, expenses, and liabilities relating to the Subject Properties, which are incurred on or after the Effective Date or relate to the period on or after the Effective Date, and (ii) all Production Costs which are incurred in the Period prior to the Effective Date and which are payable after the Effective Date in the ordinary course of business (collectively, the "Assumed Liabilities").

         The Assignor agrees to pay all those Production Costs which are incurred prior to the Effective Date other than those referred to in clause (ii) of the preceding paragraph.

         The Assignor and the Assignee agree to execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments, and take such other actions, as may be necessary or advisable to more fully and effectively provide for the payment of the liabilities and obligations covered hereby.

                                     PART V

         This Assignment, Conveyance and Assumption Agreement is being executed in several counterparts, all of which are identical, except that, to facilitate recordation, a counterpart hereof being filed or recorded in a particular jurisdiction may have omitted therefrom those portions of Exhibit A which describe properties, rights or interests located in other jurisdictions. All of such counterparts together shall constitute one and the same instrument. Complete copies of this Assignment, Conveyance and Assumption Agreement have been retained by Assignor and Assignee.

         All of the terms, provisions, covenants and agreements herein contained shall extend to and be binding upon the parties hereto, and their respective successors and assigns.

         IN WITNESS WHEREOF, this Assignment, Conveyance and Assumption Agreement is executed this ______________________ but effective as of the Effective Date.


ASSIGNOR:                                      ASSIGNEE:

DORCHESTER HUGOTON, LTD.                       DORCHESTER MINERALS OPERATING LP

By:  P. A Peak, Inc., General Partner          By: Dorchester Minerals Operating GP LLC,
                                                           General Partner
By:
   ---------------------------------
      Preston A. Peak, President

By: James E. Raley, Inc., General Partner      By:
                                                  -----------------------------------
                                                       -----------, ------
By:
   ---------------------------------
     James E. Raley, President

                                                                  EXHIBIT 3.1(b)

          ASSIGNMENT, CONVEYANCE, BILL OF SALE AND ASSUMPTION AGREEMENT

         This Assignment, Conveyance, Bill of Sale and Assumption Agreement is by and between:

           Dorchester Hugoton, Ltd.                     ("Assignor")
           1919 S. Shiloh Road
           Suite 600 - LB 48
           Garland, Texas 75042

           Dorchester Minerals Operating LP             ("Assignee")
           3738 Oak Lawn Ave.
           Dallas, Texas  75219

                                     PART I

         Assignor and Assignee are parties to that certain Combination Agreement dated December 13, 2001 (the "Combination Agreement), pursuant to which Assignor is obligated to transfer certain assets to Assignee. Assignor has heretofore conveyed to Assignee by a separate instrument of conveyance of even date herewith, captioned Assignment, Conveyance and Assumption Agreement ("WI Assets Conveyance"), all of Assignor's right, title and interest in and to the oil, gas and/or other minerals and related assets described therein (the "WI Assets"), save and except for the Overriding Royalty Interest (as defined in WI Assets Conveyance) excepted from such conveyance and reserved to Assignor under the terms of the WI Assets Conveyance, and Assignee has heretofore pursuant to the WI Assets Conveyance assumed and agreed to pay and perform certain liabilities and obligations of Assignor as described in the WI Assets Conveyance (the "WI Assumed Liabilities").

                                     PART II

         Assignor, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignee, does hereby GRANT, BARGAIN, SELL, ASSIGN, TRANSFER, CONVEY, AND DELIVER, without warranties or covenants of title, express or implied, except as hereinafter set forth, unto Assignee and Assignee's successors and assigns, effective as of __________________, Dallas, Texas time, on ____________ (such date and time being referred to herein as the "Effective Date"), the following properties, rights and interests ("Subject Properties"):

         (1) The following assets of Assignor (other than those assets defined as the "Excluded Assets" in Part II, Clause (2) below), wherever located (such assets being referred to herein collectively as the "Management Assets"):

                  (A) The following real property and real property interests owned or held under lease or other right by Assignor:

                           (i) the leasehold estate under that certain lease effective June 1, 1997 between Leis `Ohana Hui Family Partnership, Ltd., Aikane Corporation, General Partner, as landlord, and Assignor, as lessee, relating to Suite 600 of the office building located at 1919 S. Shiloh Rd., Garland, Texas, and all rights (including rights of offset), privileges, claims, causes of action and options in favor of Assignor relating or pertaining to such leasehold estate and accruing or relating to the period after the Effective Date; and

                           (ii) the leasehold estate under that certain oral lease entered into in approximately 1989 between Cambridge Production, Inc., as lessor, and Assignor, as lessee, relating to an office in Suite 216 of the office building located at 2201 Civic Circle, Amarillo, Texas, and all rights (including rights of offset), privileges, claims, causes of action and options in favor of Assignor relating or pertaining to such leasehold estate and accruing or relating to the period after the Effective Date;

                  (the "Management Real Property")

                  (B) All furniture, equipment, machinery, materials, vehicles, rolling stock, apparatus, tools, dies, implements, appliances, spare parts, supplies, and other tangible personal property of every kind, character and description, and other than the vehicles referred to in Part II, Clause (1)(D) below, owned by Assignor and located on, or used at or primarily in connection with, or in route to, the Management Real Property, or used primarily in connection with the business of Assignor, as of the Effective Date and following the WI Assets Conveyance (the "Business");

                  (C) All Assignor's computer equipment and hardware, including, without limitation, all central processing units, terminals, disk drives, tape drives, electronic memory units, printers, keyboards, screens, peripherals (and other input/output devices), modems and other communication controllers, any media on which information is or may be stored, and any and all parts and appurtenances thereto, located on, or used at or primarily in connection with, the Management Real Property, or used primarily in connection with the Business, as of the Effective Date;

                  (D) All the trucks, trailers, and other certificated vehicles owned by Assignor as of the Effective Date;

                  (E) All right, title, and interest of Assignor in, to, and under the personal property leases held by Assignor, and all rights (including rights of offset), privileges, claims, causes of action, and options in favor of Assignor relating or pertaining to such leases or any thereof and accruing or relating to the period after the Effective Date;

                  (F) All right, title, and interest of Assignor in, to and under the contracts and agreements to which Assignor is a party or under which it possesses rights, that relate to other items included in the Subject Properties or to the Business, including, without limitation, maintenance agreements for other items included in the Subject Properties, licenses relating to software included in other items included in the Subject Properties, utility contracts relating to other items included in the Subject Properties and insurance policies for casualty and property damage to other items included in the Subject Properties, and all rights (including rights of offset), privileges, claims, causes of action, and options in favor of Assignor relating or pertaining to such contracts and agreements or any thereof and accruing or relating to the period after the Effective Date;

                  (G) All rights, claims, and causes of action of Assignor under or pursuant to all warranties, representations, indemnifications, hold harmless provisions, and guarantees made by suppliers, licensors, manufacturers, contractors, and others (including Assignor's predecessors in title) relating to other items included in the Subject Properties and accruing or relating to the period after the Effective Date;

                  (H) All right, title, and interest of Assignor in and to all prepaid rentals and other prepaid expenses arising from payments made by Assignor in the ordinary course of the operation of the Business prior to the Effective Date for goods or services that comprise or relate to other items included in the Subject Properties or the Business where such goods or services have not been received by Assignor by the close of business on the Closing Date, but excluding the right to receive any refund or repayment thereof;

                  (I) All right, title, and interest of Assignor in and to all transferable bonds, deposits, and financial assurance requirements made by Assignor or its predecessors in title (or its or their agents) with any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental, or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality (domestic or foreign) ("Governmental Entity"), utility company, or other person relating to the operation of the Business or the construction, use, operation, or enjoyment of other items included in the Subject Properties, but excluding the right to receive any refund or repayment thereof;

                  (J) All right, title, and interest of Assignor in, to, and under all licenses, permits, franchises, consents, approvals and other authorizations of or from Governmental Entities ("Permits") relating to, or used in connection with the operation of, the Business or relating to the construction, use, operation, or enjoyment of other items included in the Subject Properties;

                  (K) All books, records, papers, and instruments of Assignor of whatever nature and wherever located that relate to other items included in the Subject Properties conveyed hereunder or the operation of the Business, including, without limitation, all financial and accounting records and all books and records relating to employees, the purchase of materials, supplies, and services, product research and development, the manufacture and sale of products, and dealings with customers, vendors, and suppliers of the Business, and including computerized books and records and other computerized storage media and the software (including documentation and object and source codes) used in connection therewith;

                  (L) All right, title, and interest of Assignor in, to, and under all patents, trademarks, service marks, trade names, copyrights and similar rights and intellectual property and any applications in respect thereof ("Intellectual Property") held by or licensed to Assignor relating to other items included in the Subject Properties, or used in connection with the operation of the Business, and all rights to recover for infringement thereon accruing or relating to the period after the Effective Date;

                  (M) All rights, claims, and causes of action of Assignor against third parties (including Assignor's predecessors in title) in respect of obligations and liabilities assumed by Assignee hereunder that are in the nature of counterclaims, crossclaims, rights of setoff, credits and other claims and rights of recovery that would reduce or mitigate such assumed obligations and liabilities;

                  (N) Cash in an amount equal to [$ * ];
                                                  ----




--------
* To be completed at closing with that amount required to be conveyed to Assignee by Assignor pursuant to Section 10.5 of the Combination Agreement, provided, that for such purpose, such cash amount shall be deemed to include any cash contained in the bank account referenced in
         Part II, Clause (O).

                  (O) Assignor's bank account number [ ** ] at [ ** ] bank used for the payment of royalties owed by Assignor to third parties with respect to oil and gas interests formerly owned by it and conveyed to Assignee pursuant to the WI Assets Conveyance, and all rights to the cash in such account, which account shall contain cash in an amount sufficient to pay all outstanding royalty obligations assumed by Assignee pursuant to Part IV, Clause (3) below;

                  (P) All rights, estates, powers and privileges of Assignor appurtenant to any and all of the foregoing rights, interests and properties.

         (2) Notwithstanding any provision in Part II, Clause (1) above to the contrary, the following assets and properties of Assignor (the "Excluded Assets") are excluded from the Subject Properties and are not conveyed hereunder:

                  (A) The WI Assets, which have heretofore been conveyed pursuant to the WI Assets Conveyance;

                  (B) The Overriding Royalty Interest;

                  (C) All right title and interest of Assignor in and to (i) the trade name, "Dorchester Hugoton, Ltd." and variants thereof,
                  (ii) the mark used in conjunction with the name Dorchester Hugoton, Ltd. and (iii) all registrations, applications, license and rights with respect to the foregoing tradename and mark, including, without limitation, Service Mark Registration 1,434,926 issued March 31, 1987 for mark consisting of fanciful letter "D" and design, in effect until March 31, 2007, and all rights to recover for infringement thereon;

                  (D) All books, records, papers and instruments of Assignor that relate to its existence as an entity (including, without limitation, and by way of example, its Certificate and Agreement of Limited Partnership and amendments thereto and records relating to its qualification to do business in other jurisdictions), or that relate to its securities or its relationship with its unitholders (including, without limitation, and by way of example, records relating to its filings with the Securities and Exchange Commission and the National Association of Securities Dealers and NASDAQ, its Depositary Agreement, its Nominee Agreement, and records relating to the transfer of its securities);


----------
**       To be completed at Closing.

                  (E) All rights, claims and causes of action of Assignor against third parties (including Assignor's predecessors in title) where such rights, claims and causes of action accrue, or relate to the period, prior to the Effective Date, but excluding those rights, claims and causes of action against third parties that are described in Part II, Clause (1)(M) above;

                  (F) All rights (include rights of refund), privileges, claims and causes of action, accruing or relating to the period prior to the Effective Date, under the leasehold estates referenced in Part II, Clause (1)(A) above, the personal property leases referenced in Part II, Clause (1)(E) above, the contracts and agreements referenced in Part II, Clause (1)(F) above, and the warranties, representations, indemnifications, hold harmless provisions and guarantees referenced in Part II, Clause (1)(G) above;

                  (G) All rights to receive refunds or repayments (i) of prepaid rentals and other prepaid expenses of the type referenced in
                  Part II, Clause (1)(H) above and (ii) with respect to transferable bonds, deposits and financial assurances referenced in Part II, Clause (1)(I) above;

                  (H) All cash (other than the cash amount, if any, conveyed under Part II, Clause (1)(N)) and cash equivalents, securities, instruments, notes receivable, accounts receivable, bank accounts and accounts with other financial institutions (other than the bank account conveyed under Part II, Clause (O) above);

                  (I) The rights under Assignor's Letter of Understanding to Provide Partnership Tax Accounting and Reporting Services with PricewaterhouseCoopers LLP dated September 24, 2001, including the contingent right to acquire the tax accounting software covered thereby in certain circumstances described therein; and

                  (J) All goodwill, if any, associated with, and the going concern value of, the business heretofore conducted by Assignor.

                                    PART III

         TO HAVE AND TO HOLD, all and singular, the Subject Properties, unto Assignee and Assignee's successors and assigns forever. The assignment made hereunder is made with full substitution and subrogation of Assignee in and to all warranties heretofore given or made, but is otherwise without warranties or covenants of title, express or implied. All tangible equipment and personal property is assigned "AS IS, WHERE IS". ASSIGNOR HEREBY EXPRESSLY DISCLAIMS AND NEGATES ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, COMMON LAW, STATUTORY OR OTHERWISE RELATING TO THE SUBJECT PROPERTIES (INCLUDING, WITHOUT LIMITATION, ANY WARRANTY

OR COVENANT OF TITLE, EXPRESS OR IMPLIED, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS) OR ENVIRONMENTAL CONDITION, OR ANY INFRINGEMENT BY ASSIGNOR OF ANY PATENT OR PROPRIETARY RIGHT OF ANY THIRD PERSON.

         Assignor agrees to execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments, and take such other actions, as may be necessary or advisable to more fully and effectively grant, convey and assign to Assignee the rights, properties and interests assigned to Assignee hereby or intended so to be.

                                     PART IV

         As further consideration for the transfer of the Subject Properties to the Assignee, the Assignee agrees, upon the terms and subject to the conditions set forth herein, to assume, at the Effective Date, and thereafter to pay, perform, and discharge in accordance with their terms, the following liabilities and obligations of Assignor:

                  (1) All liabilities and obligations of Assignor, direct or indirect, known or unknown, absolute or contingent, relating to the Subject Properties, arising out of events occurring after the Effective Date or otherwise relating to the period after the Effective Date;

                  (2) The liabilities relating to the Subject Properties listed on Exhibit A hereto [to be quantified at Closing]; and

                  (3) All obligations of Assignor to pay royalties to third parties with respect to the oil and gas interests formerly owned by it and conveyed to Assignee pursuant to the WI Assets Conveyance, the obligation to pay which royalties exists at the Effective Date and which obligation has not been assumed by Assignee pursuant to the WI Assets Conveyance.

         But in the case of each of Clauses (1), (2) and (3) of this Part IV excluding the WI Assumed Liabilities, which have heretofore been assumed pursuant to the WI Asset Conveyance (collectively, the "Assumed Liabilities").

         Assignee agrees to execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments, and take such other actions, as may be necessary or advisable to more fully and effectively assume the liabilities and obligations of Assignor assumed or intended to be assumed by Assignee hereunder.

                                     PART V

         This Assignment, Conveyance, Bill of Sale and Assumption Agreement is being executed in several counterparts, all of which are identical. All of such counterparts together shall constitute one and the same instrument. Complete copies of this Assignment, Conveyance, Bill of Sale and Assumption Agreement have been retained by Assignor and Assignee.

         All of the terms, provisions, covenants and agreements herein contained shall extend to and be binding upon the parties hereto, and their respective successors and assigns.

         IN WITNESS WHEREOF, this Assignment, Conveyance, Bill of Sale and Assumption Agreement is executed this ____________________ but effective as of the Effective Date.


ASSIGNOR:                                      ASSIGNEE:

DORCHESTER HUGOTON, LTD.                       DORCHESTER MINERALS OPERATING LP

By:  P. A Peak, Inc., General Partner          By: Dorchester Minerals Operating GP LLC,
                                                           General Partner
By:
   ---------------------------------
      Preston A. Peak, President

By: James E. Raley, Inc., General Partner      By:
                                                  -----------------------------------
                                                       -----------, ------
By:
   ---------------------------------
     James E. Raley, President

                                    EXHIBIT A

                 LIABILITIES RELATING TO THE SUBJECT PROPERTIES
                            TO BE ASSUMED BY ASSIGNEE


Payables relating to the following categories of costs and expenses:

Ad Valorem taxes on F&E
Automobile expenses
Bank Service Charges
Maintenance Agreement Renewals
Computer services and supplies
Dues & Subscriptions
General Partner G&A reimbursements
Mobile phone expenses
Office supplies
Unpaid Administrative Payroll and applicable taxes
Postage and Courier Invoices
Equipment Maintenance & Repairs
Rent
Telephone
Miscellaneous Meals or Travel Reimbursements

                                                               EXHIBIT 3.3(c)(i)

                           ASSIGNMENT AND CONVEYANCE

         This Assignment and Conveyance  ("Assignment" ) is

         From:    Dorchester Hugoton, Ltd.           ("Assignor")
                  1919 S. Shiloh Road
                  Suite 600 - LB 48
                  Garland, Texas  75042

         To:      Dorchester Minerals, LP            ("Assignee")
                  3738 Oak Lawn Ave.
                  Dallas, Texas  75219

         WHEREAS, Assignor and Assignee are parties to that certain Combination Agreement dated December 13, 2001 (the "Combination Agreement") pursuant to which Assignor is obligated to transfer certain assets to Assignee;

WHEREAS, by that certain Assignment, Conveyance and Assumption Agreement by and between Dorchester Hugoton, Ltd., as Assignor and Dorchester Minerals Operating LP as Assignee dated ________________________ with an Effective Date of __________________, Assignor, Dorchester Hugoton Ltd., transferred to Dorchester Minerals Operating LP, as Assignee therein, the rights, title and interests to oil, gas, and/or other minerals all as set forth in the above-referenced Assignment, Conveyance and Assumption Agreement which is recorded in __________________ for purposes of identification herein, and

WHEREAS, Assignor, Dorchester Hugoton Ltd., saved, reserved and excepted from the above-referenced Assignment, Conveyance and Assumption Agreement in Part II therein an Overriding Royalty Interest. Such reservation and exception is set forth in full herein below:

                                     PART II


         SAVE AND EXCEPT, there is excepted from this Assignment, Conveyance and Assumption Agreement, and Assignor expressly excepts and reserves unto itself, its representatives and assigns, that certain present vested property right; that is, an overriding royalty interest (the "Overriding Royalty Interest") in and to the Subject Minerals if, as and when produced and saved from the Subject Interests, payable solely out of Gross Proceeds from the Sale of Subject Minerals in an amount equal to 96.97% of the Net Proceeds attributable to the Subject Interests. The Overriding Royalty Interest shall be determined and administered in accordance with the provisions of Sections 1 through 3 of this
PART II.

                                    SECTION 1

                                   Definitions

         As used in this PART II, the following words, terms or phrases shall have the following meanings:

         Section 1.1. "Business Day" means a day on which none of the banks to or from which a payment authorized hereunder may be made are closed as authorized or required by law.

         Section 1.2. "Conveyance" means this Assignment, Conveyance and Assumption Agreement.

         Section 1.3. "Excess Production Costs" at any point in time means an amount equal to the excess of Production Costs over Gross Proceeds for the period ending with such point and beginning with the end of the most recent Period in which there were Net Proceeds.

         Section 1.4. "General and Administrative Costs" means those additional costs, of whatever nature, deemed necessary by Assignee to properly operate and/or manage the Subject Properties under this Conveyance and that are not properly classified as Production Costs. Initially, General and Administrative Costs will be charged on a cents-per-mile or a dollars-per-well basis utilizing surveys and escalators normally used in the oil and gas industry; provided, however, that the use of such surveys and escalators shall not act to place a floor or cap on such costs.

         Section 1.5. "Gross Proceeds" means the amounts received on or after the Effective Date, generally on the cash method of accounting, by WI Owner, without duplication, from the sale or other disposition of Subject Minerals, subject to the following:

         (a) There shall be included any amount which WI Owner shall receive as a result of net profits interests, overriding and other royalty interests owned by WI Owner and included as part of the Subject Interests.

         (b) There shall be excluded any amount for Subject Minerals attributable to nonconsent operations conducted with respect to the Subject Interests (or any portion thereof) as to which WI Owner shall be a nonconsenting party and which is dedicated to the recoupment or reimbursement of costs and expenses of the consenting party or parties by the terms of the relevant operating agreement, unit agreement, contract for development or other agreement providing for such nonconsent operations.

         (c) If a controversy exists (whether by reason of any statute, order, decree, rule, regulation, contract or otherwise) between WI Owner and any purchaser from WI Owner or any other third party as to the correct sales price or sales volume of any Subject Minerals, then

                  (i) amounts withheld by the purchaser or any such third party or deposited by it in an interest bearing account with a commercial bank as escrow agent shall not be considered to be received by WI Owner and shall not be credited to the Net Proceeds Account (as defined in Section 2.4 below) until actually collected by WI Owner, and the proceeds of such account less the interest earned thereon, if any, shall thereafter be distributed in accordance with this Conveyance and the interest earned thereon, if any, allocable to the Royalty Owner shall (if agreed upon by depositor and escrow agent) be paid directly to the Royalty Owner by any such escrow agent upon resolution of such controversy, and such interest shall not be deemed to constitute a portion of Gross Proceeds; and

                  (ii) amounts received by WI Owner and held in suspense (not paid) or promptly deposited by it in an interest bearing account with a commercial bank as escrow agent shall not be considered to have been received by WI Owner and shall not be credited to the Net Proceeds Account until removed by WI Owner from suspense or until disbursed to WI Owner by such escrow agent, and the proceeds of such account less the interest earned thereon, if any, shall thereafter be distributed in accordance with this Conveyance and the interest earned thereon, if any, allocable to the Royalty Owner shall be paid directly to the Royalty Owner by such escrow agent upon resolution of such controversy, and such interest shall not be deemed to constitute a portion of Gross Proceeds.

         (d) During any Period when WI Owner is, for any Subject Interest, an Overproduced Party or an Underproduced Party under any gas balancing arrangement, there shall be included in Gross Proceeds amounts (other than those for cash balancing) received by WI Owner from a purchaser of Subject Minerals or an Overproduced Party as and when paid to WI Owner.

         (e) If any portion of the amounts described in Section 1.5(d) above are in good faith determined by WI Owner to be subject to cash balancing and WI Owner determines in good faith that the potential cash balancing amount may exceed future Net Proceeds when the cash balancing contingency occurs, then:

         (i) an amount up to the amount subject to cash balancing (or a reasonable estimate thereof) shall be excluded from future Gross Proceeds, shall be held in suspense (not paid) or deposited by WI Owner in an interest bearing escrow account with an escrow agent and shall not be credited to the Net Proceeds Account until disbursed in accordance with the provisions of (ii) below; and

         (ii) amounts held in suspense (not paid) or placed in interest bearing escrow accounts as provided above shall be distributed either to (a) Royalty Owner and WI Owner in accordance with this Conveyance when WI Owner determines in good faith that the potential for cash balancing no longer exists as to all or a portion of the funds in suspense or in such account, provided, that interest earned, if any, on any such escrow account allocable to the Royalty Owner shall be paid directly to the Royalty Owner by the escrow agent, and such interest shall not be deemed to constitute either a portion of Gross Proceeds or a reduction to Production Costs as described in Section 1.14(c), or (b) WI Owner for the cash balancing due to any party due such cash balancing.

         (f) There shall be excluded any amount for Subject Minerals unavoidably lost or used in the production thereof and any imputed or calculated amount for domestic gas delivered but not sold or for line loss or fuel gas used in the production of Subject Minerals or used by WI

Owner in conformity with prudent practices for drilling, production, operation or plant operations (including gas injection, compression, gathering, treating, conditioning, transporting, dehydration, secondary recovery, pressure maintenance, repressuring, recycling operations, plant fuel or shrinkage) (i) conducted for the purpose of producing Subject Minerals or marketing or making marketable the Subject Minerals or (ii) from any unit to which the Subject Interests are committed, but only so long as such Subject Minerals are so used and the cost thereof is not borne by others and paid to WI Owner.

         (g) Gross Proceeds shall not include any amounts described in Section 1.14(c) hereof.

         (h) Gross Proceeds shall not include any amounts received by WI Owner from third parties as the result of cash balancing obligations relating to underproduced positions which affect the Subject Interests.

         (i) Gross Proceeds shall include any amount received as bonus for any oil, gas and/or mineral lease executed by WI Owner after the Effective Date and covering any portion of the Subject Interests.

         (j) Gross Proceeds shall not include amounts attributable to the interests of parties other than WI Owner and the Royalty Owner in the lands described in Exhibit A and shall not include any amounts paid that are attributable to production payments, royalties or overriding royalties payable to such other parties.

         (k) It is specifically understood that the liquefiable hydrocarbon interest identified in Exhibit A as subject to the McCormick, et al overriding royalty shall be included in Subject Interests such that proceeds relating to such interest in production therefrom shall be included in Gross Proceeds to the extent otherwise provided herein.

         Section 1.6. "Lease" or "Leases" means the oil, gas and mineral leases (or portions thereof or interests therein, including, without limitation, any royalty interests, overriding royalty interests and similar interests) described in Exhibit A attached hereto.

         Section 1.7. "Minerals" means oil, gas, other liquid and gaseous hydrocarbons and other minerals, whether similar or dissimilar.

         Section 1.8. "Net Proceeds" for any Period after the Effective Date means the excess of Gross Proceeds received by WI Owner during such Period over the sum of (a) Production Costs paid during such Period and (b) Excess Production Costs as of the end of the immediately preceding Period, as such Net Proceeds are computed in accordance with Section 2.4 hereof.

         Section 1.9. "Overproduced Party" means a party to a gas balancing arrangement who, as a result of producing, in addition to its own share of production, that portion of another party's share of production which such other party is unable or unwilling to market or otherwise to dispose of, is in a position of net over-production with respect to such other party or parties to such gas balancing arrangement.

         Section 1.10. "Period" means one calendar month; provided, however, that the first Period shall run from the Effective Date to the last day of the calendar month in which the Effective Date falls.

         Section 1.11. "Person" means any individual, corporation, partnership, trust, estate or other entity or organization.

         Section 1.12. "Prime Interest Rate" means the interest rate announced from time to time by Bank of America at its principal office in Dallas, Texas as its "prime interest rate."

         Section 1.13. "Process" or "Processing" means to manufacture, refine, process, fractionate, dehydrate, condition, treat, conduct absorption or plant operations, market (including without limitation gather, transport and exchange) or compress Subject Minerals in a manner which does not constitute Well Operations.

         Section 1.14. "Production Costs" means, to the extent such costs are properly allocable to the Subject Interests and have been incurred and paid or otherwise discharged by WI Owner during any Period, on the cash method of accounting (or accrued, even if not paid or otherwise discharged, to the extent provided in this Section 1.14), and whether capital or non-capital in nature, without duplication:

         (a) the sum of

                  (i) the maintenance, drilling, completing, equipping and operating costs for such Period and all other costs for such Period incurred by WI Owner applicable to the Subject Interests, including budgeted capital expenditures and/or unusual items of material cost;

                  (ii) an amount equal to all general property (ad valorem), production, severance, sales, gathering, energy, BTU and similar state, federal or other taxes (except income taxes) assessed or levied on or in connection with the Subject Interests, the Overriding Royalty Interest or the production therefrom or equipment thereon, or the processing, gas exchange or marketing of production attributable thereto, and which taxes (as adjusted or as finally determined) are deducted or excluded from proceeds of Sale received by WI Owner or paid by WI Owner and attributable to both WI Owner's and Royalty Owner's share in the Subject Minerals or the Subject Interests; provided, however, that in the case of any such taxes that accrue ratably over any period, such taxes shall be deemed to be Production Costs as they accrue;

                  (iii) all amounts borne by WI Owner in such Period as to any of the following: (a) to the extent allocable to the Subject Interests, payments made to others in the area in connection with the drilling or deferring of drilling of any well on or in the vicinity of any of the Subject Interests (including dry hole and bottom hole payments and payments made to others for refraining from drilling an offset well) or in connection with any cost adjustments with respect to any well and/or leasehold equipment upon unitization of any of the Subject Interests;
         (b) to the extent allocable to the Subject Interests, rent and other consideration paid for use of or damage to the surface and (c) all direct charges applicable to the Subject Interests relating to lease renewals, geological and geophysical, seismic, engineering and preparation for drilling costs (including without limitation the cost of securing any seismic or geophysical permits or options);

                  (iv) to the extent allocable to the Subject Interests, all other costs, expenses and liabilities of, in connection with, arising out of or relating to operating any well on the Subject Interests and producing Subject Minerals and sale and marketing thereof for such Period, including without limitation: (a) costs of equipping, plugging back, reworking, recompleting, plugging and abandoning and surface restoration and other related costs as required by law and in accordance with the terms of the Leases (or instruments covering lands pooled with any Lease) and of making the Subject Minerals ready or available for market; (b) the costs of Well Operations and of Processing, together with any construction costs associated with facilities utilized in connection with Well Operations or Processing;
         (c) the costs of secondary recovery, pressure maintenance, repressuring, recycling and other operations commonly used in the oil and gas industry which are recognized as reputable methods of enhancing production; (d) the costs of claims or litigation concerning marketing the Subject Minerals or delivery of production from, title to, taxation (limited to ad valorem or any other property taxes and severance or any other taxes payable out of or measured by production) of or operation of the Subject Interests, including claims or litigation relating to the drilling, testing and completing of any well on the Subject Interests, and any other acts or omissions of WI Owner consistent herewith (as a prudent owner or operator) or brought by WI Owner to protect the Subject Interests as a prudent owner or operator; (e) the cost of insurance incurred for the protection of the Subject Interests, the Royalty Owner or WI Owner; (f) delay rentals and shut-in royalties,
         (g) the costs (including without limitation any reasonable legal fees) of negotiating and preparing oil, gas and/or mineral leases to be executed covering any of the Subject Interests, and (h) payments to others for production of Subject Minerals produced but not sold by WI Owner; provided, however, that in the case of any such costs and expenses in clauses (a) through (h) of this subsection (iv) that accrue ratably over any period, such costs and expenses shall be deemed to be Production Costs as they accrue;

                  (v) the costs incurred by WI Owner for audits, if any, conducted by or on behalf of the Royalty Owner, and the costs incurred for any statements and reports provided by WI Owner to the Royalty Owner, to the extent not otherwise included as a Production Cost hereunder;

                  (vi) to the extent allocable to the Subject Interests, refunds of revenues previously included as Gross Proceeds required to be made by WI Owner (including any interest thereon or penalties) as a result of the bankruptcy, insolvency or similar condition of a purchaser of production or other party, an order of the Federal Energy Regulatory Commission or other governmental unit or any other legal reason;

                  (vii) to the extent allocable to the Subject Interests, any amounts paid by WI Owner after the Effective Date as a prudent owner or operator, whether as refund, interest or penalty, to (A) a purchaser because the amount initially received by WI Owner as sales price attributable to operations after the Effective Date was more or allegedly more than permitted by the terms of any applicable contract, statute, regulation, order, decree or other obligation, (B) any third party because an amount initially paid by such third party relating to the exploration, development, operation, production, maintenance or protection of the Subject Interests (or any part thereof) was in excess of that otherwise owing under the terms of any applicable contract or agreement, or (C) any third party royalty owner because the amount initially paid by WI Owner with respect to a Lease was less or allegedly less than required under such Lease; and

                  (viii) to the extent allocable to any Subject Interest which includes or consists of any surface estate, all costs, expenses and liabilities of, in connection with, arising out of or relating to the ownership, operation, maintenance and management of such surface estate.

         (b) Production Costs shall not include depletion, depreciation and other non-cash deductions.

         (c) Production Costs (to the extent thereof for any Period subsequent to the Period in which amounts described in this Section 1.14(c) are received) and/or Excess Production Costs (to the extent thereof) shall be reduced by the amount received by WI Owner to the extent allocable to the Subject Interests as a result of (i) delay rentals, (ii) damages to, or condemnation by a governmental authority of, the Subject Interests, (iii) shut-in gas well royalty or payments, (iv) sale of fixtures and equipment used with respect to the Subject Interests, (v) rentals from reservoir use, (vi) dry hole and bottom hole payments, (vii) any payments made to WI Owner in connection with the drilling or deferring of drilling of any well on any of the Subject Interests, (viii) any amounts which WI Owner shall receive in connection with any adjustment of any well and leasehold equipment constituting part of the Subject Interests upon pooling or unitization of any of the Subject Interests, (ix) recoveries for breaches of drilling contracts and recoveries in connection with other proceedings pertaining to or affecting the Subject Interests or operations thereon, (x) insurance proceeds received as a result of damage to the Subject Interests or to the fixtures and equipment used with respect to the Subject Interests, (xi) any bonuses or payments made by third parties in connection with farmout transactions, if any, (xii) any amounts received by WI Owner as rental or use fees for personalty, platform, equipment or gathering lines located on the Subject Interests, (xiii) any amounts referred to in this subsection (c) not so applied to reduce Production Costs or Excess Production Costs in prior Periods, (xiv) amounts received by WI Owner from a purchaser of Subject Minerals as advance payments and payments pursuant to take-or-pay and similar provisions of Sales Contracts as and when paid to WI Owner, (xv) if WI Owner is an Underproduced Party under any gas balancing arrangement, the receipt by WI Owner of a settlement in cash for any net underproduced position, regardless of whether such underproduced position arose before or after the Effective Date,
(xvi) any interest that accrues on the credit balance in the Net Proceeds Account from time to time, such interest to be net of any applicable third party service charge, (xvii) with respect to any surface estate included in the Subject Interests, all lease or rental payments received from third parties, all receipts from the sale of livestock, crops and timber and all other income attributable to such surface estate, and (xviii) to the extent not otherwise included in Gross Proceeds, the excess of any revenues received by WI Owner from Processing Subject Minerals over the Processing costs incurred by WI Owner to the extent not otherwise treated as a Production Cost. With respect to item
(xvi), above, it is hereby expressly agreed and understood that WI Owner shall not be obligated to secure any particular interest rate or other return on credit balances from time to time existing, and any investment of such credit balances shall be made in the sole discretion of WI Owner.

         (d) Other than any amounts placed in escrow pursuant to Section 1.5(e) hereof, if WI Owner is an Overproduced Party under any gas balancing arrangement and WI Owner is required to make settlement in cash for any net over-production accruing after the Effective Date, such payment shall be included in Production Costs.

         (e) The General and Administrative Costs relating to any particular Period shall be considered a Production Cost which shall be debited to the Net Proceeds Account for such Period.

         Section 1.15. "Royalty Owner" means Assignor, while Assignor owns an interest in the Overriding Royalty Interest, and any other Person or Persons who subsequently acquire legal title to all or any portion of or any interest in the Overriding Royalty Interest.

         Section 1.16. "Sale" includes sale, exchanges and other dispositions for value.

         Section 1.17. "Sales Contracts" means all contracts and agreements for the offer sale of, or commitment to offer or sell, or right of first refusal to purchase, Subject Minerals after production.

         Section 1.18. "Subject Interests" means, prior to giving effect to this Conveyance, each kind and character of right, title, claim or interest which the Assignor has (i) in, on and under the lands described in and covered by the Leases which are described in Exhibit A, and (ii) in, on and under any lands which are described in Exhibit A and the unitization and pooling agreements and the units created in connection therewith, whether such right, title, claim or interest be under and by virtue of a Lease, a unitization or pooling agreement, a unitization or pooling order, a mineral deed, a royalty deed, an operating agreement, a division order, a transfer order or any other type of contract, conveyance or instrument or under any other type of title, legal or equitable, recorded or unrecorded, even though the Assignor's interests be incorrectly or incompletely described in Exhibit A, all as the same shall be enlarged by the discharge of any payments out of production, by the removal of any charges or encumbrances to which any of the same are or become subject or by the entering into of non-consent operations and any and all renewals and extensions thereof acquired by Assignor within one year after the termination of the prior Subject Interest.

         Section 1.19. "Subject Minerals" means all Minerals in and under, and which may be produced, saved and sold from, and which shall accrue and be attributable to, the Subject Interests.

         Section 1.20. "Underproduced Party" means a party to a gas balancing arrangement who, as a result of its inability or unwillingness to market or otherwise dispose of a portion of its share of production and another party's producing such share of production, is in a position of net underproduction with respect to such other party or parties to such gas balancing arrangement.

         Section 1.21. "Well Operations" means pumping, gas lifting and gravity separation of Minerals and other operations (including without limitation compression, treatment, separation, storage, dehydration, metering, gathering, and/or transportation) in the immediate vicinity of the well but does not include compression or transportation of the Minerals beyond the immediate vicinity of the well, or absorption or fractionation and other plant operations.

         Section 1.22. "WI Owner" means Assignee, while it owns all or part of the Subject Interests or any interest therein and any other Person or Persons who, as permitted herein, subsequently acquire legal title to all or any part of the Subject Interests or any interest therein other than the Overriding Royalty Interest reserved hereby.

                                    SECTION 2

                                     Payment

         Section 2.1. Payment. On the 10th day of each Period (or, if such day is not a Business Day, on the Business Day next preceding such day), WI Owner shall pay to the Royalty Owner as an overriding royalty hereunder an amount equal to 96.97% of the Net Proceeds for the preceding Period, computed in accordance with Section 2.4 hereof.

         Section 2.2. Interest on Past Due Payments. Any amount not paid by WI Owner to the Royalty Owner when due shall bear, and WI Owner will pay, interest at the weighted average Prime Interest Rate in effect during the period of underpayment; provided that such interest shall not be in excess of the maximum amount allowed by law. Under no circumstances, however, shall WI Owner willfully withhold payment properly due the Royalty Owner hereunder.

         Section 2.3. Overpayment. If at any time WI Owner inadvertently pays the Royalty Owner more than the amount due, the Royalty Owner shall not be obligated to return any such overpayment, but the amount or amounts otherwise payable for any subsequent Period or Periods shall be reduced by such overpayment.

         Section 2.4. Net Proceeds Account. A Net Proceeds account (the "Net Proceeds Account") shall be maintained by WI Owner for each Period after the Effective Date. The Net Proceeds Account shall be credited with the aggregate of any Gross Proceeds received during such Period, and shall be debited with the aggregate of any Production Costs paid during such Period. The amounts provided for in Section 1.14(c) hereof shall be taken into account for the sole and only purpose of reducing amounts that would otherwise be debited to the Net Proceeds Account in accordance herewith, and Royalty Owner shall have no right, title or claim to such amounts.

         On or before the date of payment as set forth in Section 2.1 hereof, WI Owner shall furnish to the Royalty Owner a detailed statement clearly reflecting the credits and debits against and the balance of the Net Proceeds Account for the applicable Period. Any Excess Production Cost reflected by any such statement shall be carried forward to the next and succeeding Period or Periods until the Excess Production Costs shall have been liquidated. If, at the end of any Period, there are Excess Production Costs which have not been liquidated in accordance with the preceding sentence, then an amount equal to interest at the Prime Interest Rate in effect on the last day of such Period shall be computed on the unliquidated balance of the Excess Production Costs from the last day of such Period to the last day of the following Period, and such amount shall be treated as a Production Cost in such following Period.

         In the event that Net Proceeds exist in the Net Proceeds Account at the end of any month, payment to the Royalty Owner of the amount of the Net Proceeds pursuant to Section 2.1 shall be paid promptly by WI Owner to the Royalty Owner.

         WI Owner shall maintain the Net Proceeds Account in accordance with good accounting practice and in a manner to minimize accounting difficulties but accomplish on a fiscal year basis the overall goal of this Conveyance, and the books and records relating thereto shall at all reasonable times be open to inspection, examination, copying and audit by the Royalty Owner and its duly authorized agents and representatives.

         Section 2.5. Limitation. All payments made to Royalty Owner shall be made entirely and exclusively out of amounts received from the sale or other disposition of Subject Minerals produced from Subject Interests after the Effective Date, and in no event shall such payments exceed 100% of the value of such production at the wellhead (based upon the terms upon which such production is marketed by WI Owner) before the application of any Processing. Should the payments to Royalty Owner, computed in accordance herewith ever exceed such amount (such excess amount being herein referred to as the "Overage"), such Overage shall be suspended and accrued; and if the payments calculated in accordance herewith are ever again less than 100% of the value of such production at the wellhead before the application of any Processing, the Overage shall be added to subsequent payments but not in an amount which would then cause payments to exceed 100% of the value of such production at the wellhead before the application of any Processing, so that Royalty Owner, if possible, shall be entitled to receive the total amount to be distributed hereunder as if the limitation imposed by this Section had not been in effect.

                                    SECTION 3

                                  Miscellaneous

         Section 3.1. Non-Liability of Royalty Owner. In no event shall the Royalty Owner be liable or responsible in any way for payment of any Production Costs or other costs or liabilities incurred by WI Owner or other lessees attributable to the Subject Interests or to the Minerals produced therefrom.

         Section 3.2. Intention of the Parties. Nothing herein contained is intended to create, nor shall the same be construed as creating (under state law or for tax purposes), any mining partnership, commercial partnership or other partnership relation or joint venture. If, however, the parties hereto are deemed to constitute a partnership for federal or state income tax purposes, the parties elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended (the "Code") or any similar state law, and agree not to take any position inconsistent with such election. In addition, the parties hereto intend that the Overriding Royalty Interest conveyed hereby by WI Owner to the Royalty Owner shall at all times be treated as a nonoperating "economic interest" in the Subject Minerals within the meaning of the Code (or any corresponding provisions of succeeding law) and a non-operating mineral right for state law purposes.

         THE OVERRIDING ROYALTY INTEREST CREATED BY THIS CONVEYANCE IS A RIGHT AFFECTING AND BURDENING THE SUBJECT INTERESTS. THIS CONVEYANCE CREATES AN INTEREST IN REAL PROPERTY, AND THE COVENANTS CONTAINED IN THIS CONVEYANCE ARE COVENANTS RUNNING WITH AND BURDENING THE LAND.

WHEREAS, Assignor herein, Dorchester Hugoton, Ltd., now desires to transfer, assign and convey the above reserved Overriding Royalty Interest to Dorchester Minerals, L.P., Assignee herein.

NOW THEREFORE, Assignor herein, Dorchester Hugoton Ltd., for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby GRANT, BARGAIN, ASSIGN, TRANSFER, CONVEY, AND DELIVER, without warranties or covenants of title, express or implied, except as hereinafter set forth, unto Dorchester Minerals, L.P., Assignee herein, and its successors and assigns, effective as of 7:00 a.m. local time of the location of the properties herein assigned, on ____________ (the "Effective Date"), the following properties, rights and interests:

(A) All of Assignor herein, Dorchester Hugoton, Ltd.'s right, title and interest in and to that certain Overriding Royalty Interest reserved by Assignor, Dorchester Hugoton Ltd., in Part II and Exhibit A of that certain Assignment, Conveyance and Assumption Agreement by and between Dorchester Hugoton Ltd. as Assignor and Dorchester Minerals Operating LP as Assignee therein dated _________________ with an effective date of __________________ and which is recorded in ______________ for purposes of identification herein. Such Part II and Exhibit A thereto are incorporated herein by reference for all purposes and said Exhibit A is attached hereto as an exhibit to this Assignment and Conveyance.

(B) TO HAVE AND TO HOLD, all and singular, such Overriding Royalty Interest, unto Assignee and Assignee's successors and assigns forever. This Assignment is made with full substitution and subrogation of Assignee in and to all warranties heretofore given or made, but is otherwise without warranties or covenants of title, express or implied. All tangible equipment and personal property is assigned "AS IS, WHERE IS". ASSIGNOR HEREBY EXPRESSLY DISCLAIMS AND NEGATES ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, COMMON LAW, STATUTORY OR OTHERWISE RELATING TO THE SUBJECT PROPERTIES (INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OR COVENANT OF TITLE, EXPRESS OR IMPLIED, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS) OR ENVIRONMENTAL CONDITION, OR ANY INFRINGEMENT BY ASSIGNOR OF ANY PATENT OR PROPRIETARY RIGHT OF ANY THIRD PERSON.

         Assignor agrees to execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments, and take such other actions, as may be necessary or advisable to more fully and effectively grant, convey and assign to Assignee the rights, properties and interests assigned to Assignee hereby or intended so to be.

         This Assignment is being executed in several counterparts, all of which are identical, except that, to facilitate recordation, a counterpart hereof being filed or recorded in a particular jurisdiction may have omitted therefrom those portions of Exhibit A which describe properties, rights or interests located in other jurisdictions. All of such counterparts together shall constitute one and the same instrument. Complete copies of this Assignment have been retained by Assignor and Assignee.

         All of the terms, provisions, covenants and agreements herein contained shall extend to and be binding upon the parties hereto, and their respective successors and assigns.

         IN WITNESS WHEREOF, this Assignment and Conveyance is executed this ____________________ but effective as of the Effective Date.



ASSIGNOR:                                        ASSIGNEE:

DORCHESTER HUGOTON, LTD.                         DORCHESTER MINERALS, L.P.

By:  P.A. Peak, Inc., General Partner            By:  Dorchester Minerals Management LP,
                                                      General Partner

By:                                              By:  Dorchester Minerals Management GP
   ---------------------------------------            LLC, General Partner
     Preston A. Peak, President

By:  James E. Raley, Inc., General Partner       By:
                                                    ---------------------------------

                                                    --------------------, -----------
By:
   ---------------------------------------
     James E. Raley, President

                                                              EXHIBIT 3.3(c)(ii)

                 ASSIGNMENT, CONVEYANCE AND ASSUMPTION AGREEMENT

         This Assignment, Conveyance, Bill of Sale and Assumption Agreement is by and between:

           Dorchester Hugoton, Ltd.                      ("Assignor")
           1919 S. Shiloh Road
           Suite 600 - LB 48
           Garland, Texas 75042

           Dorchester Minerals, L.P.                     ("Assignee")
           3738 Oak Lawn Ave.
           Dallas, Texas  75219

         WHEREAS, Assignor and Assignee are parties to that certain Combination Agreement dated December 13, 2001 (the "Combination Agreement") pursuant to which Assignor is obligated to transfer certain assets to Assignee;

         WHEREAS, by that certain Assignment, Conveyance and Assumption Agreement by and between Dorchester Hugoton, Ltd. as assignor and Dorchester Minerals Operating LP as assignee dated ___________________ with an Effective Date of ________________________ (the "WI Assets Conveyance"), Dorchester Hugoton Ltd. transferred to Dorchester Minerals Operating LP the rights, title and interests to oil, gas, and/or other minerals all as set forth in the WI Asset Conveyance (the "WI Assets"), and Dorchester Minerals Operating LP assumed certain obligation of Dorchester Hugoton, Ltd. as set forth in the WI Asset Conveyance (the "WI Assumed Liabilities");

         WHEREAS, Dorchester Hugoton, Ltd., saved, reserved and excepted from the above-referenced Assignment, Conveyance and Assumption Agreement in Part II an Overriding Royalty Interest as defined therein;

         WHEREAS, following the WI Asset Conveyance, by that certain Assignment, Conveyance, Bill of Sale and Assumption Agreement by and between Dorchester Hugoton, Ltd. as assignor and Dorchester Minerals Operating LP as assignee dated ______________________ with an Effective Date of _________________ (the
"Management Assets Conveyance"), Dorchester Hugoton, Ltd. transferred to Dorchester Minerals Operating LP certain assets of Dorchester Hugoton, Ltd., all as set forth in the Management Assets Conveyance (the "Management Assets"), and Dorchester Minerals Operating LP assumed certain obligations of Dorchester Hugoton, Ltd. as set forth in the Management Assets Conveyance (the "Management Assumed Liabilities");

         WHEREAS, by that certain Assignment and Conveyance by and between Dorchester Hugoton, Ltd. as assignor and Dorchester Minerals, L.P. as assignee dated _________________ with an Effective Date of ________________ (the
"Overriding Royalty Interest Conveyance"), Dorchester Hugoton Ltd. transferred to Dorchester Minerals, L.P. the Overriding Royalty Interest;

         WHEREAS, Assignor herein, Dorchester Hugoton, Ltd., now desires to transfer, assign and convey to Dorchester Minerals, L.P., as assignee herein, certain of its assets that were not heretofore conveyed pursuant to the WI Assets Conveyance, the Management Assets Conveyance and the Overriding Royalty Interest Conveyance (collectively, the "Prior Conveyances");

         WHEREAS, Assignee herein, Dorchester Minerals, L.P., now desires to assume certain obligations and liabilities of Dorchester Hugoton, Ltd. remaining after the assumptions pursuant to the Prior Conveyances;

                                     PART I

         Assignor, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignee, does hereby GRANT, BARGAIN, ASSIGN, TRANSFER, CONVEY, AND DELIVER, without warranties or covenants of title, express or implied, except as hereinafter set forth, unto Assignee and Assignee's successors and assigns, effective as of __________________, Dallas, Texas time, on ____________ (such date and time being referred to herein as the "Effective Date"), the following properties, rights and interests ("Subject Properties"):

         (1) All assets of Assignor (other than those assets defined as the "Excluded Assets" in Part I, Clause (2) below), wherever located, including, without limitation:

                  (A) All right title and interest of Assignor in and to (i) the trade name, "Dorchester Hugoton, Ltd." and variants thereof,
                  (ii) the mark used in conjunction with the name Dorchester Hugoton, Ltd. and (iii) all registrations, applications, license and rights with respect to the foregoing tradename and mark, including, without limitation, Service Mark Registration 1,434,926 issued March 31, 1987 for mark consisting of fanciful letter "D" and design, in effect until March 31, 2007, and all rights to recover for infringement thereon;

                  (B) All books, records, papers and instruments of Assignor that relate to its existence as an entity (including, without limitation, and by way of example, its Certificate and Agreement of Limited Partnership and amendments thereto and records relating to its qualification to do business in other jurisdictions), or that relate to its securities or its relationship with its unitholders (including, without limitation, and by way of example, records relating to its filings with the Securities and Exchange Commission and the National Association of Securities Dealers and NASDAQ, its Depositary Agreement, its Nominee Agreement and records relating to the transfer of its securities);

                  (C) All rights, claims and causes of action of Assignor against third parties (including Assignor's predecessors in title) where such rights, claims and causes of action accrue, or relate to the period, prior to the Effective Date, but excluding those rights, claims and causes of action against third parties that are described in Part II, Clause (1)(M) of the Management Assets Conveyance;

                  (D) All rights (include rights of refund), privileges, claims and causes of action, accruing or relating to the period prior to the Effective Date, under the leasehold estates referenced in Part II, Clause (1)(A) of the Management Assets Conveyance, the personal property leases referenced in Part II, Clause
                  (1)(E) of the Management Assets Conveyance, the contracts and agreements referenced in Part II, Clause (1)(F) of the Management Assets Conveyance, and the warranties, representations, indemnifications, hold harmless provisions and guarantees referenced in Part II, Clause (1)(G) of the Management Assets Conveyance;

                  (E) All rights to receive refunds or repayments (i) of prepaid rentals and other prepaid expenses of the type referenced in
                  Part II, Clause (1)(H) of the Management Assets Conveyance and
                  (ii) with respect to transferable bonds, deposits and financial assurances referenced in Part II, Clause (1)(I) of the Management Assets Conveyance;

                  (F) The rights under Assignor's Letter of Understanding to provide Partnership Tax Accounting and Reporting Services agreement with PricewaterhouseCoopers LLP dated September 24, 2001, including the contingent right to acquire such software in certain circumstances described therein;

                  (G) All uncollected accounts receivable, if any, and notes receivable, if any, as of the Effective Date;

                  (H) Cash in an amount equal to [$ * ];

                  (I) All Assignor's bank and accounts with other financial institutions after the "Excess Cash Amount" has been transferred to or for the benefit of the partners of Assignor pursuant to the Combination Agreement, but excluding the bank account referenced in Part II, Clause (O) of the Management Assets Conveyance;
----------

* To be completed at Closing with that amount required to be conveyed to Assignee by Assignor pursuant to Section 10.5 of the Combination Agreement, if any.

                  (J) All securities and instruments, if any, following the sale by Assignor of securities pursuant to Section 10.7(b) of the Combination Agreement; and

                  (K) All goodwill, if any, associated with, and the going concern value of, the business heretofore conducted by Assignor.

                  The assets in this Part I, Clause (1) are referred to herein collectively as the "Residual Assets".

         (2) Notwithstanding any provision in Part I, Clause (1) above to the contrary, the following assets and properties of Assignor (the "Excluded Assets") are excluded from the Subject Properties and are not conveyed hereunder:

                  (A) The WI Assets, which have heretofore been conveyed pursuant to the WI Assets Conveyance;

                  (B) The Management Assets, which have heretofore been conveyed pursuant to the Management Assets Conveyance;

                  (C) The Overriding Royalty Interest, which has heretofore been conveyed pursuant to the Overriding Royalty Interest Conveyance; and

                  (D) All cash and cash equivalents, (other than the cash amount conveyed under Part I, Clause (1)(H) above and other than any cash contained in the bank accounts transferred to Assignee pursuant to Part I, Clause (1)(I) above).

                                     PART II

         TO HAVE AND TO HOLD, all and singular, the Subject Properties, unto Assignee and Assignee's successors and assigns forever. The assignment made hereunder is made with full substitution and subrogation of Assignee in and to all warranties heretofore given or made, but is otherwise without warranties or covenants of title, express or implied. All tangible equipment and personal property, if any, is assigned "AS IS, WHERE IS". ASSIGNOR HEREBY EXPRESSLY DISCLAIMS AND NEGATES ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, COMMON LAW, STATUTORY OR OTHERWISE RELATING TO THE SUBJECT PROPERTIES (INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OR COVENANT OF TITLE, EXPRESS OR IMPLIED, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS) OR ENVIRONMENTAL CONDITION, OR ANY INFRINGEMENT BY ASSIGNOR OF ANY PATENT OR PROPRIETARY RIGHT OF ANY THIRD PERSON.

         Assignor agrees to execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments, and take such other actions, as may be necessary or advisable to more fully and effectively grant, convey and assign to Assignee the rights, properties and interests assigned to Assignee hereby or intended so to be.

                                    PART III

         As further consideration for the transfer of the Subject Properties to the Assignee, the Assignee agrees, upon the terms and subject to the conditions set forth herein, to assume, at the Effective Date, and thereafter to pay, perform, and discharge in accordance with their terms, all liabilities and obligations of Assignor, direct or indirect, known or unknown, absolute or contingent, excluding the WI Assumed Liabilities and the Management Assumed Liabilities, which have heretofore been assumed pursuant to the Prior Conveyances (collectively, the "Assumed Liabilities").

         Assignee agrees to execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments, and take such other actions, as may be necessary or advisable to more fully and effectively assume the liabilities and obligations of Assignor assumed or intended to be assumed by Assignee hereunder.

                                     PART IV

         This Assignment, Conveyance and Assumption Agreement is being executed in several counterparts, all of which are identical. All of such counterparts together shall constitute one and the same instrument. Complete copies of this Assignment, Conveyance and Assumption Agreement have been retained by Assignor and Assignee.

         All of the terms, provisions, covenants and agreements herein contained shall extend to and be binding upon the parties hereto, and their respective successors and assigns.

         IN WITNESS WHEREOF, this Assignment, Conveyance and Assumption Agreement is executed this ____________________ but effective as of the Effective Date.




ASSIGNOR:                                      ASSIGNEE:
DORCHESTER HUGOTON, LTD.                       DORCHESTER MINERALS, L.P.

By: P. A Peak, Inc., General Partner           By: Dorchester Minerals Management LP,
                                                        General Partner

                                               By: Dorchester Minerals Management GP LLC,
By:                                                     General Partner
   --------------------------------------
         Preston A. Peak, President

By: James E. Raley, Inc., General Partner
                                               By:
                                                  ------------------------------
By:
   --------------------------------------         -----------------, -----------
         James E. Raley, President


                                                                  EXHIBIT 4.1(c)

                             AGREEMENT OF DISSENTER



                               December ___, 2001


Dorchester Hugoton, Ltd.
1919 S. Shiloh Rd.
Suite 600 B LB 48
Garland, Texas  75042

         In addition to voting against the transactions contemplated by that certain Combination Agreement (the "Agreement") dated as of December 13, 2001, by and among Republic Royalty Company, a Texas general partnership, Spinnaker Royalty Company, L.P., a Texas limited partnership, Dorchester Hugoton, Ltd., a Texas limited partnership ("DHL"), Dorchester Minerals, L.P., a Delaware limited partnership, Dorchester Minerals Management LP, a Delaware limited partnership, Dorchester Minerals Management GP LLC, a Delaware limited liability company, and Dorchester Minerals Operating LP, a Delaware limited partnership, the undersigned DHL limited partner demands cash payment for DHL limited partnership units pursuant to this Agreement of Dissenter. Capitalized terms used and not otherwise defined herein have the meaning ascribed to them in the Agreement.

         The undersigned DHL limited partner, for the benefit of DHL, DHL's general partners and the Partnership, (i) agrees, subject to consummation of the Asset Conveyance, and for the benefit of DHL, its general partners and Dorchester Minerals, L.P. that notwithstanding anything to the contrary in the DHL Partnership Agreement, the Depositary Agreement or the Nominee Agreement, such limited partner shall not be entitled to receive any assets of the Partnership or any portion of the LP Units or Excess Cash Amount upon winding up of DHL after dissolution, but instead shall solely be entitled to receive the amount provided in Article IV of the Agreement, and (ii) irrevocably waives, relinquishes and releases any such right or entitlement to LP Units or Excess Cash Amount.


                                      Very truly yours,


                                      By:
                                         ------------------------------------
                                      Name:
                                           ----------------------------------
                                      Title:
                                            ---------------------------------

                                                                   EXHIBIT 11.10

                           FORM OF AFFILIATE AGREEMENT

                              _______________, 2001


Dorchester Minerals, L.P.
3738 Oak Lawn Avenue, Suite 300
Dallas, Texas  75219

Gentlemen:

         Pursuant to the terms of the Combination Agreement (the "Agreement") dated as of December 13, 2001 by and among Republic Royalty Company, a Texas general partnership ("RRC"), Spinnaker Royalty Company, L.P., a Texas limited partnership ("SRC"), Dorchester Hugoton, Ltd., a Texas limited partnership ("DHL", and together with RRC and SRC, the "Subject Partnerships"), Dorchester Minerals, L.P., a Delaware limited partnership (the "Partnership"), Dorchester Minerals Management LP, a Delaware limited partnership, Dorchester Minerals Management GP LLC, a Delaware limited liability company, and Dorchester Minerals Operating LP, a Delaware limited partnership, upon the consummation of the transactions contemplated by the Agreement (the "Combination"), the undersigned will receive LP Units of the Partnership in exchange for the undersigned's partnership interest in the respective Subject Partnership. Capitalized terms used and not otherwise defined herein have the meaning ascribed to them in the Agreement.

         The undersigned understands that as of the date of this letter the undersigned may be deemed to be an "affiliate" of a Subject Partnership, as the term "affiliate" is defined for purposes of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The undersigned is delivering this letter to the Partnership as an undertaking and commitment pursuant to Section 11.10 of the Agreement.

         With respect to such LP Units of the Partnership as may be received by the undersigned pursuant to the Agreement, the undersigned represents to and agrees with the Partnership that:

         A. The undersigned will not make any sale, transfer or other disposition of the LP Units in violation of the Securities Act or the Rules and Regulations, including without limitation Rule 145.

         B. The undersigned has been advised that the offering, sale and delivery of the LP Units to the undersigned pursuant to the Agreement has been registered with the Commission under the Securities Act on a Registration Statement on Form S-4. However, because the undersigned may be deemed to be an affiliate of a Subject Partnership, and because the re-sale or other distribution by the undersigned of the LP Units has not been registered under the Securities Act, the undersigned may not sell, transfer or otherwise dispose of the LP Units issued to the undersigned in the Combination unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in compliance with Rule 145 promulgated by the Commission under the Securities Act, (iii) in the opinion of counsel reasonably acceptable to the Partnership in form and substance, such sale, transfer or other disposition is deemed otherwise exempt from registration under the Securities Act, or (iv) a "No Action" letter obtained by the undersigned from the staff of the Commission confirms that such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act. [*Note: The legend quoted below does not contemplate allowing a transfer solely on the basis of a no action letter; the legend has been broadened to allow transfer upon "evidence satisfactory to the issuer" which could include either an opinion or a no-action letter.]

         C. The undersigned understands that the Partnership is under no obligation to register the sale, transfer or other disposition of the LP Units by the undersigned or on behalf of the undersigned under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

         D. Stop transfer instructions will be given to the Partnership's transfer agents with respect to the LP Units issued to the undersigned and there will be placed on the certificates for the LP Units issued to the undersigned, or any substitutions therefor, a legend stating in substance:

         "THE UNITS REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION UNDER RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY ONLY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED IN COMPLIANCE WITH RULE 145, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR UPON EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE) THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT."

         Execution of this letter shall not be considered an admission on the part of the undersigned that the undersigned is an "affiliate" of a Subject Partnership as described in the first paragraph of this letter or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

                                           Very truly yours,


                                           ------------------------------------

                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                                                   EXHIBIT 11.17

                              ROYALTY/NPI AGREEMENT

         This Royalty/NPI Agreement (this "Agreement"), dated as of _________, 2002, is made by and between Dorchester Minerals L.P., a Delaware limited partnership (the "Partnership"), and Dorchester Minerals Operating LP, a Delaware limited partnership ("Operating").

         WHEREAS, the Partnership owns, and may acquire in the future, mineral interests, royalty and overriding royalty interests, and other nonoperating interests in oil and gas properties (individually, a "Nonoperating Interest" and collectively, the "Nonoperating Interests");

         WHEREAS, Operating owns certain working or operating interests in oil and gas properties which are burdened by one or more of the Nonoperating Interests (individually, an "Operating Interest" and collectively, the "Operating Interests");

         WHEREAS, certain of the mineral interests or other interests in properties owned or acquired by the Partnership may from time to time become Operating Interests as a result of the conduct of development activities on such properties by third parties;

         WHEREAS, the Partnership desires to avoid the ownership of Operating Interests and the attendant responsibilities and obligations associated therewith; and

         WHEREAS, Operating has agreed to assume all operating responsibilities and obligations associated with any of the Partnership's interests which might otherwise become Operating Interests in exchange for the right to receive 3.03% of the Partnership's net revenue resulting from such interests, all in accordance with the terms of this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties agree as follows:

         1. The Partnership agrees to assign to Operating, and Operating agrees to accept from the Partnership, an assignment of all of the Partnership's Operating Interest in any oil and gas mineral property on which a well has been drilled and completed if such Operating Interest has not been previously assigned pursuant to an oil and gas lease or otherwise to a third party. Each such assignment made under this Agreement will be effective as of the date of completion of such well (or immediately prior to the commencement of drilling if the Partnership would otherwise be incurring drilling expenses).

         2. Each assignment shall reserve to the Partnership a 96.97% net profits overriding royalty interest (an "NPI") providing for the calculation of net profits in a manner substantially the same as provided in the Assignment, Conveyance and Assumption Agreement between Dorchester Hugoton, Ltd., a Texas limited partnership, and Operating dated of even date herewith.

         3. If, in any calendar year, more than one NPI is established, Operating shall have the right and option to require that all NPIs established in such year be exchanged at the end of such year for a single NPI burdening all of the Operating Interests assigned to Operating in such year.

         4. Each NPI shall become effective on the date of completion of the well in question (or earlier as provided in paragraph 1 above) and Operating shall assume full responsibility for all of the working or operating interest obligations and liabilities associated with the Operating Interest assigned at such time, notwithstanding the fact that assignment of legal title shall be deferred as provided in the following sentence. For administrative convenience, the parties agree that the assignment of legal title to the interests assigned hereunder may be deferred until after Operating has exercised or not exercised its option to cause the individual NPIs to be exchanged for a single NPI as provided in paragraph 3 above; provided however, that all documentation shall be complete and legal title to the interests in question assigned no later than 90 days after the end of the calendar year in which such interests were established.

         IN WITNESS WHEREOF, the parties have executed this Agreement this ____ day of ___________________, 2002.

                       DORCHESTER MINERALS, L.P.
                       By: Dorchester Minerals Management LP, General Partner
                           By: Dorchester Minerals Management GP, LLC,
                               General Partner


                               By:
                                  --------------------------------------------


                       DORCHESTER MINERALS OPERATING, LP
                       By: Dorchester Minerals Operating GP LLC, General
                           Partner



                               By:
                                  --------------------------------------------

                                                                   EXHIBIT 11.18

                               INDEMNITY AGREEMENT

         This Indemnity Agreement (this "Agreement") dated as of _____ p.m. on _______________, 2002, is by and between Dorchester Minerals, L.P. (the "Partnership") and ________________, a Texas limited partnership ("APO"). The Partnership and APO are sometimes individually referred to herein as a "Party" and collectively as the "Parties."

                                   WITNESSETH:

         WHEREAS, the Partnership and Republic Royalty Company, L.P. (previously Republic Royalty Company) ("RRC") are among the parties to that certain Combination Agreement dated as of December 13, 2001 (the "Combination Agreement");

         WHEREAS, pursuant to the Combination Agreement, RRC will be merged with and into the Partnership;

         WHEREAS, APO is a limited partner of RRC;

         WHEREAS, pursuant to Section 12.2(f) of the Combination Agreement, RRC's obligation to consummate the transactions contemplated by the Combination Agreement is conditioned upon the Partnership's entering into an agreement in substantially this form, and pursuant to Sections 12.3(e), 12.4(f) and 12.5(d) of the Combination Agreement, the obligations of the Partnership (and such other parties thereto) to consummate such transaction is conditioned upon APO's (and in the case of such other parties, APO's and the Partnership's) entering into an agreement in substantially this form; and

         WHEREAS, the Partnership and APO desire to set forth in writing their understanding of certain indemnification responsibilities with respect to certain matters involving RRC;

         NOW, THEREFORE, in consideration of the premises of the covenants made herein and of the mutual benefits to be derived herefrom, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

         1. Certain Defined Terms. The following terms used in this Agreement shall have the following meanings:

                  "Governmental Entity" shall mean any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental, or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality (domestic or foreign).

                  "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization or Governmental Entity.

         2. Indemnification by APO. APO will indemnify and hold harmless the Partnership and will reimburse the Partnership for any loss, liability, damage or expense actually incurred by the Partnership (including costs of investigation and defense and reasonable attorneys' fees and expenses)(collectively, "Damages"), arising from or in connection with Amelia Garza de Salinas, et al. v. Coastal Oil & Gas Corporation, et al., Cause No. C-6239-95-F, 332nd Judicial District, Hidalgo County, Texas (the "Salinas Litigation"). The Partnership shall control the conduct of the Salinas Litigation. APO shall have the right to participate in the conduct of such litigation and be represented by its own counsel, provided that the costs thereof shall be borne by APO. No compromise or settlement of the Salinas Litigation may be effected by the Partnership without the consent of APO (which may not be unreasonably withheld).

         3.       Payments to APO.

         (a) Garza Litigation Legal Fees. The Partnership will use commercially reasonable efforts to pursue the recovery of legal fees in connection with the judgment obtained by RRC in connection with Juan Lino Garza, et al. v. Elizabeth
H. Coates Maddux, et al., Cause No. C-035-88-GA, 370th Judicial District, Hidalgo County, Texas, and which are now being pursued in Juan Lina Garza, Sr., Debtor, Case No. 00-21653-M-11, United States Bankruptcy Court, Southern District of Texas, McAllen Division and Juan Lino Garza et al. v. Elizabeth H. Coates Maddux, et al., Adversary No 00-020877-M, United States Bankruptcy Court, Southern District of Texas, McAllen Division (collectively, the "Garza Litigation") to the same extent as if the Partnership was the party originally entitled to recover such fees. No compromise, settlement, release, forgiveness or waiver of the Partnership's (as successor to RRC) claims in respect of the Garza Litigation may be effected by the Partnership without the consent of APO (which may not be unreasonably withheld). The Partnership will promptly remit to APO any and all amounts received by the Partnership after the closing of the transactions contemplated by the Combination Agreement (the "Closing") in connection with such fees, less only the actual out-of-pocket costs borne by the Partnership in the Garza Litigation. The Partnership shall control the conduct of the Garza Litigation. APO shall have the right to participate in the conduct of such litigation and be represented by its own counsel, provided that the costs thereof shall be borne by APO.

         (b) Salinas Litigation Escrow. In connection with the escrow (the "Escrow") created and governed by that certain Agreement Pursuant to T.R.C.P. Rule 11 and T.R.C.P. Rule 408 dated May 30, 1997 and established in connection with the Salinas Litigation, the Partnership will promptly remit to APO any and all amounts received by the Partnership from the Escrow after the Closing which represent proceeds of Production (as defined below) that are attributable to periods prior to the date of this Agreement. For purposes of this section, "Production" means all oil, gas and other minerals produced from or allocated to the property, rights and interests that are the subject of the Escrow, and any products processed or obtained therefrom.

         4.       Funding.

         (a) Any amounts payable by the Partnership under this Agreement shall be paid within thirty (30) days after the event giving rise to the obligation to make such payment has occurred. Any amounts payable by APO under this Agreement shall be paid (x) within 30 days after the event giving rise to the obligation to make such payment has occurred, or (y) within 10 days after the distribution by the Partnership to its limited partners first occurring after the event giving rise to the obligation to make such payment has occurred, whichever period is longer.

         (b) Until both there has occurred a final, nonappealable judgment in, or settlement of, the Salinas Litigation and APO has fulfilled its payment obligations under Section 2 hereof, APO shall (i) maintain its existence and
(ii) not dissolve or liquidate or distribute, transfer or grant any pledge, lien or security interest in any interests held by it in the Partnership.

         5.       Information Matters.

         (a) With respect to the Salinas Litigation and the Garza Litigation, both the Partnership and APO, as the case may be, shall keep the other Party fully informed of the status of the Salinas Litigation and the Garza Litigation and any related proceedings at all stages thereof where such Party is not represented by its own counsel.

         (b) With respect to the Salinas Litigation and the Garza Litigation, the Parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all confidential information and the attorney-client and work-product privileges. In connection therewith, each Party agrees that all communications between any Party hereto and counsel responsible for or participating in the defense of the Salinas Litigation or the Garza Litigation shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

         6. Amendment and Modification; Waivers. This Agreement or any term hereof may be changed, waived, or discharged only by an agreement in writing signed by both Parties. No waiver by a Party of any obligation of any breach of any term or covenant contained herein shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in any other instances or a waiver of any other condition or breach of any other term or covenant.

         7. Assignment; Successors. This Agreement shall not be assigned by a Party without the prior written consent of the other Party. This Agreement is intended for the exclusive benefit of the Parties and their respective heirs, successors and permitted assigns, and shall not create any rights in or be enforceable by any other Person whomsoever, it being the intention of the Parties that no one shall be deemed to be a third party beneficiary of this Agreement.

         8.       Notices.

         (a) All notices, requests, demands and other communications required or permitted to be given or made hereunder by any Party shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally,
(ii) transmitted by first class registered or certified mail, postage prepaid, return receipt requested, (iii) sent by prepaid overnight courier service or
(iv) sent by telecopy or facsimile transmission, answer back requested, to the Parties at the following addresses (or at such other addresses as shall be specified by the Parties by like notice):

         (a) If to the Partnership:

                      c/o Dorchester Minerals Management GP LLC

                      -----------------------------------

                      -----------------------------------

                      Attention:
                                -------------------------
                      Telefax:
                              ---------------------------

         (b) If to APO:

                      c/o

                      -----------------------------------

                      -----------------------------------

                      Attention:
                                -------------------------
                      Telefax:
                              ---------------------------

         Such notices, requests, demands and other communications shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor or (iii) if sent by telecopy or facsimile transmission, when the answer back is received.

         9. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas. Each of the Parties submits to the jurisdiction of any state or federal court sitting in the State of Texas, County of Dallas, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas, in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding shall be heard and determined only in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to maintenance of any action or proceeding so brought.

         10. Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

         11. Counterparts. This Agreement may be executed by the Parties in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the Parties.


                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                           DORCHESTER MINERALS, L.P.

                           By: Dorchester Minerals Management LP, General
                               Partner

                               By: Dorchester Minerals Management GP LLC,
                                   General Partner

                                   By:
                                      -----------------------------------------


                           -------------------

                           By:                         , General Partner
                              -------------------------

                              By:
                                 ----------------------------------------------